Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 5, dated as of August 10, 2026 (this “Amendment”), to the Second Amended and Restated Senior Secured Credit Agreement dated as of June 28, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”), by and among BLACKSTONE SECURED LENDING FUND, a Delaware statutory trust (the “Borrower”), each of the lenders party thereto (the “Existing Lenders”) and CITIBANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended to, among other things: (i) effect an extension of the Maturity Date with respect to the 2030 Revolving Commitments and the 2030 Term Loans (each as defined in the Existing Credit Agreement), from August 4, 2030 (the “Existing Maturity Date”) to August 10, 2031 (the “Extended Maturity Date”) with respect to the Commitments and Loans of Existing Lenders consenting to such extension and make certain other modifications of the Existing Credit Agreement, in each case as set forth herein; (ii) effect an extension of the Commitment Termination Date with respect to the 2030 Revolving Commitments from August 4, 2029 to August 10, 2030 (the “Extended Commitment Termination Date”); (iii) update Section 6.07(a) (Minimum Shareholders’ Equity); (iv) increase the Revolving Dollar Commitments and/or Revolving Multicurrency Commitments by $45,000,000; and (v) increase the Incremental Term Commitments by $5,000,000;

WHEREAS, the Borrower has requested in the letter, dated August 10, 2026 (the “Increase Request”), from the Borrower to the Administrative Agent that the aggregate amount of the Commitments be increased in the amounts, on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders party hereto and the Administrative Agent hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein (including in the preliminary statements hereto) have the meanings assigned to them in the Existing Credit Agreement or the Amended Credit Agreement (as defined below), as the context requires.

SECTION 2. Extension of Maturity Date and Commitment Termination Date. Effective as of the Amendment Effective Date (as defined below):

(a)         Each Person party hereto whose name is set forth on Schedule I hereto and has a commitment listed under the headings “2031 Revolving Dollar Commitments” or “2031 Revolving Multicurrency Commitments” (each such Person, a “2031 Revolving Lender”) has agreed to (i) extend the existing maturity date of its 2030 Revolving Dollar Commitment (as defined in the Existing Credit Agreement) (the “2031 Revolving Dollar Commitments”) and/or its 2030 Revolving Multicurrency Commitment (as defined in the Existing Credit Agreement) (the “2031 Revolving Multicurrency Commitments”) (and in each case any Revolving Loans in respect thereof) and (ii) extend the existing commitment termination date of its 2030 Revolving Dollar Commitment and/or its 2030 Revolving Multicurrency Commitment, as the case may be, in each case in the amount set forth opposite its name on such Schedule. The maturity date of the 2031 Revolving Dollar Commitments and 2031 Revolving Multicurrency Commitments shall be extended to the Extended Maturity Date. The commitment termination date of the 2031 Revolving Dollar Commitments and 2031 Revolving Multicurrency Commitments shall be extended to the Extended Commitment Termination Date.

(b)         Each Person party hereto whose name is set forth on Schedule I hereto and has a Term Loan listed under the heading “2031 Term Loans” (each such Person, a “2031 Term Lender”, and, together with the 2031 Revolving Lenders, the “2031 Lenders”) has agreed to extend the maturity date of its 2030 Term Loans (the “2031 Term Loans”) in the amount set forth opposite its name on such Schedule. The maturity date of the 2031 Term Loans shall be extended to the Extended Maturity Date.

(c)         The Maturity Date as set forth in the Existing Credit Agreement with respect to the 2027 Revolving Commitments (as defined in the Existing Credit Agreement) shall remain applicable to the Revolving Commitments and Revolving Loans made by each Person whose name appears on Schedule I hereto and has a commitment listed under the headings “2027 Revolving Dollar Commitments” or “2027 Revolving Multicurrency Commitments” (each such Person, a “2027 Revolving Lender”), as the case may be.

SECTION 3. Commitment Increase; Confirmation of Increasing Lenders.

(a)         Pursuant to Section 2.08(f) of the Amended Credit Agreement, each Person listed in Schedule II hereto (each, an “Increasing Lender” and together, the “Increasing Lenders”), hereby severally agrees to provide additional 2031 Revolving Dollar Commitments, 2031 Revolving Multicurrency Commitments or 2031 Term Loans in the amount set forth opposite the name of such Increasing Lender listed in Schedule II hereto, as applicable, pursuant to the instruction of the Administrative Agent, such Commitments or Loans to be effective as of the Amendment Effective Date. The 2031 Revolving Dollar Commitments of the applicable Increasing Lenders shall be subject to the same terms and conditions as the 2031 Revolving Dollar Commitments of the other 2031 Revolving Lenders, and the 2031 Revolving Dollar Loans of the applicable Increasing Lenders shall be subject to the same terms and conditions as the 2031 Revolving Dollar Loans of the other 2031 Revolving Lenders and shall be treated as the same Class as the other 2031 Revolving Dollar Commitments and 2031 Revolving Dollar Loans, as applicable, for purposes of the Amended Credit Agreement and the other Loan Documents. The 2031 Revolving Multicurrency Commitments of the applicable Increasing Lenders shall be subject to the same terms and conditions as the 2031 Revolving Multicurrency Commitments of the other 2031 Revolving Lenders, and the 2031 Revolving Multicurrency Loans of the applicable Increasing Lenders shall be subject to the same terms and conditions as the 2031 Revolving Multicurrency Loans of the other 2031 Revolving Lenders and shall be treated as the same Class as the other 2031 Revolving Multicurrency Commitments and 2031 Revolving Multicurrency Loans, as applicable, for purposes of the Amended Credit Agreement and the other Loan Documents. The 2031 Term Loans of the applicable Increasing Lenders shall be subject to the same terms and conditions as the 2031 Term Loans of the other 2031 Term Lenders and shall be treated as the same Class as the other 2031 Term Loans for purposes of the Amended Credit Agreement and the other Loan Documents (including, without limitation, under Section 2.10(d) of the Amended Credit Agreement). Each Increasing Lender providing additional 2031 Term Loans agrees to make a Term Loan to the Borrower on the Amendment Effective Date in an aggregate principal amount (i) up to but not exceeding such Increasing Lender’s Incremental Term Commitment listed on Schedule II hereto and (ii) that will not result in the total Covered Debt Amount exceeding the Borrowing Base as of the Amendment Effective Date.

(b)         Each Increasing Lender (i) confirms that it has received a copy of the Amended Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own analysis and decisions in taking or not taking action under or based upon the Amended Credit Agreement and the other Loan Documents to which it is a party; and (iii) acknowledges and agrees that, from and after the Amendment Effective Date and subject to the conditions in clause (a) above, the Commitment Increase set forth opposite the name of such Increasing Lender listed in Schedule II hereto shall be included in the 2031 Revolving Dollar Commitments, 2031 Revolving Multicurrency Commitments or the 2031 Term Loans, as the case may be, and the Commitment Increase shall be governed for all purposes by the Amended Credit Agreement and the other Loan Documents.

(c)         On the Amendment Effective Date, the existing Revolving Lenders and the Increasing Lenders shall make and receive payments among themselves, in a manner determined by the Administrative Agent, so that, after giving effect thereto, the Revolving Loans of each Class are held ratably by the Revolving Lenders of such Class in accordance with the respective Revolving Commitments of such Class of such Revolving Lenders (after giving effect to the foregoing transactions). Concurrently therewith, the Revolving Lenders of such Class shall be deemed to have adjusted their participation interests in any outstanding Swingline Loans and Letters of Credit of such Class so that such interests are held ratably in accordance with their Revolving Commitments of such Class as so increased.

(d)         Each of the Lenders party hereto consents to the foregoing transactions and agrees that no amounts shall be required to be paid to such Lender under Section 2.15 of the Amended Credit Agreement in connection with the reallocation described in this Section 3.

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SECTION 4. Amendment of Existing Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 6 below, effective as of the Amendment Effective Date, (a) the Existing Credit Agreement (excluding, except as set forth below, all Schedules and Exhibits thereto) shall without further action be amended in its entirety in the form attached as Exhibit A hereto (the Existing Credit Agreement, as so amended, the “Amended Credit Agreement”) and (b) the Schedules to the Existing Credit Agreement shall without further action be amended in their entirety in the forms attached as Schedule I and Schedule III hereto.

SECTION 5. Representations and Warranties. The Borrower represents and warrants to the Lenders that:

(a)         This Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)         The representations and warranties of the Borrower set forth in the Amended Credit Agreement and in the other Loan Documents are true and correct in all material respects (or, in the case of any portion of the representations and warranties already subject to a materiality qualifier, true and correct in all respects) on and as of the Amendment Effective Date, or, as to any such representation or warranty that refers to a specific date, as of such specific date.

(c)         As of the Amendment Effective Date, no Default or Event of Default has occurred and is continuing.

SECTION 6. Effectiveness of Amendment, Extension and Commitment Increases. This Amendment shall become effective as of the first date (the “Amendment Effective Date”) on which each of the following conditions is satisfied (or such condition shall have been waived in accordance with Section 9.02 of the Amended Credit Agreement):

(a)         Documents. The Administrative Agent shall have received each of the following documents, each of which shall be reasonably satisfactory to the Administrative Agent (and to the extent specified below, to each 2031 Lender) in form and substance:

(i)          Executed Counterparts. From each of the parties hereto (including each 2031 Lender), either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page to this Amendment) that such party has signed a counterpart of this Amendment.

(ii)         Opinion of Counsel to the Obligors. A customary favorable written opinion (addressed to the Administrative Agent and each 2031 Lender dated the Amendment Effective Date) of Dechert LLP, New York counsel for the Obligors.

(iii)        Corporate Documents. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the transactions contemplated hereunder and the execution, delivery and performance of this Amendment and the other Loan Documents to which it is a party and any other legal matters relating to the Borrower, this Amendment or the transactions contemplated hereunder.

(iv)        Officer’s Certificate. A certificate, dated the Amendment Effective Date and signed by the President, a Vice President, the Chief Executive Officer, the Chief Legal Officer and Secretary or a Financial Officer of the Borrower, confirming the accuracy of the representations set forth in Section 5 hereof and compliance with the conditions set forth in the lettered clauses of the first sentence of Section 4.02 of the Amended Credit Agreement.

(v)         Borrowing Base Certificate. A Borrowing Base Certificate as of a date not more than six days prior to the Amendment Effective Date.

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(b)         Certain Payments, Fees and Expenses. The Administrative Agent shall have received evidence that the Borrower has paid or caused to be paid all fees due and payable to each 2031 Lender on the Amendment Effective Date that the Borrower has agreed to pay in connection with this Amendment. The Borrower shall have paid all reasonable and documented out-of-pocket expenses in connection with this Amendment, including the reasonable and documented fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent, in each case, to the extent provided in Section 9.03(a) of the Amended Credit Agreement and for which invoices have been presented prior to the Amendment Effective Date.

(c)         Liens. Results of a recent lien search in each relevant jurisdiction with respect to the Borrower and such search shall reveal no liens on any of the assets of the Borrower except for liens permitted under Section 6.02 of the Amended Credit Agreement or liens to be discharged on or prior to the Amendment Effective Date pursuant to documentation reasonably satisfactory to the Administrative Agent.

(d)         Know Your Customer Documentation. The Administrative Agent and each 2031 Lender shall have received, at least two Business Days prior to the Amendment Effective Date (i) upon the reasonable request of such Lenders at least 10 Business Days prior to the Amendment Effective Date, documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and (ii) to the extent that the Borrower qualifies as a “legal entity customer” under the requirements of the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrower.

The Administrative Agent shall notify the Borrower and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding.

SECTION 7. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent, any Issuing Bank or the Lenders under the Existing Credit Agreement or any other Loan Document, and, except as expressly set forth herein, shall not alter, modify, amend or in any way affect any of the other terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which, as amended hereby, are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document in similar or different circumstances. On and after the Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “herein”, “hereunder”, “hereto”, “hereof” and words of similar import shall, unless the context otherwise requires, refer to the Amended Credit Agreement, and each reference to the Credit Agreement in any other Loan Document shall be deemed to be a reference to the Amended Credit Agreement.

SECTION 8. Counterparts; Electronic Execution. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic means (including .pdf email transmittal) shall be effective as delivery of a manually executed counterpart of this Amendment. Section 9.06(b) of the Existing Credit Agreement shall apply, mutatis mutandis, to this Amendment as if set forth in full herein.

SECTION 9. Governing Law; Consent to Jurisdiction, Etc. The provisions of Sections 9.09 and 9.10 of the Existing Credit Agreement shall apply, mutatis mutandis, to this Amendment as if set forth in full herein. This Amendment shall constitute a “Loan Document” for purposes of the Existing Credit Agreement, the Amended Credit Agreement and the other Loan Documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their authorized officers or representatives as of the date first above written.

BLACKSTONE SECURED LENDING FUND
By:	/s/ Lucie Enns
	Name:	Lucie Enns
	Title:	Chief Legal Officer and Secretary

[Signature Page to Blackstone Secured Lending Fund – Amendment No. 5]

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CITIBANK, N.A., as Administrative Agent and Lender,
By:	/s/ Maureen Maroney
	Name:	Maureen Maroney
	Title:	Vice President

[Signature Page to Blackstone Secured Lending Fund – Amendment No. 5]

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LENDER SIGNATURE PAGE TO
AMENDMENT NO. 5 TO SECOND AMENDED AND RESTATED
SENIOR SECURED CREDIT AGREEMENT
OF BLACKSTONE SECURED LENDING FUND

Name of Institution: Sumitomo Mitsui Banking Corporation

SUMITOMO MITSUI BANKING CORPORATION, as Lender
By:	/s/ Shane Klein
	Name:	Shane Klein
	Title:	Managing Director

[Signature Page to Blackstone Secured Lending Fund – Amendment No. 5]

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LENDER SIGNATURE PAGE TO
AMENDMENT NO. 5 TO SECOND AMENDED AND RESTATED
SENIOR SECURED CREDIT AGREEMENT
OF BLACKSTONE SECURED LENDING FUND

Name of Institution:

MUFG BaNK, LTD., as Lender
By:	/s/ Rajiv Ranjan
	Name:	Rajiv Ranjan
	Title:	Director

[Signature Page to Blackstone Secured Lending Fund – Amendment No. 5]

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LENDER SIGNATURE PAGE TO
AMENDMENT NO. 5 TO SECOND AMENDED AND RESTATED
SENIOR SECURED CREDIT AGREEMENT
OF BLACKSTONE SECURED LENDING FUND

Name of Institution:

STATE STREET BANK AND TRUST, as Lender
By:	/s/ Stephen Lynch
	Name:	Stephen Lynch
	Title:	Vice President

[Signature Page to Blackstone Secured Lending Fund – Amendment No. 5]

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LENDER SIGNATURE PAGE TO
AMENDMENT NO. 5 TO SECOND AMENDED AND RESTATED
SENIOR SECURED CREDIT AGREEMENT
OF BLACKSTONE SECURED LENDING FUND

U.S. Bank National Association

U.S. BANK NATIONAL ASSOCIATION, as Lender
By:	/s/ Kevin Shenoy
	Name:	Kevin Shenoy
	Title:	Senior Vice President

[Signature Page to Blackstone Secured Lending Fund – Amendment No. 5]

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LENDER SIGNATURE PAGE TO
AMENDMENT NO. 5 TO SECOND AMENDED AND RESTATED
SENIOR SECURED CREDIT AGREEMENT
OF BLACKSTONE SECURED LENDING FUND

Name of Institution: WELLS FARGO BANK, NATIONAL ASSOCIATION

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender
By:	/s/ Michael Kusner
	Name:	Michael Kusner
	Title:	Managing Director

[Signature Page to Blackstone Secured Lending Fund – Amendment No. 5]

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LENDER SIGNATURE PAGE TO
AMENDMENT NO. 5 TO SECOND AMENDED AND RESTATED
SENIOR SECURED CREDIT AGREEMENT
OF BLACKSTONE SECURED LENDING FUND

BARCLAYS BANK PLC, as Lender
By:	/s/ Ronnie Glenn
	Name:	Ronnie Glenn
	Title:	Director

[Signature Page to Blackstone Secured Lending Fund – Amendment No. 5]

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LENDER SIGNATURE PAGE TO
AMENDMENT NO. 5 TO SECOND AMENDED AND RESTATED
SENIOR SECURED CREDIT AGREEMENT
OF BLACKSTONE SECURED LENDING FUND

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as Lender
By:	/s/ Lydia Altman
	Name:	Lydia Altman
	Title:	Senior Vice President

[Signature Page to Blackstone Secured Lending Fund – Amendment No. 5]

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LENDER SIGNATURE PAGE TO
AMENDMENT NO. 5 TO SECOND AMENDED AND RESTATED
SENIOR SECURED CREDIT AGREEMENT
OF BLACKSTONE SECURED LENDING FUND

Name of Institution:

GOLDMAN SACHS BANK USA, as Lender
By:	/s/ Dan Starr
	Name:	Dan Starr
	Title:	Authorized Signatory

[Signature Page to Blackstone Secured Lending Fund – Amendment No. 5]

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LENDER SIGNATURE PAGE TO
AMENDMENT NO. 5 TO SECOND AMENDED AND RESTATED
SENIOR SECURED CREDIT AGREEMENT
OF BLACKSTONE SECURED LENDING FUND

Name of Institution:

JPMORGAN CHASE BANK, N.A., as Lender
By:	/s/ Holli Jones
	Name:	Holli Jones
	Title:	Vice President

[Signature Page to Blackstone Secured Lending Fund – Amendment No. 5]

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LENDER SIGNATURE PAGE TO
AMENDMENT NO. 5 TO SECOND AMENDED AND RESTATED
SENIOR SECURED CREDIT AGREEMENT
OF BLACKSTONE SECURED LENDING FUND

Name of Institution:

M&T Bank, as Lender
By:	/s/ EmmaJoy DiFonzo
	Name:	EmmaJoy DiFonzo
	Title:	Analyst

[Signature Page to Blackstone Secured Lending Fund – Amendment No. 5]

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LENDER SIGNATURE PAGE TO
AMENDMENT NO. 5 TO SECOND AMENDED AND RESTATED
SENIOR SECURED CREDIT AGREEMENT
OF BLACKSTONE SECURED LENDING FUND

Name of Institution:

ROYAL BANK OF CANADA, as Lender
By:	/s/ Alex Figueroa
	Name:	Alex Figueroa
	Title:	Authorized Signatory

[Signature Page to Blackstone Secured Lending Fund – Amendment No. 5]

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LENDER SIGNATURE PAGE TO
AMENDMENT NO. 5 TO SECOND AMENDED AND RESTATED
SENIOR SECURED CREDIT AGREEMENT
OF BLACKSTONE SECURED LENDING FUND

Name of Institution:

truist bank, as Lender
By:	/s/ Hays Wood
	Name:	Hays Wood
	Title:	Managing Director

[Signature Page to Blackstone Secured Lending Fund – Amendment No. 5]

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LENDER SIGNATURE PAGE TO
AMENDMENT NO. 5 TO SECOND AMENDED AND RESTATED
SENIOR SECURED CREDIT AGREEMENT
OF BLACKSTONE SECURED LENDING FUND

Name of Institution:

societe generale, as Lender
By:	/s/ Shubhendu Kudaisya
	Name:	Shubhendu Kudaisya
	Title:	Director

[Signature Page to Blackstone Secured Lending Fund – Amendment No. 5]

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LENDER SIGNATURE PAGE TO
AMENDMENT NO. 5 TO SECOND AMENDED AND RESTATED
SENIOR SECURED CREDIT AGREEMENT
OF BLACKSTONE SECURED LENDING FUND

Name of Institution:

BANK OF AMERICA, N.A., as Lender
By:	/s/ Elliot Hartman
	Name:	Elliot Hartman
	Title:	Vice President

[Signature Page to Blackstone Secured Lending Fund – Amendment No. 5]

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LENDER SIGNATURE PAGE TO
AMENDMENT NO. 5 TO SECOND AMENDED AND RESTATED
SENIOR SECURED CREDIT AGREEMENT
OF BLACKSTONE SECURED LENDING FUND

Name of Institution:

CANADIAN IMPERIAL BANK OF COMMERCE, as Lender
By:	/s/ Kathryn Lagroix
	Name:	Kathryn Lagroix
	Title:	Managing Director

[Signature Page to Blackstone Secured Lending Fund – Amendment No. 5]

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LENDER SIGNATURE PAGE TO
AMENDMENT NO. 5 TO SECOND AMENDED AND RESTATED
SENIOR SECURED CREDIT AGREEMENT
OF BLACKSTONE SECURED LENDING FUND

Name of Institution:

raymond james bank, as Lender
By:	/s/ Camilo Rincon
	Name:	Camilo Rincon
	Title:	Vice President

[Signature Page to Blackstone Secured Lending Fund – Amendment No. 5]

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LENDER SIGNATURE PAGE TO
AMENDMENT NO. 5 TO SECOND AMENDED AND RESTATED
SENIOR SECURED CREDIT AGREEMENT
OF BLACKSTONE SECURED LENDING FUND

Name of Institution:

THE BANK OF NEW YORK MELLON, as Lender
By:	/s/ Brian Raeburn
	Name:	Brian Raeburn
	Title:	Senior Vice President

[Signature Page to Blackstone Secured Lending Fund – Amendment No. 5]

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STIFEL BANK & TRUST, as Lender
By:	/s/ Matthew L. Diehl
	Name:	Matthew L. Diehl
	Title:	Senior Vice President

[Signature Page to Blackstone Secured Lending Fund – Amendment No. 5]

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LENDER SIGNATURE PAGE TO
AMENDMENT NO. 5 TO SECOND AMENDED AND RESTATED
SENIOR SECURED CREDIT AGREEMENT
OF BLACKSTONE SECURED LENDING FUND

Name of Institution: Standard Chartered Bank

Standard Chartered Bank, as Lender
By:	/s/ Brendan Heneghan
	Name:	Brendan Heneghan
	Title:	Executive Director, Financing Solutions

[Signature Page to Blackstone Secured Lending Fund – Amendment No. 5]

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LENDER SIGNATURE PAGE TO
AMENDMENT NO. 5 TO SECOND AMENDED AND RESTATED
SENIOR SECURED CREDIT AGREEMENT
OF BLACKSTONE SECURED LENDING FUND

Name of Institution:

PINNACLE BANK, A TENNESSEE BANK D/B/A SYNOVUS BANK, as Lender
By:	/s/ Ricardo Escobedo
	Name:	Ricardo Escobedo
	Title:	Director

[Signature Page to Blackstone Secured Lending Fund – Amendment No. 5]

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EXHIBIT A

Amended Credit Agreement

[Attached]

EXHIBIT A

SECOND AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT

dated as of

June 28, 2022,

as amended by that certain Amendment No. 1, Extension Agreement and Incremental Assumption Agreement, dated as of June 9, 2023, as amended by that certain Amendment No. 2, dated as of June 12, 2024, as amended by that certain Amendment No. 3, dated as of August 6, 2024, as amended by that certain Amendment No. 4, dated as of August 4, 2025, as amended by that certain Amendment No. 5, dated as of August 10, 2026 between

BLACKSTONE SECURED LENDING FUND

The Lenders Party Hereto

and

citiBANK, N.A.
as Administrative Agent

$2,375,000,000

citiBANK, N.A.,
MUFG BANK, LTD.,
SANTANDER BANK, N.A.,
STATE STREET BANK AND TRUST COMPANY AND
SUMITOMO MITSUI BANKING CORPORATION
as Joint Bookrunners and Joint Lead Arrangers

SCHEDULES

Schedule I	Commitments
Schedule II	Material Agreements; Liens
Schedule III	Permitted Indebtedness
Schedule IV	Subsidiaries; Investments
Schedule V	Transactions with Affiliates
Schedule VI	Industry Classification Groups
Schedule VII	Approved Dealer; Approved Pricing Services
Schedule VIII	Excluded Assets
Schedule IX	Issuing Banks
Schedule X	Post-Closing Actions

EXHIBITS

EXHIBIT A	Form of Assignment and Assumption
EXHIBIT B	Form of Borrowing Base Certificate
EXHIBIT C	Form of Borrowing Request
EXHIBIT D	Form of Interest Election Request
EXHIBIT E	Form of Promissory Note

SECOND AMENDED AND RESTATED Senior Secured Credit Agreement dated as of June 28, 2022 (this “Agreement”), among BLACKSTONE SECURED LENDING FUND (f/k/a Blackstone/GSO Secured Lending Fund), the Lenders party hereto, and CITIBANK, N.A., as Administrative Agent.

The Borrower, certain financial institutions party thereto and Citibank, N.A., as administrative agent, are parties to that certain Amended and Restated Senior Secured Credit Agreement dated as of June 30, 2021 (as amended, modified, restated or supplemented immediately prior to the date hereof, the “Existing Credit Agreement”). The Borrower has requested that the Lenders amend and restate the Existing Credit Agreement and provide the credit facilities described herein under this Agreement on the terms specified herein to, inter alia, extend credit to the Borrower in an initial aggregate principal or face amount not exceeding $2,375,000,000 at any one time outstanding. The Lenders are prepared to extend credit on the terms and conditions hereof, and, accordingly, the parties hereto agree as follows:

Article I
Definitions

SECTION 1.01.          Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“2027 Loans” means, collectively, the 2027 Revolving Dollar Loans, the 2027 Revolving Multicurrency Loans and the 2027 Term Loans.

“2027 Revolving Commitment Termination Date” means June 28, 2026.

“2027 Revolving Commitments” means, collectively, the 2027 Revolving Dollar Commitments and the 2027 Revolving Multicurrency Commitments.

“2027 Revolving Dollar Commitment” means, with respect to each 2027 Revolving Dollar Lender, the commitment of such 2027 Revolving Dollar Lender to make Revolving Loans denominated in Dollars hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s 2027 Revolving Dollar Credit Exposure permitted hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.08, (c) reduced from time to time pursuant to Section 2.22 and (d) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s 2027 Revolving Dollar Commitment as of the Fifth Amendment Effective Date is set forth on Schedule I or in the Assignment and Assumption pursuant to which such Lender shall have assumed its 2027 Revolving Dollar Commitment, as applicable. The aggregate amount of the Lenders’ 2027 Revolving Dollar Commitments as of the Fifth Amendment Effective Date is $0.

“2027 Revolving Dollar Commitment Termination Date” means June 28, 2026.

“2027 Revolving Dollar Credit Exposure” means, with respect to any 2027 Revolving Dollar Lender at any time, the sum of the outstanding principal amount of such 2027 Revolving Dollar Lender’s 2027 Revolving Dollar Loans and 2027 Revolving Dollar LC Exposure, at such time made or incurred under the 2027 Revolving Dollar Commitments.

“2027 Revolving Dollar LC Exposure” means a 2027 Revolving Dollar Lender’s LC Exposure under its 2027 Revolving Dollar Commitment.

“2027 Revolving Dollar Lender” means the Persons listed on Schedule I as having 2027 Revolving Dollar Commitments and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption that provides for it to assume a 2027 Revolving Dollar Commitment or to acquire 2027 Revolving Dollar Credit Exposure, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise in accordance with the terms hereof.

“2027 Revolving Dollar Loan” means a Revolving Loan made pursuant to the 2027 Revolving Dollar Commitments.

“2027 Revolving Lenders” means, collectively, the 2027 Revolving Dollar Lenders and the 2027 Revolving Multicurrency Lenders.

“2027 Revolving Multicurrency Commitment” means, with respect to each 2027 Revolving Multicurrency Lender, the commitment of such 2027 Revolving Multicurrency Lender to make Revolving Multicurrency Loans, and to acquire participations in Letters of Credit, denominated in Dollars and in Agreed Foreign Currencies hereunder, expressed as an amount representing the maximum aggregate amount of the Dollar Equivalent of such Lender’s 2027 Revolving Multicurrency Credit Exposure permitted hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.08, (c) reduced from time to time pursuant to Section 2.22 and (d) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The aggregate amount of each Lender’s 2027 Revolving Multicurrency Commitment as of the Fifth Amendment Effective Date is set forth on Schedule I, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its 2027 Revolving Multicurrency Commitment, as applicable. The aggregate amount of the Lenders’ 2027 Revolving Multicurrency Commitments as of the Fifth Amendment Effective Date is $0.

“2027 Revolving Multicurrency Commitment Termination Date” means June 28, 2026.

“2027 Revolving Multicurrency Credit Exposure” means, with respect to any 2027 Revolving Multicurrency Lender at any time, the sum of the outstanding principal amount of such 2027 Revolving Multicurrency Lender’s 2027 Revolving Multicurrency Loans, 2027 Revolving Multicurrency LC Exposure and Swingline Exposure, at such time made or incurred under the 2027 Revolving Multicurrency Commitments.

“2027 Revolving Multicurrency LC Exposure” means a 2027 Revolving Multicurrency Lender’s LC Exposure under its 2027 Revolving Multicurrency Commitment.

“2027 Revolving Multicurrency Lender” means the Persons listed on Schedule I as having 2027 Revolving Multicurrency Commitments and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption that provides for it to assume a 2027 Revolving Multicurrency Commitment or to acquire 2027 Revolving Multicurrency Credit Exposure, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise in accordance with the terms hereof.

“2027 Revolving Multicurrency Loan” means a Revolving Loan made pursuant to the 2027 Revolving Multicurrency Commitments.

“2027 Term Lender” means, at any time, a Term Lender that has a 2027 Term Loan at such time.

“2027 Term Loan” means a Term Loan that was made to the Borrower on the Effective Date having a Maturity Date of June 28, 2027, and that was not extended pursuant to the First Amendment or Section 2.22(c).

“2031 Loans” means, collectively, the 2031 Revolving Dollar Loans, the 2031 Revolving Multicurrency Loans and the 2031 Term Loans.

“2031 Revolving Commitment Termination Date” means August 10, 2030.

“2031 Revolving Commitments” means, collectively, the 2031 Revolving Dollar Commitments and the 2031 Revolving Multicurrency Commitments.

“2031 Revolving Dollar Commitment” means, with respect to each 2031 Revolving Dollar Lender, the commitment of such 2031 Revolving Dollar Lender to make Revolving Loans denominated in Dollars hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s 2031 Revolving Dollar Credit Exposure permitted hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.08, (c) increased from time to time pursuant to Section 2.22 and (d) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s 2031 Revolving Dollar Commitment as of the Fifth Amendment Effective Date is set forth on Schedule I or in the Assignment and Assumption pursuant to which such Lender shall have assumed its 2031 Revolving Dollar Commitment, as applicable. The aggregate amount of the Lenders’ 2031 Revolving Dollar Commitments as of the Fifth Amendment Effective Date is $352,500,000.

“2031 Revolving Dollar Commitment Termination Date” means August 10, 2030.

“2031 Revolving Dollar Credit Exposure” means, with respect to any 2031 Revolving Dollar Lender at any time, the sum of the outstanding principal amount of such 2031 Revolving Dollar Lender’s 2031 Revolving Dollar Loans and 2031 Revolving Dollar LC Exposure, at such time made or incurred under the 2031 Revolving Dollar Commitments.

“2031 Revolving Dollar LC Exposure” means a 2031 Revolving Dollar Lender’s LC Exposure under its 2031 Revolving Dollar Commitment.

“2031 Revolving Dollar Lender” means the Persons listed on Schedule I as having 2031 Revolving Dollar Commitments and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption that provides for it to assume a 2031 Revolving Dollar Commitment or to acquire 2031 Revolving Dollar Credit Exposure, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise in accordance with the terms hereof.

“2031 Revolving Dollar Loan” means a Revolving Loan made pursuant to the 2031 Revolving Dollar Commitments.

“2031 Revolving Lenders” means, collectively, the 2031 Revolving Dollar Lenders and the 2031 Revolving Multicurrency Lenders.

“2031 Revolving Multicurrency Commitment” means, with respect to each 2031 Revolving Multicurrency Lender, the commitment of such 2031 Revolving Multicurrency Lender to make Revolving Loans, and to acquire participations in Letters of Credit, denominated in Dollars and in Agreed Foreign Currencies hereunder, expressed as an amount representing the maximum aggregate amount of the Dollar Equivalent of such Lender’s 2031 Revolving Multicurrency Credit Exposure permitted hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.08, (c) increased from time to time pursuant to Section 2.22 and (d) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The aggregate amount of each Lender’s 2031 Revolving Multicurrency Commitment as of the Fifth Amendment Effective Date is set forth on Schedule I, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its 2031 Revolving Multicurrency Commitment, as applicable. The aggregate amount of the Lenders’ 2031 Revolving Multicurrency Commitments as of the Fifth Amendment Effective Date is $1,584,000,000.

“2031 Revolving Multicurrency Commitment Termination Date” means August 10, 2030.

“2031 Revolving Multicurrency Credit Exposure” means, with respect to any 2031 Revolving Multicurrency Lender at any time, the sum of the outstanding principal amount of such 2031 Revolving Multicurrency Lender’s 2031 Revolving Multicurrency Loans, 2031 Revolving Multicurrency LC Exposure and Swingline Exposure, at such time made or incurred under the 2031 Revolving Multicurrency Commitments.

“2031 Revolving Multicurrency LC Exposure” means a 2031 Revolving Multicurrency Lender’s LC Exposure under its 2031 Revolving Multicurrency Commitment.

“2031 Revolving Multicurrency Lender” means the Persons listed on Schedule I as having 2031 Revolving Multicurrency Commitments and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption that provides for it to assume a 2031 Revolving Multicurrency Commitment or to acquire 2031 Revolving Multicurrency Credit Exposure, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise in accordance with the terms hereof.

“2031 Revolving Multicurrency Loan” means a Revolving Loan made pursuant to the 2031 Revolving Multicurrency Commitments.

“2031 Term Lender” means, at any time, a Term Lender that has a 2031 Term Loan at such time.

“2031 Term Loan” means a Term Loan that was made to the Borrower on the Effective Date that, pursuant to the Fifth Amendment, has a Maturity Date of August 10, 2031.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans constituting such Borrowing are, denominated in Dollars and bearing interest at a rate determined by reference to the Alternate Base Rate.

“ABR Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR Rate”.

“Additional Debt Amount” means, as of any date, the greater of (a) $50,000,000 and (b) an amount equal to 5% of Shareholders’ Equity; provided that, in the case of an incurrence of Shorter Term Unsecured Indebtedness under Section 6.01(g) pursuant to this clause (b), the amount available under this clause (b) shall be decreased by the aggregate amount of Shorter Term Unsecured Indebtedness incurred under Section 6.01(i) and outstanding at such time.

“Adjusted Term CORRA Rate” means, with respect to any Term CORRA Borrowing for any Interest Period, an interest rate per annum equal to (a) Term CORRA for such Interest Period plus (b) (i) 0.29547%, in the case of an Interest Period of one month or (ii) 0.32138%, in the case of an Interest Period of three months; provided that if the Adjusted Term CORRA Rate as so determined shall be less than zero, then the Adjusted Term CORRA Rate shall be deemed to be zero.

“Adjusted Term SOFR Rate” means with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period plus (b) the Term SOFR Adjustment; provided, that, if the Adjusted Term SOFR Rate shall be less than zero (0.00%), such rate shall be deemed to be zero (0.00%) for purposes of this Agreement and the other Loan Documents.

“Administrative Agent” means Citibank, N.A., in its capacity as administrative agent for the Lenders hereunder.

“Administrative Agent’s Account” means, for each Currency, an account in respect of such Currency designated by the Administrative Agent in a notice to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance Rate” has the meaning assigned to such term in Section 5.13.

“Advisor” means Blackstone Credit BDC Advisors LLC (f/k/a GSO Asset Management LLC) or any Affiliate of Blackstone Credit BDC Advisors LLC that is organized under the laws of a jurisdiction located in the United States of America and in the business of managing or advising clients.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one (1) or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Anything herein to the contrary notwithstanding, the term “Affiliate” shall not include any Person that constitutes an Investment held by such specified Person in the ordinary course of business.

“Affiliate Agreement” means the Amended and Restated Investment Advisory Agreement, dated and effective as of October 18, 2021, by and between the Borrower and the Advisor.

“Agreed Foreign Currency” means, at any time, any of CAD, GBP, EUR, AUD, CHF, JPY and, with the agreement of each Revolving Multicurrency Lender and Multicurrency Issuing Bank, any other Foreign Currency, so long as, in respect of any such specified Foreign Currency or other Foreign Currency, at such time (a) such Foreign Currency is dealt with in the London interbank deposit market, or in the case of CAD or AUD, the relevant local market for obtaining quotations, and (b) no central bank or other governmental authorization in the country of issue of such Foreign Currency (including, in the case of the Euro, any authorization by the European Central Bank) is required to permit use of such Foreign Currency by any Revolving Multicurrency Lender for making any Revolving Multicurrency Loan hereunder or to permit any Issuing Bank to issue (or to make payment under) any Letter of Credit denominated in such Foreign Currency and/or to permit the Borrower to borrow and repay the principal thereof and to pay the interest thereon (or to repay any LC Disbursement under a Letter of Credit denominated in such Foreign Currency), unless such authorization has been obtained and is in full force and effect.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1.00% and (c) the Adjusted Term SOFR Rate on such day for a deposit in Dollars with a maturity of one (1) month plus 1.00%. Notwithstanding the foregoing, if the Alternate Base Rate, determined as set forth above, shall be less than zero (0.00%), such rate shall be deemed to be zero (0.00%) for purposes of this Agreement. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Term SOFR Rate, respectively. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain a quotation in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14, then the Alternate Base Rate shall be determined without reference to clause (c) above.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to money laundering, bribery or corruption, including the United Kingdom Bribery Act 2010 and the U.S. Foreign Corrupt Practices Act of 1977.

“Applicable Currencies” means Dollars and each Agreed Foreign Currency.

“Applicable Margin” means, for any day from and after the Fifth Amendment Effective Date, (a) with respect to the 2027 Loans, (i) if the Gross Borrowing Base (as of the most recently delivered Borrowing Base Certificate) is equal to or greater than 1.6 times the Combined Revolving Debt Amount, (A) with respect to any ABR Loan, 0.75%, (B) in the case of any Term Benchmark Loan, 1.75%, (C) in the case of any Eurocurrency Loan, 1.75% and (D) in the case of any RFR Loan, 1.75%, (ii) if the Gross Borrowing Base (as of the most recently delivered Borrowing Base Certificate) is less than 1.6 times the Combined Revolving Debt Amount, (A) with respect to any ABR Loan, 0.875%, (B) in the case of any Term Benchmark Loan, 1.875%, (C) in the case of any Eurocurrency Loan, 1.875% and (D) in the case of any RFR Loan, 1.875%, and (iii) with respect to the commitment fees payable under Section 2.11(a) hereunder, 0.375% and (b) with respect to the 2031 Loans, (i) if the Gross Borrowing Base (as of the most recently delivered Borrowing Base Certificate) is equal to or greater than 2.0 times the Combined Revolving Debt Amount, (A) with respect to any ABR Loan, 0.525%, (B) in the case of any Term Benchmark Loan, 1.525%, (C) in the case of any Eurocurrency Loan, 1.525% and (D) in the case of any RFR Loan, 1.525%, (ii) if the Gross Borrowing Base (as of the most recently delivered Borrowing Base Certificate) is less than 2.0 and equal to or greater than 1.6 times the Combined Revolving Debt Amount, (A) with respect to any ABR Loan, 0.650%, (B) in the case of any Term Benchmark Loan, 1.650%, (C) in the case of any Eurocurrency Loan, 1.650% and (D) in the case of any RFR Loan, 1.650%, (iii) if the Gross Borrowing Base (as of the most recently delivered Borrowing Base Certificate) is less than 1.6 times the Combined Revolving Debt Amount, (A) with respect to any ABR Loan, 0.775%, (B) in the case of any Term Benchmark Loan, 1.775%, (C) in the case of any Eurocurrency Loan, 1.775% and (D) in the case of any RFR Loan, 1.775% and (iv) with respect to the commitment fees payable under Section 2.11(a) hereunder, 0.325%. Any change in the Applicable Margin due to a change in the ratio of the Gross Borrowing Base to the Combined Revolving Debt Amount as set forth in any Borrowing Base Certificate shall be effective from and including the day immediately succeeding the date of delivery of such Borrowing Base Certificate; provided that if any Borrowing Base Certificate has not been delivered in accordance with Section 5.01(d), then from and including the day immediately succeeding the date on which such Borrowing Base Certificate was required to be delivered, the Applicable Margin shall be the Applicable Margin set forth in (x) with respect to the 2027 Loans, clause (a)(ii) above and (y) with respect to the 2031 Loans, clause (b)(iii) above to and including the date on which the required Borrowing Base Certificate is delivered.

“Applicable Percentage” means, with respect to any Lender, the percentage of the aggregate Term Loans and total Revolving Commitments represented by such Lender’s Term Loans and Revolving Commitments. If any Revolving Commitments have terminated or expired, the Applicable Percentages previously based on such Revolving Commitments shall be determined based upon the existing Revolving Credit Exposure.

“Applicable Revolving Dollar Percentage” means, with respect to any Revolving Dollar Lender, the percentage of the total Revolving Dollar Commitments represented by such Lender’s Revolving Dollar Commitment. If any Revolving Dollar Commitments have terminated or expired, the Applicable Revolving Dollar Percentages shall be determined based upon the Revolving Dollar Commitments most recently in effect, giving effect to any assignments.

“Applicable Revolving Multicurrency Percentage” means, with respect to any Revolving Multicurrency Lender, the percentage of the total Revolving Multicurrency Commitments represented by such Lender’s Revolving Multicurrency Commitment. If any Revolving Multicurrency Commitments have terminated or expired, the Applicable Revolving Multicurrency Percentages shall be determined based upon the Revolving Multicurrency Commitments most recently in effect, giving effect to any assignments.

“Approved Dealer” means (a) in the case of any Portfolio Investment that is not a U.S. Government Security, a bank or a broker-dealer registered under the Securities Exchange Act of 1934 of nationally recognized standing or an Affiliate thereof, (b) in the case of a U.S. Government Security, any primary dealer in U.S. Government Securities, and (c) in the case of any foreign Portfolio Investment, any foreign broker-dealer of internationally recognized standing or an Affiliate thereof, in the case of each of clauses (a), (b) and (c) above, as set forth on Schedule VII or any other bank or broker-dealer acceptable to the Administrative Agent in its reasonable determination.

“Approved Pricing Service” means a pricing or quotation service as set forth in Schedule VII or any other pricing or quotation service approved by the Advisor (so long as it has the necessary delegated authority) or the board of trustees (or the appropriate committee thereof with the necessary delegated authority) of the Borrower and designated in writing to the Administrative Agent (which designation, if approved by the board of trustees of the Borrower, shall be accompanied by a copy of a resolution of the board of trustees of the Borrower (or the appropriate committee thereof with the necessary delegated authority) that such pricing or quotation service has been approved by the Borrower).

“Approved Third Party Appraiser” means each of (a) Murray, Devine & Co., (b) Houlihan Lokey Howard & Zukin Inc., (c) Lincoln International LLC (formerly known as Lincoln Partners LLC), (d) Duff & Phelps Corporation, (e) Valuation Research Corporation, (f) Alvarez & Marsal and (g) any other third party appraiser selected by the Borrower in its reasonable discretion.

“Asset Coverage Ratio” means the ratio, determined on a consolidated basis, without duplication, in accordance with GAAP, of (a) the value of total assets of the Borrower and its Subsidiaries, less all liabilities and indebtedness not represented by Senior Securities, to (b) the aggregate amount of Senior Securities representing indebtedness in each case, of the Borrower and its Subsidiaries (all as determined pursuant to the Investment Company Act in effect on the Fifth Amendment Effective Date and any orders, declarations, opinions, relief or letters issued by the SEC or any other government or regulatory authority). The calculation of the Asset Coverage Ratio shall be made in accordance with any exemptive order issued by the SEC under Section 6(c) of the Investment Company Act relating to the exclusion of any Indebtedness of any SBIC Subsidiary from the definition of Senior Securities only so long as (a) such order is in effect, and (b) no obligations have become due and owing pursuant to the terms of any Permitted SBIC Guarantee to which the Borrower or any other Obligor is a party. The outstanding utilized notional amount of any total return swap and the notional amount of any Credit Default Swap where an Obligor is a protection seller, in each case less the value of the margin posted by the Borrower or any of its Subsidiaries thereunder at such time shall be treated as a Senior Security of the Borrower for the purposes of calculating the Asset Coverage Ratio with respect to the Borrower.

“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or such other form as is reasonably acceptable to the Administrative Agent and the Borrower.

“Assuming Lender” has the meaning assigned to such term in Section 2.08(f).

“AUD” and “A$” denote the lawful currency of The Commonwealth of Australia.

“AUD Rate” means, with respect to any Interest Period, (a) the average bid reference rate administered by the Australian Financial Markets Association (or any other Person that takes over the administration of such rate) for AUD bills of exchange with a tenor equal in length to such Interest Period as displayed on page BBSY of the Bloomberg screen (or, in the event such rate does not appear on such Bloomberg page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) at or about 11:00 a.m. (Sydney, Australia time) on the first day of such Interest Period (the “AUD Screen Rate”). If the AUD Rate shall be less than zero (0.00%), the AUD Rate shall be deemed to be zero (0.00%) for purposes of this Agreement.

“AUD Screen Rate” has the meaning specified in the definition of “AUD Rate”.

“Availability Period” means, with respect to any Revolving Commitments, the period from and including the Fifth Amendment Effective Date to but excluding the earlier of the applicable Commitment Termination Date for such Revolving Commitments and the applicable date of termination of such Revolving Commitments.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Applicable Currency, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.13(e).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act of 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Basel III” means the agreements on capital requirements, leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision on 16 December 2010, each as amended, supplemented or restated.

“Benchmark” means, initially, with respect to any (a) Term Benchmark Loan, the Term SOFR Reference Rate, (b) RFR Loan, the applicable Daily Simple RFR, and (c) Eurocurrency Loan, the Relevant Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate, such Daily Simple RFR or such Relevant Rate, as applicable, then “Benchmark” means the applicable Benchmark Replacement for such Applicable Currency to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.13(b).

“Benchmark Replacement” means, for any Available Tenor, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the Applicable Currency with the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the Applicable Currency at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than zero (0.00%), the Benchmark Replacement will be deemed to be zero (0.00%) for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then current Benchmark for an Applicable Currency with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor and currency giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the Applicable Currency in the U.S. syndicated loan market.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to any then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); and

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), including the Board or the NYFRB, as applicable, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Blackstone Secured Lending Fund, a Delaware statutory trust (f/k/a Blackstone/GSO Secured Lending Fund).

“Borrowing” means (a) all ABR Loans of the same Class and Type made, converted or continued on the same date, (b) all Term Benchmark Loans of the same Class and Type that have the same Interest Period, (c) all Eurocurrency Loans of the same Class and Type denominated in the same Currency that have the same Interest Period, (d) all RFR Loans of the same Class and Type denominated in the same Currency, (e) a Pro-Rata Borrowing and/or (f) a Swingline Loan, as applicable.

“Borrowing Base” has the meaning assigned to such term in Section 5.13.

“Borrowing Base Certificate” means a certificate of a Financial Officer of the Borrower, substantially in the form of Exhibit B or such other form as is reasonably acceptable to the Administrative Agent and appropriately completed.

“Borrowing Base Deficiency” means, at any date on which the same is determined, the amount, if any, that (a) the aggregate Covered Debt Amount as of such date exceeds (b) the Borrowing Base as of such date.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 substantially in the form of Exhibit C or such other form as is reasonably acceptable to the Administrative Agent.

“Borrowing Value” means, as of any date, the sum of the products obtained by multiplying (i) the Value of each Portfolio Investment in the Borrowing Base and (ii) the applicable Advance Rate for such Portfolio Investment. With respect to any limitation set forth in Section 5.13 that is based on Borrowing Value, such Borrowing Value shall be determined after giving effect to the portfolio limitations and valuation criteria specified in Section 5.13 (other than any adjustment required pursuant to paragraphs (d), (e) and (h) thereof). For the avoidance of doubt, (a) to avoid double-counting of excess concentrations, any Advance Rate reductions set forth in Section 5.13 shall be without duplication of any other such Advance Rate reductions and (b) to the extent the Borrowing Value is required to be reduced to comply with Section 5.13, the Borrower shall be permitted to choose the Portfolio Investments to be excluded from the Borrowing Value to effect such reduction.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (a) when used in connection with a Loan denominated in GBP, the term “Business Day” shall also exclude any day on which commercial banks are not open for business in London, (b) when used in relation to Loans denominated in CAD or in relation to the calculation or computation of Term CORRA, the term “Business Day” shall also exclude any day on which commercial banks are not open for business in Toronto, (c) when used in relation to Loans denominated in Euros or in relation to the calculation or computation of the EURIBO Rate, the term “Business Day” shall also exclude any day that is not a TARGET Day, (d) when used in relation to RFR Loans or any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the Applicable Currency of such RFR Loan, the term “Business Day” shall also exclude any day that is not an RFR Business Day and (e) with respect to any date for the payment or purchase of, or the fixing of an interest rate in relation to, a Loan denominated in any other Agreed Foreign Currency, the term “Business Day” shall also exclude any day on which commercial banks are not open for international business in the Principal Financial Center of the country of that currency.

“CAD” and “C$” denote the lawful currency of Canada.

“Canadian Prime Rate” means, on any day, the annual rate of interest equal to the greater of: (a) the annual rate of interest determined from time to time by the Administrative Agent as its prime rate in effect at its principal office in Toronto, Ontario (or such other office selected by the Administrative Agent in which its Canadian lending operations are conducted) on such day for interest rates on CAD-denominated commercial loans made in Canada; and (b) the sum of (i) the yearly interest rate to which the one (1) month Term CORRA is equivalent in effect on such day and (ii) 1.0%; provided that, if such rate shall be less than zero (0.00%), such rate shall be deemed to be zero (0.00%).

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. Notwithstanding any other provision contained herein, any change in GAAP after December 15, 2018 that would require an operating lease to be treated similar to a capital lease shall not be given effect hereunder.

“Cash” means any immediately available funds in Dollars or in any currency other than Dollars which is a freely convertible currency.

“Cash Equivalents” means investments (other than Cash) that are one (1) or more of the following obligations:

(a)         U.S. Government Securities, in each case maturing within one (1) year from the date of acquisition thereof;

(b)         investments in commercial paper or other short-term corporate obligations maturing within two hundred seventy (270) days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s;

(c)         investments in certificates of deposit, banker’s acceptances and time deposits maturing within one hundred eighty (180) days from the date of acquisition thereof (i) issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof or under the laws of the jurisdiction or any constituent jurisdiction thereof of any Agreed Foreign Currency, provided that such certificates of deposit, banker’s acceptances and time deposits are held in a securities account (as defined in the Uniform Commercial Code) through which the Collateral Agent can perfect a security interest therein and (ii) having, at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s;

(d)         fully collateralized repurchase agreements with a term of not more than thirty (30) days from the date of acquisition thereof for U.S. Government Securities and entered into with (i) a financial institution satisfying the criteria described in clause (c) of this definition or (ii) an Approved Dealer having (or being a member of a consolidated group having) at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s;

(e)         a Reinvestment Agreement;

(f)          money market funds that have, at all times, credit ratings of “Aaa” and “MR1+” by Moody’s and “AAAm” or “AAAM-G” by S&P, respectively; and

(g)         any of the following offered by the Custodian (or other entity acting in a similar capacity with respect to the Borrower) (I) money market deposit accounts, (II) eurodollar time deposits, (III) commercial eurodollar sweep services or (IV) open commercial paper services, in each case having, at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s and maturing not later than two hundred seventy (270) days from the date of acquisition thereof, provided, that (i) in no event shall Cash Equivalents include any obligation that provides for the payment of interest alone (for example, interest-only securities or “IOs”); (ii) if any of Moody’s or S&P changes its rating system, then any ratings included in this definition shall be deemed to be an equivalent rating in a successor rating category of Moody’s or S&P, as the case may be; (iii) Cash Equivalents (other than U.S. Government Securities, certificates of deposit or repurchase agreements) shall not include any such investment representing more than 10% of total assets of the Obligors in any single issuer; and (iv) in no event shall Cash Equivalents include any obligation that is not denominated in Dollars or an Agreed Foreign Currency.

“Central Bank Rate” means (a) for any Loan denominated in GBP, a rate per annum equal to the “Bank Rate” published by the SONIA Administrator on the SONIA Administrator’s Website from time to time, (b) for any Loan denominated in CHF, the policy rate of the SARON Administrator on the SARON Administrator’s Website and (c) for any Loan denominated in JPY, the short-term interest rate of the TONAR Administrator on the TONAR Administrator’s Website.

“Central Bank Rate Adjustment” means, with respect to the Central Bank Rate prevailing at the close of business on any RFR Business Day (a) for any Loan denominated in GBP, the 20% trimmed arithmetic mean (calculated by the Administrative Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Business Days for which SONIA is available, (b) for any Loan denominated in CHF, the 20% trimmed arithmetic mean (calculated by the Administrative Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Business Days for which SARON is available and (c) for any Loan denominated in JPY, the 20% trimmed arithmetic mean (calculated by the Administrative Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Business Days for which TONAR is available.

“Central Bank Rate Spread” means, with respect to any RFR Business Day (a) for Loans denominated in GBP, the difference (expressed as a percentage rate per annum) (calculated by the Administrative Agent) between: (i) SONIA for that RFR Business Day and (ii) the Central Bank Rate prevailing at the close of business on that RFR Business Day, (b) for Loans denominated in CHF, the difference (expressed as a percentage rate per annum) (calculated by the Administrative Agent) between: (i) SARON for that RFR Business Day and (ii) the Central Bank Rate prevailing at the close of business on that RFR Business Day and (c) for Loans denominated in JPY, the difference (expressed as a percentage rate per annum) (calculated by the Administrative Agent) between: (i) TONAR for that RFR Business Day and (ii) the Central Bank Rate prevailing at the close of business on that RFR Business Day.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the Fifth Amendment Effective Date), of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower or (b) the acquisition of direct or indirect Control of the Borrower by any Person or group other than the Advisor.

“Change in Law” means (a) the adoption of any law, rule or regulation after the Fifth Amendment Effective Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Fifth Amendment Effective Date or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Fifth Amendment Effective Date; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”.

“CHF” and “Swiss Francs” denote the lawful currency of the Swiss Confederation.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are Term Loans or Revolving Loans and, (a) in the case of a Term Loan, whether such Loan is an Initial Term Loan or an Incremental Term Loan (and each Incremental Term Loan funded on a different Commitment Increase Date may be treated as its own Class), as applicable, and (b) in the case of a Revolving Loan, whether such Loan is a, or the Loans constituting such Borrowing are, Revolving Dollar Loan(s), Revolving Multicurrency Loan(s) or Swingline Loan(s), as applicable; when used in reference to any Lender, refers to whether such Lender is a Term Lender or a Revolving Lender and, (x) in the case of any Term Lender, whether such Lender is an Initial Term Lender or an Incremental Term Lender (and each Incremental Term Lender funding Incremental Term Loans on a different Commitment Increase Date may be treated as its own Class), and (y) in the case of any Revolving Lender, whether such Lender is a Revolving Dollar Lender or a Revolving Multicurrency Lender; and, when used in reference to any Commitment, refers to whether such Commitment is a Term Commitment or Revolving Commitment and, (1) in the case of any Term Commitment, whether such Commitment is an Incremental Term Commitment (and each Incremental Term Commitment with respect to Incremental Term Loans funded on a different Commitment Increase Date to be treated as its own Class), and (2) in the case of any Revolving Commitment, whether such Commitment is a Revolving Dollar Commitment or a Revolving Multicurrency Commitment and, when used in reference to any LC Exposure, refers to whether such LC Exposure is a Dollar LC Exposure or a Multicurrency LC Exposure. Unless otherwise specified herein or the context requires otherwise, (x) the 2027 Revolving Dollar Commitments and the 2031 Revolving Dollar Commitments shall constitute a single Class, (y) the 2027 Revolving Multicurrency Commitments and the 2031 Revolving Multicurrency Commitments shall constitute a single Class and (z) the 2027 Term Loans and the 2031 Term Loans shall constitute a single Class.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning assigned to such term in the Guarantee and Security Agreement.

“Collateral Agent” means Citibank, N.A. in its capacity as Collateral Agent under the Guarantee and Security Agreement, and includes any successor Collateral Agent thereunder.

“Collateral Pool” means, at any time, each Portfolio Investment that has been Delivered (as defined in the Guarantee and Security Agreement) to the Collateral Agent and is subject to the Lien of the Guarantee and Security Agreement, and then only for so long as such Portfolio Investment continues to be Delivered as contemplated therein and in which the Collateral Agent has a first-priority perfected Lien as security for the Secured Obligations (subject to any Lien permitted by Section 6.02 hereof), provided that in the case of any Portfolio Investment in which the Collateral Agent has a first-priority perfected (subject to Permitted Liens) security interest pursuant to a valid Uniform Commercial Code filing, such Portfolio Investment may be included in the Collateral Pool so long as all remaining actions to complete “Delivery” are satisfied in full within the longest period of (i) seven (7) days of such inclusion, (ii) as provided for herein or in the Guarantee and Security Agreement and (iii) as the Collateral Agent may agree in its reasonable discretion.

“Combined Debt Amount” means, as of any date, (i) the aggregate principal amount of Revolving Commitments as of such date (or, if greater, the Revolving Credit Exposures of all Lenders as of such date) plus (ii) the aggregate outstanding principal amount of Term Loans as of such date plus (iii) the aggregate principal amount of outstanding Designated Indebtedness and, without duplication, unused Designated Indebtedness Commitments (as defined in the Guarantee and Security Agreement).

“Combined Revolving Debt Amount” means, as of any date, an amount equal to the Credit Exposure on such date minus the LC Exposures fully cash collateralized on such date pursuant to Section 2.05(l).

“Commitment” means, collectively, the Term Commitments and the Revolving Commitments.

“Commitment Increase” has the meaning assigned to such term in Section 2.08(f).

“Commitment Increase Date” has the meaning assigned to such term in Section 2.08(f).

“Commitment Termination Date” means (a) with respect to the 2027 Revolving Dollar Commitments, the 2027 Revolving Dollar Commitment Termination Date, (b) with respect to the 2031 Revolving Dollar Commitments, the 2031 Revolving Dollar Commitment Termination Date, (c) with respect to the 2027 Revolving Multicurrency Commitments, the 2027 Revolving Multicurrency Commitment Termination Date and (d) with respect to the 2031 Revolving Multicurrency Commitments, the 2031 Revolving Multicurrency Commitment Termination Date.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Concurrent Transactions” means, with respect to any proposed action or transaction hereunder, (a) any acquisition or sale of Portfolio Investments or other property or assets, (b) any payment of outstanding Loans, cash collateralization of Letters of Credit as contemplated by Section 2.04(l), or payment of other Indebtedness that is included in the Covered Debt Amount, (c) any return of capital or other distribution or receipt of cash from any Investment, (d) any incurrence of Indebtedness and the use of proceeds thereof, and (e) any pro forma adjustments related to any of the actions or transactions described in the foregoing clauses (a) through (d), in each case, (x) that occurs substantially simultaneously with such proposed action or transaction and (y) is evidenced by a current Borrowing Base Certificate delivered by the Borrower.

“Conforming Changes” means, with respect to the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day,” the definition of “Interest Period”, the definition of “U.S. Government Securities Business Day”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.15 and other breakage provisions and other technical, administrative or operational matters) that the Administrative Agent, in consultation with the Borrower, decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent, in consultation with the Borrower, decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Foreign Corporation” means any Subsidiary which is (i) a “controlled foreign corporation” (within the meaning of Section 957 of the Code), (ii) a subsidiary substantially all the assets of which consist of debt or equity in Subsidiaries described in clause (i) of this definition, or (iii) an entity treated as disregarded for U.S. federal income tax purposes that owns more than 65% of the voting stock of a Subsidiary described in clause (i) or (ii) of this definition.

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Debt Amount” means, on any date, without duplication, (a) all of the Credit Exposures of all Lenders on such date plus (b) the aggregate principal amount of outstanding Permitted Indebtedness and Special Longer Term Unsecured Indebtedness on such date plus (c) the aggregate principal amount of outstanding Indebtedness on such date incurred pursuant to Sections 6.01(g) and 6.01(i) minus (d) the LC Exposures fully cash collateralized on such date pursuant to Section 2.05(l) or otherwise backstopped in a manner satisfactory to the relevant Issuing Bank in its sole discretion; provided that the aggregate principal amount of all such Permitted Indebtedness consisting of Unsecured Indebtedness, Special Longer Term Unsecured Indebtedness (other than Excess Special Longer Term Unsecured Indebtedness) and 50% of all such Shorter Term Unsecured Indebtedness (including, for the avoidance of doubt, any Excess Special Longer Term Unsecured Indebtedness) shall be excluded from the calculation of the Covered Debt Amount, in each case, to the extent then outstanding, until the date that is nine (9) months prior to the scheduled maturity date of such Unsecured Indebtedness, Special Longer Term Unsecured Indebtedness or Shorter Term Unsecured Indebtedness (including, for the avoidance of doubt, any Excess Special Longer Term Unsecured Indebtedness), as applicable; provided that to the extent, but only to the extent, any portion of such Unsecured Indebtedness, Special Longer Term Unsecured Indebtedness or Shorter Term Unsecured Indebtedness (including, for the avoidance of doubt, any Excess Special Longer Term Unsecured Indebtedness) is subject to a contractually scheduled amortization payment, other scheduled principal payment or scheduled redemption (other than any conversion into Permitted Equity Interests) earlier than the scheduled maturity date of such Indebtedness, but only to the extent of such portion, such portion shall be included in the calculation of the Covered Debt Amount beginning upon the date that is the later of (i) nine (9) months prior to such scheduled amortization payment, other scheduled principal payment or scheduled redemption and (ii) the date the Borrower becomes aware that such Indebtedness is required to be paid or redeemed. Notwithstanding the foregoing, to the extent that any series of Existing Notes at the time of the incurrence thereof constituted Unsecured Indebtedness, Special Longer Term Unsecured Indebtedness or Shorter Term Unsecured Indebtedness under this Agreement as in effect immediately prior to the occurrence of the Fifth Amendment Effective Date, such series of Existing Notes shall, for purposes of determining the Covered Debt Amount under this Agreement, continue to be treated as Unsecured Indebtedness, Special Longer Term Unsecured Indebtedness or Shorter Term Unsecured Indebtedness, as the case may be.

“Covered Entity” means any of the following:

(i)          a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)         a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)        a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to such term in Section 9.17.

“Credit Default Swap” means any credit default swap entered into as a means to (i) invest in bonds, notes, loans, debentures or securities on a leveraged basis or (ii) hedge the default risk of bonds, notes, loans, debentures or securities.

“Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Term Loans and Revolving Credit Exposure at such time.

“Currency” means Dollars or any Foreign Currency.

“Custodian” means State Street Bank and Trust Company, or any other financial institution mutually agreeable to the Collateral Agent and the Borrower, as custodian holding documentation for Portfolio Investments, and accounts of the Borrower and/or other Obligors holding Portfolio Investments, on behalf of the Borrower and/or such other Obligors or any successor in such capacity pursuant to a Custodian Agreement. The term “Custodian” includes any agent or sub-custodian acting on behalf of the Custodian.

“Custodian Agreement” means (a) the Custodian Agreement, dated as of October 1, 2018, by and between the Borrower and State Street Bank and Trust Company and (b) any other custodian agreement by and among the Borrower, the Custodian and any other parties from time to time party thereto in form and substance substantially similar to the Custodian Agreement described in clause (a) or otherwise reasonably acceptable to the Collateral Agent.

“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal, for any RFR Loan denominated in:

(a)         Dollars, the greater of (a) the sum of (x) SOFR for the day (such day, a “USD RFR Reference Day”) that is five RFR Business Days prior to (i) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (ii) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day; provided that if by 5:00 p.m. (New York City time) on the second (2nd) RFR Business Day immediately following any USD RFR Reference Day, SOFR in respect of such USD RFR Reference Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple RFR for Dollars has not occurred, then SOFR for such USD RFR Reference Day will be SOFR as published in respect of the first preceding RFR Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided further that SOFR as determined pursuant to this proviso shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Interest Days and (y) the Term SOFR Adjustment and (b) 0.00%. Any change in Daily Simple RFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower;

(b)         GBP, the greater of (a) the sum of (x) (I) SONIA for the day (such day, a “GBP RFR Reference Day”) that is five RFR Business Days prior to (i) if such RFR Interest Day is a RFR Business Day, such RFR Interest Day or (ii) if such RFR Interest Day is not a RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day and (II) the SONIA Adjustment, (y) if SONIA is not available for such GBP RFR Reference Day, the interest rate per annum which is the aggregate of (I) the Central Bank Rate for such GBP RFR Reference Day and (II) the applicable Central Bank Rate Adjustment, or (z) if clause (y) applies but the Central Bank Rate for that GBP RFR Reference Day is not available, the interest rate per annum which is the aggregate of (I) the most recent Central Bank Rate for a day which is no more than five RFR Business Days before such GBP RFR Reference Day and (II) the applicable Central Bank Rate Adjustment, and (b) 0.00%. Any change in Daily Simple RFR due to a change in SONIA shall be effective from and including the effective date of such change in SONIA without notice to the Borrower;

(c)         CHF, the greater of (a) the sum of (x) (I) SARON for the day (such day, a “CHF RFR Reference Day”) that is five RFR Business Days prior to (i) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (ii) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day and (II) the SARON Adjustment, (y) if SARON is not available for such CHF RFR Reference Day, the interest rate per annum which is the aggregate of (I) the Central Bank Rate for such CHF RFR Reference Day and (II) the applicable Central Bank Rate Adjustment, or (z) if clause (y) applies but the Central Bank Rate for that CHF RFR Reference Day is not available, the interest rate per annum which is the aggregate of (I) the most recent Central

Bank Rate for a day which is no more than five RFR Business Days before such CHF RFR Reference Day and (II) the Central Bank Rate Adjustment and (b) 0.00%. Any change in Daily Simple RFR due to a change in SARON shall be effective from and including the effective date of such change in SARON without notice to the Borrower; or

(d)         JPY, the greater of (a) the sum of (x) (I) TONAR for the day (such day, a “JPY RFR Reference Day”) that is five RFR Business Days prior to (i) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (ii) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day and (II) the TONAR Adjustment, (y) if TONAR is not available for such JPY RFR Reference Day, the interest rate per annum which is the aggregate of (I) the Central Bank Rate for such JPY RFR Reference Day and (II) the applicable Central Bank Rate Adjustment, or (z) if clause (y) applies but the Central Bank Rate for that JPY RFR Reference Day is not available, the interest rate per annum which is the aggregate of (I) the most recent Central Bank Rate for a day which is no more than five RFR Business Days before such JPY RFR Reference Day and (II) the Central Bank Rate Adjustment and (b) 0.00%. Any change in Daily Simple RFR due to a change in TONAR shall be effective from and including the effective date of such change in TONAR without notice to the Borrower.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within two (2) Business Days of the date required to be funded by it hereunder, unless, in the case of any Loan, such Lender notifies the Administrative Agent and the Borrower in writing that such Lender’s failure is based on such Lender’s reasonable determination that the conditions precedent to funding such Loan under this Agreement have not been met, such conditions have not otherwise been waived in accordance with the terms of this Agreement and such Lender has advised the Administrative Agent and the Borrower in writing (with reasonable detail of those conditions that have not been satisfied) prior to the time at which such funding was to have been made, (b) notified the Borrower, the Administrative Agent, any Issuing Bank, Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s commercially reasonable determination that a condition precedent to funding or extension of credit (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) failed, within two (2) Business Days after request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, unless the subject of a good faith dispute, (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (f) become the subject of a Bail-In Action or has a parent company that has become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Designated Indebtedness” has the meaning assigned to such term in the Guarantee and Security Agreement.

“Designated Subsidiary” means:

1.           An SBIC Subsidiary; or

2.           (a)         (x) BGSL Jackson Hole Funding LLC, BGSL Breckenridge Funding LLC, BGSL Big Sky Funding LLC, BGSL Investments LLC, BXSL Associates GP (Lux) S.à r.l, BXSL Direct Lending (Lux) SCSp, BXSL C-1 LLC, BXSL C-2 Funding LLC, BXSL CLO 2024-1 LLC, BXSL CLO 2024-1 Depositor LLC, BXSL CLO 2025-1 LLC, BXSL June Mountain Funding Depositor LLC, BXSL June Mountain Funding LLC and (y) a direct or indirect Subsidiary of the Borrower or any other Obligor designated by the Borrower as a “Designated Subsidiary” which, in the case of any entity in clause (x) or (y), meets the following criteria:

(i)          to which any Obligor sells, conveys or otherwise transfers (whether directly or indirectly) Cash, Cash Equivalents or one (1) or more Portfolio Investments, which engages in no material activities other than in connection with the holding, purchasing and financing of one (1) or more assets;

(ii)         no portion of the Indebtedness or any other obligations (contingent or otherwise) of such Subsidiary (A) is Guaranteed by any Obligor (other than Guarantees in respect of Standard Securitization Undertakings), (B) is recourse to or obligates any Obligor in any way other than pursuant to Standard Securitization Undertakings or (C) subjects any property of any Obligor (other than property that has been contributed or sold, purported to be sold or otherwise transferred to such Subsidiary or any equity of such Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings or any Guarantee thereof,

(iii)        with which no Obligor has any material contract, agreement, arrangement or understanding with such Subsidiary (excluding customary sale and contribution agreements and master participation agreements) other than on terms no less favorable to such Obligor than those that might be obtained at the time from Persons that are not Affiliates of any Obligor, other than fees payable in the ordinary course of business in connection with servicing receivables or financial assets and pursuant to any Standard Securitization Undertakings, and

(iv)        to which no Obligor has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results, other than pursuant to Standard Securitization Undertakings; or

(b)         a direct or indirect Subsidiary of the Borrower designated by the Borrower as a “Designated Subsidiary” and which satisfies each of the foregoing criteria set forth in clauses (2)(a)(ii), (iii) and (iv).

Any such designation under clauses (2)(a)(y) and 2(b) by the Borrower shall be certified to in a certificate of a Financial Officer delivered to the Administrative Agent, which certificate (i) in the case of a designation of a Subsidiary that is not then a Subsidiary Guarantor, may be incorporated in the certificate required to be delivered pursuant to Section 5.01(c) and (ii) in the case of a designation of a Subsidiary that is then a Subsidiary Guarantor, shall be delivered at the time of such designation, and in each case shall include a statement to the effect that, to the best of such officer’s knowledge, such designation complied with the foregoing conditions set forth in clauses (2)(a)(y) or (2)(b). For the avoidance of doubt, in the case of clause (2)(a)(y), no Subsidiary Guarantor shall be designated as a Designated Subsidiary unless the Borrower shall be in compliance with Section 6.03(d) immediately after giving effect to any such designation. Each Subsidiary of a Designated Subsidiary shall be deemed to be a Designated Subsidiary and shall comply with the foregoing requirements of this definition. The parties hereby agree that the Subsidiaries identified as Designated Subsidiaries on Schedule IV hereto, shall each constitute a Designated Subsidiary so long as they comply with the foregoing requirements of this definition.

“Disqualified Equity Interests” means any Equity Interests of the Borrower that after issuance are subject to any agreement between the holder of such Equity Interests and the Borrower whereby the Borrower is required to purchase, redeem, retire, acquire, cancel or terminate all such Equity Interests at any time prior to the first anniversary of the latest Maturity Date at the time of such issuance, other than (x) as a result of a change of control or asset sale, or (y) in connection with any purchase, redemption, retirement, acquisition, cancellation or termination with, or in exchange for, shares of Equity Interests that are not Disqualified Equity Interests.

“Disqualified Lender” means (i) those Persons that have been identified by the Borrower in writing to the Administrative Agent on or prior to the Fifth Amendment Effective Date, (ii) any Person that is identified by the Borrower in writing to the Administrative Agent and approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed) and (iii) Affiliates of any Person identified in clauses (i) or (ii) above that are either identified in writing to the Administrative Agent by the Borrower from time to time or readily identifiable solely based on the similarity of such Affiliate’s name. The identification of a Disqualified Lender after the Fifth Amendment Effective Date shall not apply to retroactively disqualify any Person that has previously acquired an assignment or participation interest in any Loan or Commitment (or any Person that, prior to such identification, has entered into a bona fide and binding trade for either of the foregoing and has not yet acquired such assignment or participation); provided, that any designation of a Person as a Disqualified Lender shall not be effective until the Business Day after written notice thereof by the Borrower to the Administrative Agent. The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to provide the list of Disqualified Lenders to each Lender requesting the same (so long as such Lender agrees to keep such list confidential).

“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, and (b) if such amount is expressed in a Foreign Currency, the equivalent of such amount in Dollars determined at such time on the basis of the Exchange Rate for the purchase of Dollars with such Foreign Currency at such time.

“Dollar Issuing Bank” means any Issuing Bank identified in Schedule IX (as amended from time to time pursuant to Section 2.08), and its successors in such capacity as provided in Section 2.05(j), that has agreed to issue Letters of Credit under its respective Revolving Dollar Commitment.

“Dollar LC Exposure” means, collectively, the 2027 Revolving Dollar LC Exposure and the 2031 Revolving Dollar LC Exposure.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than a Controlled Foreign Corporation.

“EBITDA” means the consolidated net income of the applicable Person (excluding extraordinary, unusual or non-recurring gains and extraordinary losses (but solely to the extent excluded in the definition of “EBITDA” (or similar defined term used for the purposes contemplated herein) in the relevant agreement relating to the applicable Portfolio Investment)) for the relevant period plus, without duplication, the following to the extent deducted in calculating such consolidated net income in the relevant agreement relating to the applicable Portfolio Investment for such period: (i) consolidated interest charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable for such period, (iii) depreciation and amortization expense for such period, and (iv) such other adjustments included in the definition of “EBITDA” (or similar defined term used for the purposes contemplated herein) in the relevant agreement relating to the applicable Portfolio Investment, provided that such adjustments are usual and customary and substantially comparable to market terms for substantially similar debt of other similarly situated borrowers at the time such relevant agreements are entered into as reasonably determined in good faith by the Borrower.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the “Restatement Effective Date” as defined in the Restatement Agreement.

“Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest. As used in this Agreement, “Equity Interests” shall not include convertible debt unless and until such debt has been converted to capital stock or other Equity Interests.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Sections 412 and 430 of the Code or Sections 302 and 303 of ERISA) applicable to such Plan; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan under Section 4041 of ERISA or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to a withdrawal from a Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, or a complete withdrawal or partial withdrawal (within the meanings of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice from any Multiemployer Plan concerning the imposition of Withdrawal Liability on the Borrower or any ERISA Affiliate or a determination that a Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA).

“Erroneous Payment” has the meaning assigned to such term in Section 8.03(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to such term in Section 8.03(d).

“Erroneous Payment Impacted Class” has the meaning assigned to such term in Section 8.03(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to such term in Section 8.03(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to such term in Section 8.03(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EUR”, “€” and “Euro” denote the single currency of the Participating Member States.

“EURIBO Rate” means, for any Interest Period, in the case of any Eurocurrency Borrowing denominated in Euro, the Euro interbank offered rate administered by the European Money Markets Institute (or any other Person that takes over the administration of such rate) for a term equal to the term of the relevant Interest Period appearing on the Bloomberg screen page (currently EURIBOR01) (or, in the event such rate does not appear on a page of the Bloomberg screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) at approximately 11:00 a.m. (Brussels time), on such date, or if such date is not a Business Day, on the immediately preceding Business Day (the “EURIBO Screen Rate”); provided that, if the EURIBO Rate shall be less than zero (0.00%), the EURIBO Rate shall be deemed to be zero (0.00%).

“EURIBO Screen Rate” has the meaning assigned to such term in the definition of “EURIBO Rate”.

“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to Term CORRA, the EURIBO Rate or the AUD Rate.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excess Special Longer Term Unsecured Indebtedness” means any Special Longer Term Unsecured Indebtedness incurred after the Fifth Amendment Effective Date in excess of $500,000,000 at any one time outstanding.

“Exchange Rate” means, on any day, for purposes of determining the Dollar Equivalent of any amount denominated in a currency other than Dollars, the rate at which such other currency may be exchanged into Dollars at approximately 11:00 a.m. London time on such day as set forth on the Bloomberg World Currency Value Page for such currency. In the event that such rate does not appear on such Bloomberg Page (or on any successor or substitute page), the Exchange Rate shall be determined by reference to such other publicly available information service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such an agreement, the Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. New York City time on such date for the purchase of Dollars with such currency for delivery two (2) Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Asset Lien” has the meaning assigned to such term in Section 6.02(e).

“Excluded Assets” means the entities identified as Excluded Assets in Schedule VIII hereto, any CDO Securities and finance lease obligations, and each Designated Subsidiary, and any similar assets or entities in which any Obligor holds an interest on or after the Fifth Amendment Effective Date, and, in each case, their respective Subsidiaries, unless, in the case of any such asset or entity, the Borrower designates in writing to the Collateral Agent that such asset or entity is not to be an Excluded Asset.

“Excluded Swap Obligation” means, with respect to any Subsidiary Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Subsidiary Guarantor (determined after giving effect to Section 3.11 of the Guarantee and Security Agreement and any other “Keepwell, support or other agreement” for the benefit of such Subsidiary Guarantor) or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one (1) swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on or measured by net income (however denominated), branch profits Taxes, and franchise Taxes, in each case, (i) imposed by the United States of America, or by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) in the case of a Lender or any Issuing Bank, any withholding tax that is imposed on amounts payable to or on account of such Lender or Issuing Bank with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date (i) such Lender or Issuing Bank becomes a party to this Agreement (other than pursuant to an assignment request by the Borrower under Section 2.19(b) or 9.02(d)) or (ii) such Lender or Issuing Bank designates a new lending office, except to the extent that such Lender or Issuing Bank (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a), (c) Taxes attributable to such Lender or Issuing Bank’s failure to comply with Section 2.16(f), (g) or (h), and (d) any United States federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning assigned thereto in the preamble.

“Existing Notes” means the Borrower’s 2.750% unsecured notes due September 2026, the Borrower’s 2.125% unsecured notes due February 2027, the Borrower’s 5.875% unsecured notes due November 2027, the Borrower’s 2.850% unsecured notes due September 2028, the Borrower’s 5.350% unsecured notes due April 2028, the Borrower’s 5.250% unsecured notes due September 2029, the Borrower’s 5.300% unsecured notes due June 2030, the Borrower’s 5.125% unsecured notes due January 2031 and the Borrower’s 5.900% unsecured notes due May 2031.

“Extending Lender” has the meaning assigned to such term in Section 2.22(c).

“Facility Termination Date” means the first date on which (a) the Commitments have expired or been terminated, (b) the principal of and accrued interest on each Loan and all fees and other amounts payable hereunder (other than Unasserted Contingent Obligations) shall have been paid in full, (c) all Letters of Credit shall have (w) expired, (x) terminated, (y) been cash collateralized or (z) otherwise been backstopped in a manner satisfactory to the relevant Issuing Bank in its sole discretion and (d) all LC Disbursements then outstanding shall have been reimbursed.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1.00%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the NYFRB, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1.00%) of the quotations for such day for such transactions received by the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by it. Notwithstanding the foregoing, if the Federal Funds Effective Rate, as determined as provided above, would otherwise be less than zero (0.00%), then the Federal Funds Effective Rate shall be deemed to be zero (0.00%) for purposes of this Agreement.

“Fifth Amendment” means Amendment No. 5, dated as of August 10, 2026, to this Agreement.

“Fifth Amendment Effective Date” means the “Amendment Effective Date”, as defined in the Fifth Amendment.

“Financial Officer” means the chief executive officer, president, chief financial officer, principal accounting officer, chief accounting officer, treasurer, assistant treasurer, controller or assistant controller of the Borrower.

“First Amendment” means the Amendment No. 1, Extension Agreement and Incremental Assumption Agreement, dated as of June 9, 2023, to this Agreement.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to any applicable Benchmark. As of the Fifth Amendment Effective Date, the Floor shall be 0.00% per annum.

“Foreign Currency” means at any time any Currency other than Dollars.

“Foreign Currency Equivalent” means, with respect to any amount in Dollars, the amount of any Foreign Currency that could be purchased with such amount of Dollars using the reciprocal of the foreign exchange rate(s) specified in the definition of the term “Dollar Equivalent”, as determined by the Administrative Agent.

“Foreign Lender” means any Lender or any Issuing Bank that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fourth Amendment” means Amendment No. 4, dated as of August 4, 2025, to this Agreement.

“GAAP” means generally accepted accounting principles in the United States of America.

“GBP”, “£” and “sterling” denote the lawful currency of the United Kingdom.

“GICS” means, as of any date, the most recently published Global Industry Classification Standard.

“GICS Industry Group Classification” means any industry group classification within GICS, as updated and amended from time to time.

“Governmental Authority” means the government of the United States of America, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Gross Borrowing Base” has the meaning assigned to such term in Section 5.13(i).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary indemnification agreements entered into in the ordinary course of business in connection with obligations that do not constitute Indebtedness. The amount of any Guarantee at any time shall be deemed to be an amount equal to the maximum stated or determinable amount of the primary obligation in respect of which such Guarantee is incurred, unless the terms of such Guarantee expressly provide that the maximum amount for which such Person may be liable thereunder is a lesser amount (in which case the amount of such Guarantee shall be deemed to be an amount equal to such lesser amount).

“Guarantee and Security Agreement” means that certain Guarantee and Security Agreement dated as of June 15, 2020, as amended and restated as of June 30, 2021, between the Borrower, the Subsidiary Guarantors, the Administrative Agent, each holder (or a representative or trustee therefor) from time to time of any Designated Indebtedness, and the Collateral Agent.

“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit B to the Guarantee and Security Agreement (or such other form as is reasonably acceptable to the Collateral Agent) between the Collateral Agent and an entity that, pursuant to Section 5.08 is required to, or the Borrower elects to, become a “Subsidiary Guarantor” under the Guarantee and Security Agreement (with such changes as the Collateral Agent and/or the Borrower shall request, consistent with the requirements of Section 5.08).

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange protection agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Immaterial Subsidiary” means any Subsidiary that is not a Significant Subsidiary.

“Increasing Lender” has the meaning assigned to such term in Section 2.08(f)(i).

“Incremental Assumption Agreement” has the meaning assigned to such term in Section 2.08(f)(ii)(B).

“Incremental Term Commitment” means as to each Incremental Term Lender, the obligation of such Lender to make, on and subject to the terms and conditions hereof, an Incremental Term Loan to the Borrower in Dollars pursuant to Section 2.08(f)(ii)(C) in an aggregate principal amount up to but not exceeding the amount set forth in the applicable Incremental Assumption Agreement. The initial amount of each Lender’s Incremental Term Commitment shall be set forth in the applicable Incremental Assumption Agreement, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Incremental Term Commitment, as applicable.

“Incremental Term Lender” means each Lender having an Incremental Term Commitment or, as the case may be, an outstanding Incremental Term Loan.

“Incremental Term Loans” means any term loans made by Incremental Term Lenders to the Borrower pursuant to Section 2.08(f)(ii)(C).

“Indebtedness” of any Person means, without duplication, (a) (i) all obligations of such Person for borrowed money or (ii) with respect to deposits or advances of any kind that are required to be to accounted for under GAAP as a liability on the financial statements of such Person (other than deposits received in connection with a portfolio investment (including Portfolio Investments) of such Person in the ordinary course of such Person’s business (including, but not limited to, any deposits or advances in connection with expense reimbursement, prepaid agency fees, other fees, indemnification, work fees, tax distributions or purchase price adjustments)), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar debt instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable and accrued expenses and trade accounts incurred in the ordinary course of business), (e) all Indebtedness of others secured by any Lien (other than a Lien permitted by Section 6.02(c)) on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (with the amount of such Indebtedness being the lower of the outstanding amount of such debt and the fair market value of the property subject to such Lien), (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing “Indebtedness” shall not include (v) indebtedness of such Person on account of the sale by such Person of the first out tranche of any First Lien Bank Loan (as defined in Section 5.13) that arises solely as an accounting matter under ASC 860, (w) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset or Investment to satisfy unperformed obligations of the seller of such asset or Investment, (x) a commitment arising in the ordinary course of business to make a future portfolio investment (including Portfolio Investments) or fund the delayed draw or unfunded portion of any existing portfolio investment (including Portfolio Investments), (y) any accrued incentive, management or other fees to an investment manager or its affiliates (regardless of any deferral in payment thereof), or (z) non-recourse liabilities for participations sold by any Person in any Bank Loan.

“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Obligor under any Loan Document.

“Independent Valuation Provider” has the meaning assigned to such term in 5.12(b)(iii)(A).

“Industry Classification Group” means (a) any GICS Industry Group Classification set forth in Schedule VI hereto, together with any such group classifications that may be subsequently established by GICS and provided by the Borrower to the Lenders and (b) up to three (3) additional industry group classifications established by the Borrower pursuant to Section 5.12. For the avoidance of doubt, CDO Securities shall be treated as belonging to the “Diversified Financials” Industry Classification Group.

“Initial Term Lender” means each Lender having an outstanding Initial Term Loan.

“Initial Term Loans” means, collectively, the 2027 Term Loans and the 2031 Term Loans.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07 substantially in the form of Exhibit D or such other form as is reasonably acceptable to the Administrative Agent.

“Interest Payment Date” means (a) with respect to any ABR Loan or RFR Loan, each Quarterly Date, (b) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of Term Benchmark Borrowing with an Interest Period of more than three (3) months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three (3) months’ duration after the first day of such Interest Period, and the applicable Maturity Date, (c) with respect to any Eurocurrency Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three (3) months’ duration, each day prior to the last day of such Interest Period that occurs at three (3) month intervals after the first day of such Interest Period, and the applicable Maturity Date and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means, (a) for any Term Benchmark Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one (1), three (3) or six (6) months thereafter and (b) for any Eurocurrency Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one (1), three (3) or (except in the case of Eurocurrency Loans and Borrowings denominated in CAD) six (6) months (or, with the consent of each Lender, twelve (12) months); provided, in each case, that (i) any Interest Period with respect to any Loan or Borrowing made or continued on the Fifth Amendment Effective Date may be a shorter period as agreed by the Administrative Agent, (ii) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (iii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iv) no tenor that has been removed from this definition pursuant to Section 2.13(e) shall be available unless or until it is reinstated pursuant to Section 2.13(e). For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan, and the date of a Borrowing comprising Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loans.

“Investment” means, for any Person: (a) Equity Interests, bonds, notes, debentures or other securities of any other Person or any agreement to acquire any Equity Interests, bonds, notes, debentures or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) deposits, advances, loans or other extensions of credit made to any other Person (including purchases of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person); or (c) Hedging Agreements, Credit Default Swaps and total return swaps.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time.

“Investment Policies” has the meaning assigned to such term in Section 3.11(c).

“Issuing Banks” means Citibank, N.A. and each additional Issuing Bank designated pursuant to Section 2.05(k), in their capacity as issuer of Letters of Credit hereunder, and their successors in such capacity as provided in Section 2.05(j).

“Joint Lead Arrangers” means Citibank, N.A., MUFG Bank, Ltd., Santander Bank, N.A., State Street Bank and Trust Company and Sumitomo Mitsui Banking Corporation.

“JPY” and “¥” denote the lawful currency of Japan.

“LC Commitment” means with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder. The initial amount of each Issuing Bank’s LC Commitment as of the Fifth Amendment Effective Date is set forth on Schedule I, or in the case of any Issuing Bank that becomes an Issuing Bank hereunder pursuant to 2.05(k), will be set forth in a written agreement referred to in such Section or, in each case, such other maximum permitted amount with respect to any Issuing Bank as may have been agreed in writing (and notified in writing to the Administrative Agent) by such Issuing Bank and the Borrower. For the avoidance of doubt, as of the Fifth Amendment Effective Date the aggregate LC Commitment is $175,000,000.

“LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time (including any Letter of Credit for which a draft has been presented but not yet honored by any Issuing Bank) plus (b) the aggregate amount of all LC Disbursements in respect of such Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Multicurrency

Lender at any time shall be its Applicable Revolving Multicurrency Percentage of the total Multicurrency LC Exposure at such time and the LC Exposure of any Revolving Dollar Lender at any time shall be its Applicable Revolving Dollar Percentage of the total Dollar LC Exposure at such time.

“Lenders” means, collectively, the Term Lenders, Revolving Dollar Lenders and the Revolving Multicurrency Lenders. Unless otherwise indicated, the term “Lenders” includes each Swingline Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Collateral Account” has the meaning assigned to such term in Section 2.05(l).

“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities (other than on market terms at fair value so long as in the case of any portfolio investment (including Portfolio Investments), the Value used in determining the Borrowing Base is not greater than the call price), except in favor of the issuer thereof (and, for the avoidance of doubt, in the case of Investments that are loans or other debt obligations, restrictions on assignments or transfers, buyout rights, voting rights, right of first offer or refusal thereof pursuant to the underlying documentation of such Investment shall not be deemed to be a “Lien” and, in the case of portfolio investments (including Portfolio Investments) that are equity securities, excluding customary drag along, tag along, buyout rights, voting rights, right of first offer or refusal, restrictions on assignments or transfers and other similar rights in favor of other equity holders of the same issuer).

“Loan Documents” means, collectively, this Agreement, the Restatement Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Letter of Credit Documents and the Security Documents.

“Loans” means the loans of any Class made hereunder, including the Revolving Loans and the Term Loans.

“Local Time” means, with respect to any Loan denominated in or any payment to be made in any Currency, the local time in the Principal Financial Center for the Currency in which such Loan is denominated or such payment is to be made.

“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X of the Board.

“Material Adverse Effect” means a material adverse effect on (a) the business, Portfolio Investments and other assets, liabilities and financial condition of the Borrower and its Subsidiaries taken as a whole (excluding in any case a decline in the net asset value of the Borrower or its Subsidiaries, a change in general market conditions or values of the Investments of the Borrower and its Subsidiaries taken as a whole), or (b) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder.

“Material Indebtedness” means (a) Indebtedness (other than the Loans, Letters of Credit, Hedging Agreements, Credit Default Swaps and total return swaps), of any one (1) or more of the Borrower and its Subsidiaries in an aggregate outstanding principal amount exceeding $100,000,000, (b) obligations in respect of one (1) or more Hedging Agreements under which the maximum aggregate amount (giving effect to any netting agreements) that the Borrower and the Subsidiaries would be required to pay if such Hedging Agreement(s) were terminated at such time would exceed $100,000,000 and (c) obligations in respect of one (1) or more Credit Default Swaps or total return swaps of the Borrower and the Subsidiaries under which the notional amount less any collateral posted in support of such Credit Default Swaps or total return swaps would exceed $100,000,000, in each case of clauses (a) through (c), other than Indebtedness of Excluded Assets not guaranteed by an Obligor.

“Maturity Date” means (a) with respect to the 2027 Revolving Commitments and the 2027 Term Loans, the earliest to occur of (i) June 28, 2027 and (ii) the date on which all 2027 Revolving Commitments have been terminated and the aggregate amount of Loans in respect thereof and 2027 Term Loans outstanding has been repaid in full and all other obligations of the Borrower hereunder have been indefeasibly paid in full (other than any Unasserted Contingent Obligations that survive the termination of this Agreement) and (b) with respect to the 2031 Revolving Commitments and the 2031 Term Loans, the earliest to occur of (i) August 10, 2031 and (ii) the date on which all 2031 Revolving Commitments have been terminated and the aggregate amount of Loans in respect thereof and 2031 Term Loans outstanding has been repaid in full and all other obligations of the Borrower hereunder have been indefeasibly paid in full (other than any Unasserted Contingent Obligations that survive the termination of this Agreement).

“Maximum Rate” has the meaning assigned to such term in Section 9.20.

“Modification Offer” means, to the extent required by the definition of Other Secured Indebtedness or Unsecured Indebtedness, an obligation that will be satisfied if at least ten (10) Business Days (or, such shorter period if ten (10) Business Days is not practicable) prior to the incurrence of such Other Secured Indebtedness or Unsecured Indebtedness, the Borrower shall have provided notice to the Administrative Agent of the terms thereof that do not satisfy the requirements for such type of Indebtedness set forth in the respective definitions herein, which notice shall contain reasonable detail of the terms thereof and an unconditional offer by the Borrower to amend this Agreement to the extent necessary such that the financial covenants and events of default, as applicable, in this Agreement shall be as restrictive as such provisions in such Other Secured Indebtedness or Unsecured Indebtedness, as applicable, to be incurred. If any such Modification Offer is accepted by the Required Lenders within ten (10) Business Days of receipt of such offer, this Agreement shall be deemed automatically amended (and, upon the request of the Administrative Agent or the Required Lenders, the Borrower shall promptly enter into a written amendment evidencing such amendment), mutatis mutandis, solely to reflect all or some of such more restrictive financial covenants or events of default, as elected by the Required Lenders.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Multicurrency Issuing Bank” means any Issuing Bank identified in Schedule IX (as amended from time to time pursuant to Section 2.08), and its successors in such capacity as provided in Section 2.05(j), that has agreed to issue Letters of Credit under its respective Revolving Multicurrency Commitment.

“Multicurrency LC Exposure” means, collectively, the 2027 Revolving Multicurrency LC Exposure and the 2031 Revolving Multicurrency LC Exposure.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA in respect of which the Borrower or any ERISA Affiliate makes any contributions.

“National Currency” means the currency, other than the Euro, of a Participating Member State.

“NYFRB” means the Federal Reserve Bank of New York.

“Obligor” means, collectively, the Borrower and the Subsidiary Guarantors.

“Other Connection Taxes” means, with respect to any recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Permitted Indebtedness” means (a) Indebtedness (including Guarantees thereof but excluding Indebtedness for borrowed money) arising in connection with transactions in the ordinary course of any Obligor’s business in connection with its purchasing of securities, derivatives transactions, repurchase agreements or dollar rolls to the extent such transactions are permitted under the Investment Company Act and the Investment Policies, provided that such Indebtedness does not arise in connection with the purchase of Portfolio Investments other than Cash Equivalents and U.S. Government Securities and (b) Indebtedness in respect of judgments or awards so long as such judgments or awards do not constitute an Event of Default under Section 7.01(l).

“Other Secured Indebtedness” means, as at any date, Indebtedness (other than Indebtedness hereunder) of an Obligor (which may be Guaranteed by one (1) or more other Obligors) that:

(i) (a) is secured pursuant to the Security Documents as described in clause (d) of this definition,

(b) has no amortization prior to (other than for amortization in an amount not greater than 1% of the aggregate initial principal amount of such Indebtedness per annum, provided that amortization in excess of 1% per annum shall be permitted so long as the amount of such amortization in excess of 1% is permitted to be incurred pursuant to Section 6.01(g) hereof) and has a final maturity date not earlier than, six (6) months after the latest Maturity Date (it being understood that (x) neither the conversion features into Permitted Equity Interests under convertible notes (as well as the triggering of such conversion and/or settlement thereof solely with Permitted Equity Interests, except in the case of interest or expenses or fractional shares (which may be payable in cash)), nor (in the case of any term loan) any customary mandatory prepayment required by the terms thereof, nor any mandatory prepayment provisions as a result of any borrowing base or collateral base deficiency, in any case shall constitute “amortization” for the purposes of this definition, provided that if any mandatory prepayment is required under such Other Secured Indebtedness constituting a term loan that is not required pursuant to Section 2.10(c) hereof, the Borrower shall offer to repay Loans (and/or provide cover for LC Exposure as specified in Section 2.05(l)) in an amount at least equal to the aggregate Revolving Credit Exposure’s ratable share (such ratable share being determined based on the outstanding principal amount of the Revolving Credit Exposures as compared to the Other Secured Indebtedness being paid), provided the Borrower shall only be required to make an offer to repay the Loans (or provide cover for LC Exposure) to the extent of any amounts that the Borrower would not be permitted to borrow as a new Loan hereunder at such time) and (y) any mandatory amortization that is contingent upon the happening of an event that is not certain to occur (including, without limitation, a change of control or bankruptcy) shall not in and of itself be deemed to disqualify such Indebtedness under this clause (b); provided, with respect to this clause (b), the Borrower acknowledges that any payment prior to the latest Maturity Date in respect of any such obligation or right shall only be made to the extent permitted by Section 6.12,

(c) has terms that, taken as a whole, are not materially more restrictive than market terms for substantially similar debt of other similarly situated borrowers as determined by the Borrower in good faith or, if such transaction is not one in which there are market terms for substantially similar debt of other similarly situated borrowers, on terms that are negotiated in good faith on an arm’s length basis (provided that, the Obligors may incur any Other Secured Indebtedness that otherwise would not meet the requirements set forth in this parenthetical of this clause (c) if it has duly made a Modification Offer (whether or not it is accepted by the Required Lenders)(it being understood that put rights or repurchase or redemption obligations arising out of circumstances that would constitute a “fundamental change” (as such term is customarily defined in convertible note offerings) or an Event of Default under this Agreement shall not be deemed to be more restrictive for purposes of this definition)), and

(d) is not secured by any assets of any Obligor other than pursuant to the Security Documents and the holders of which, or the agent, trustee or representative of such holders have agreed, by executing the joinder attached as Exhibit C to the Guarantee and Security Agreement or otherwise in a manner reasonably satisfactory to the Administrative Agent and the Collateral Agent, to be bound by the provisions of the Security Documents, or

(ii) is permitted pursuant to Section 6.01(g) hereof and that has been designated by the Borrower as “Designated Indebtedness” in accordance with the requirements of Section 6.01 of the Guarantee and Security Agreement.

“Other Taxes” means any and all present or future stamp or documentary taxes or any similar charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participating Member State” means any member state of the European Community that adopts or has adopted the Euro as its lawful currency in accordance with the legislation of the European Union relating to the European Monetary Union.

“Participation Interest” means a participation interest in an investment that at the time of acquisition by an Obligor satisfies each of the following criteria: (a) the underlying investment would constitute a Portfolio Investment were it acquired directly by such Obligor, (b) the seller of the participation is an Excluded Asset, (c) the entire purchase price for such participation is paid in full at the time of its acquisition and (d) the participation provides the participant all of the economic benefit and risk of the whole or part of such portfolio investment that is the subject of such participation.

“Payment Recipient” has the meaning assigned to such term in Section 8.03(a).

“PBGC” means the U.S. Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Periodic Term CORRA Determination Day” has the meaning assigned to such term in the definition of “Term CORRA.”

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR Rate”.

“Permitted Equity Interests” means any Equity Interest of the Borrower that is not a Disqualified Equity Interest.

“Permitted Indebtedness” means, collectively, Other Secured Indebtedness, Unsecured Indebtedness and any Indebtedness outstanding on the Fifth Amendment Effective Date and set forth on Schedule III.

“Permitted Liens” means: (a) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower or any other Obligor in accordance with GAAP; (b) Liens of clearing agencies, broker-dealers and similar Liens incurred in the ordinary course of business, provided that such Liens (i) attach only to the securities (or proceeds) being purchased or sold and (ii) secure only obligations incurred in connection with such purchase or sale, and not any obligation in connection with margin financing; (c) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmens’, landlord, storage and repairmen’s Liens and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money); (d) Liens incurred or pledges or deposits made to secure obligations incurred in the ordinary course of business under workers’ compensation laws, unemployment insurance or other similar social security legislation (other than Liens in respect of employee benefit plans arising under ERISA) or to secure public or statutory obligations; (e) Liens securing the performance of, or payment in respect of, bids, insurance premiums, deductibles or co-insured amounts, tenders, government or utility contracts (other than for the repayment of borrowed money), surety, stay, customs and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business, provided that all Liens on any Collateral included in the Borrowing Base that are permitted pursuant to this clause (e) shall have a priority that is junior to the Liens under the Security Documents; (f) Liens arising out of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments or awards do not constitute an Event of Default under Section 7.01(l); (g) customary rights of setoff, banker’s lien, security interest or other like right upon (i) deposits of cash in favor of banks or other depository institutions in which such cash is maintained in the ordinary course of business, (ii) cash and financial assets held in securities accounts in favor of banks and other financial institutions with which such accounts are maintained in the ordinary course of business and (iii) assets held by a custodian in favor of such custodian in the ordinary course of business securing payment of fees, indemnities, charges for returning items and other similar obligations; (h) Liens arising solely from precautionary filings of financing statements under the Uniform Commercial Code of the applicable jurisdictions in respect of operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business; (i) deposits of money that are not Collateral securing leases to which the obligor is a party as the lessee made in the ordinary course of business; (j) easements, rights of way, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not interfere with or affect in any material respect the ordinary course conduct of the business of the Borrower or any of its Subsidiaries; (k) Liens in favor of any escrow agent solely on and in respect of any cash earnest money deposits made by any Obligor in connection with any letter of intent or purchase agreement (to the extent that the acquisition or disposition with respect thereto is otherwise not prohibited hereunder); and (l) precautionary Liens, and filings of financing statements under the Uniform Commercial Code, covering assets purported to be sold or contributed to any Person not prohibited hereunder.

“Permitted SBIC Guarantee” means a guarantee by one (1) or more Obligors of Indebtedness of an SBIC Subsidiary on the SBA’s then applicable form (or the applicable form at the time such guarantee was entered into).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means U.S. Department of Labor (“DOL”) regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA.

“Portfolio Investment” means any Investment (including a Participation Interest) held by the Obligors in their asset portfolio (and solely for purposes of determining the Borrowing Base, and of Sections 6.02(d) and 6.04(d) and Section 7.01(p), Cash and Cash Equivalents, excluding Cash pledged as cash collateral for Letters of Credit). Without limiting the generality of the foregoing, it is understood and agreed that (A) any Portfolio Investments that have been contributed or sold, purported to be contributed or sold or otherwise transferred to any Excluded Asset, or held by any Immaterial Subsidiary or Controlled Foreign Corporation that is not a Subsidiary Guarantor, shall not be treated as Portfolio Investments, and (B) any Investment in which any Obligor has sold a participation therein to a Person that is not an Obligor shall not be treated as a Portfolio Investment to the extent of such participation. Notwithstanding the foregoing, nothing herein shall limit the provisions of Section 5.12(b)(i), which provides that, for purposes of this Agreement, all determinations of whether an investment is to be included as a Portfolio Investment shall be determined on a settlement-date basis (meaning that any investment that has been purchased will not be treated as a Portfolio Investment until such purchase has settled, and any Portfolio Investment which has been sold will not be excluded as a Portfolio Investment until such sale has settled), provided that no such investment shall be included as a Portfolio Investment to the extent it has not been paid for in full.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Citibank, N.A. (or any successor Administrative Agent) as its prime base rate in effect at its principal office in New York City (or the principal office of any such replacement Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Principal Financial Center” means, in the case of any Currency, the principal financial center where such Currency is cleared and settled, as determined by the Administrative Agent.

“Pro-Rata Borrowing” has the meaning assigned to such term in Section 2.03(a).

“Pro-Rata Dollar Portion” means, in connection with any Pro-Rata Borrowing, an amount equal to (i) the aggregate amount of such Pro-Rata Borrowing multiplied by (ii) the aggregate Revolving Dollar Commitments of all Revolving Dollar Lenders then in effect at such time divided by (iii) the aggregate Revolving Commitments of all Lenders then in effect at such time.

“Pro-Rata Multicurrency Portion” means, in connection with any Pro-Rata Borrowing, an amount equal to (i) the aggregate amount of such Pro-Rata Borrowing multiplied by (ii) the aggregate Revolving Multicurrency Commitments of all Revolving Multicurrency Lenders then in effect at such time divided by (iii) the aggregate Revolving Commitments of all Lenders then in effect at such time.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Quarterly Dates” means the last Business Day of March, June, September and December in each year, commencing on September 30, 2026, unless otherwise specified.

“Quoted Investments” has the meaning assigned to such term in Section 5.12(b)(ii)(A).

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the Term SOFR Reference Rate, 5:00 a.m., Chicago time, on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (b) if the Benchmark is Term CORRA, 10:15 a.m., Toronto time, on the day of such setting, (c) if such Benchmark is the EURIBO Rate, 11:00 a.m., Brussels time, two TARGET Days preceding the date of such setting, (d) if such Benchmark is a Daily Simple RFR, four Business Days prior to such setting and (e) if otherwise, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning assigned to such term in Section 9.04(c).

“Regulations T, U and X” means, respectively, Regulations T, U and X of the Board, as the same may be modified and supplemented and in effect from time to time.

“Reinvestment Agreement” means a guaranteed reinvestment agreement from a bank, insurance company or other corporation or entity, in each case, at the date of such acquisition having a credit rating of at least A-1 from S&P and at least P-1 from Moody’s; provided that such agreement provides that it is terminable by the purchaser, without penalty, if the rating assigned to such agreement by either S&P or Moody’s is at any time lower than such ratings.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, trustees, administrators, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Relevant Asset Coverage Ratio” means, as of any date, the Asset Coverage Ratio as of the most recent Quarterly Date.

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Secured Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Board or the NYFRB, or a committee officially endorsed or convened by the Board or the NYFRB, or any successor thereto, (b) with respect to a Benchmark Replacement in respect of Secured Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, GBP, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (c) with respect to a Benchmark Replacement in respect of Secured Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (d) with respect to a Benchmark Replacement in respect of Secured Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, CHF, the Swiss National Bank, or a committee officially endorsed or convened by the Swiss National Bank or, in each case, any successor thereto, (e) with respect to a Benchmark Replacement in respect of Secured Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, JPY, the Bank of Japan, or a committee officially endorsed or convened by the Bank of Japan or, in each case, any successor thereto, and (f) with respect to a Benchmark Replacement in respect of Secured Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, any Agreed Foreign Currency (other than GBP, Euros, CHF or JPY), (1) the central bank for the Currency in which such Secured Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the Currency in which such Secured Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (i) such Benchmark Replacement or (ii) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Relevant Rate” means (a) with respect to any Eurocurrency Borrowing denominated in CAD, the Adjusted Term CORRA Rate, (b) with respect to any Eurocurrency Borrowing denominated in Euros, the EURIBO Rate or (c) with respect to any Eurocurrency Borrowing denominated in AUD, the AUD Rate.

“Relevant Screen Rate” means (a) with respect to any Eurocurrency Borrowing denominated in CAD, the Term CORRA, (b) with respect to any Eurocurrency Borrowing denominated in Euros, the EURIBO Screen Rate and (c) with respect to any Eurocurrency Borrowing denominated in AUD, the AUD Screen Rate.

“Required Lenders” means, at any time, Lenders having Credit Exposures and unused Commitments representing more than 50% of the sum of the total Credit Exposures and unused Commitments at such time; provided that the Credit Exposure and unused Commitments of any Defaulting Lender shall be disregarded in the determination of Required Lenders. The Required Lenders of a Class (which shall include the term “Required Revolving Lenders”) means Lenders having Credit Exposures and unused Commitments of such Class representing more than 50% of the sum of the total Credit Exposures and unused Commitments of such Class at such time. For purposes of this definition, the Swingline Exposure of any Revolving Lender that is a Swingline Lender shall be deemed to exclude that portion of its Swingline Exposure that exceeds its Applicable Revolving Multicurrency Percentage of all outstanding Swingline Loans, and the unused Commitments of any such Revolving Lender shall be determined without regard to any such excess amount.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restatement Agreement” means the Amendment and Restatement Agreement, dated as of June 28, 2022, relating to the amendment and restatement of the Existing Credit Agreement.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any other Obligor, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Borrower, provided, for the avoidance of doubt, neither the conversion or settlement of convertible debt into capital stock nor the purchase, redemption, retirement, acquisition, cancellation or termination of convertible debt made solely with capital stock (other than interest or expenses or fractional shares, which may be payable in cash) shall be a Restricted Payment hereunder.

“Revaluation Date” means (a) with respect to any Loan denominated in any Agreed Foreign Currency, each of the following: (i) the date of the Borrowing of such Loan and (ii) each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement; (b) with respect to any Letter of Credit denominated in an Agreed Foreign Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; and (c) any additional date as the Administrative Agent may determine at any time when an Event of Default exists.

“Revolving Commitments” means, collectively, the Revolving Dollar Commitments and the Revolving Multicurrency Commitments.

“Revolving Credit Exposure” means, with respect to any Revolving Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Dollar Credit Exposure and Revolving Multicurrency Credit Exposure at such time.

“Revolving Dollar Commitment” means, collectively, the 2027 Revolving Dollar Commitments and the 2031 Revolving Dollar Commitments.

“Revolving Dollar Credit Exposure” means, with respect to any Revolving Dollar Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and Dollar LC Exposure, at such time made or incurred under the Revolving Dollar Commitments.

“Revolving Dollar Lender” means, collectively, the 2027 Revolving Dollar Lenders and the 2031 Revolving Dollar Lenders.

“Revolving Dollar Loan” means a Revolving Loan made pursuant to the Revolving Dollar Commitments.

“Revolving Lenders” means the Revolving Dollar Lenders and the Revolving Multicurrency Lenders.

“Revolving Loans” means the revolving loans made by the Lenders to the Borrower pursuant to Section 2.01(a) or (b).

“Revolving Multicurrency Commitment” means, collectively, the 2027 Revolving Multicurrency Commitments and the 2031 Revolving Multicurrency Commitments.

“Revolving Multicurrency Credit Exposure” means, with respect to any Revolving Multicurrency Lender at any time, the sum of the outstanding principal amount of such Revolving Multicurrency Lender’s Loans, Multicurrency LC Exposure and Swingline Exposure, at such time made or incurred under the Revolving Multicurrency Commitments.

“Revolving Multicurrency Lender” means, collectively, the 2027 Revolving Multicurrency Lenders and the 2031 Revolving Multicurrency Lenders.

“Revolving Multicurrency Loan” means any Revolving Loan made pursuant to the Revolving Multicurrency Commitments.

“RFR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to Daily Simple RFR.

“RFR Business Day” means, for any Loan denominated in (a) Dollars, any U.S. Government Securities Business Day, (b) GBP, any day except for (i) a Saturday or a Sunday and (ii) a day on which banks are closed for general business in London, (c) CHF, any day except for (i) a Saturday or a Sunday and (ii) a day on which banks are closed for the settlement of payments and foreign exchange transactions in Zurich and (d) JPY, any day except for (i) a Saturday or a Sunday and (ii) a day on which banks are closed for general business in Japan.

“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.

“RIC” means a person qualifying for treatment as a “regulated investment company” under the Code.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., a New York corporation, or any successor thereto.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (as of the Fifth Amendment Effective Date, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine, Cuba, Iran and North Korea).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) any Person organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clause (a) or (b). For purposes of this definition, “Person” shall include a vessel.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the United States of America (including the Office of Foreign Assets Control of the U.S. Department of the Treasury and the U.S. Department of State), the United Nations Security Council, the European Union or any member state thereof, the United Kingdom or Japan.

“SARON” means a rate equal to the Swiss Average Rate Overnight as administered by the SARON Administrator.

“SARON Adjustment” means a percentage equal to -0.0571% (negative 5.71 basis points) per annum.

“SARON Administrator” means SIX Swiss Exchange AG (or any successor administrator of the Swiss Average Rate Overnight).

“SARON Administrator’s Website” means SIX Swiss Exchange AG’s website, currently at https://www.six-group.com, or any successor source for the Swiss Average Rate Overnight identified as such by the SARON Administrator from time to time.

“SBA” means the United States Small Business Administration or any Governmental Authority succeeding to any or all of the functions thereof.

“SBIC Equity Commitment” means a commitment by any Obligor to make one (1) or more capital contributions to an SBIC Subsidiary.

“SBIC Subsidiary” means (i) any direct or indirect wholly-owned Subsidiary (including such Subsidiary’s general partner or managing entity to the extent that the only material asset of such general partner or managing entity is its Equity Interest in the SBIC Subsidiary) of the Borrower licensed as a small business investment company under the Small Business Investment Act of 1958, as amended (or that has applied for such a license and is actively pursuing the granting thereof by appropriate proceedings promptly instituted and diligently conducted), or (ii) any wholly-owned, directly or indirectly, Subsidiary of an entity referred to in clause (i) of this definition, and which is designated by the Borrower (pursuant to a certificate of a Financial Officer delivered to the Administrative Agent) as an SBIC Subsidiary.

“Scheduled Payment Date” means the sixth (6th) Business Day of each calendar month after the applicable Commitment Termination Date through and including the applicable Maturity Date.

“SEC” means the United States Securities and Exchange Commission.

“Second Amendment” means the Amendment No. 2, dated as of June 12, 2024, to this Agreement.

“Secured Obligations” has the meaning assigned to such term in the Guarantee and Security Agreement. The Secured Obligations shall include, without duplication of the primary rights and interests of the applicable Secured Parties, Erroneous Payment Subrogation Rights but exclude Excluded Swap Obligations.

“Secured Party” has the meaning assigned to such term in the Guarantee and Security Agreement.

“Security Documents” means, collectively, the Guarantee and Security Agreement and all other assignments, pledge agreements, security agreements, intercreditor agreements, control agreements and other instruments, in each case, executed and delivered at any time by any of the Obligors pursuant to the Guarantee and Security Agreement or otherwise providing or relating to any collateral security for any of the Secured Obligations.

“Senior Securities” means senior securities (as such term is defined and determined pursuant to the Investment Company Act and any orders of the SEC issued to the Borrower thereunder).

“Shareholders’ Equity” means, at any date, the amount determined on a consolidated basis, without duplication, in accordance with GAAP, of shareholders’ equity for the Borrower and its Subsidiaries at such date.

“Shorter Term Unsecured Indebtedness” means (a) all unsecured indebtedness issued after the Fifth Amendment Effective Date that has a maturity date earlier than six (6) months after the latest Maturity Date except to the extent such unsecured indebtedness constitutes Special Longer Term Unsecured Indebtedness, and (b) any Excess Special Longer Term Unsecured Indebtedness, in each case, which may be Guaranteed by one (1) or more other Obligors.

“Significant Risk Transfer” means a credit linked note or other similar risk transfer investment that exposes the holder thereof to a portfolio of financial assets (or portion thereof) held on the balance sheet of a bank or its consolidated group.

“Significant Subsidiary” means (a) any Obligor or (b) any other Subsidiary that, on a consolidated basis with its Subsidiaries, has aggregate assets or aggregate revenues greater than the greater of $650,000,000 and 10% of the aggregate assets or aggregate revenues of the Borrower and its Subsidiaries, taken as a whole, as of the end of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the NYFRB, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SONIA” means a rate equal to the sterling overnight index average as administered by the SONIA Administrator.

“SONIA Adjustment” means a percentage equal to 0.0326% (3.26 basis points) per annum.

“SONIA Administrator” means the Bank of England (or any successor administrator of the sterling overnight index average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the sterling overnight index average identified as such by the SONIA Administrator from time to time.

“Special Equity Interest” means any Equity Interest that is subject to a Lien in favor of creditors of the issuer or such issuer’s affiliates of such Equity Interest, provided that (a) such Lien was created to secure Indebtedness owing by such issuer to such creditors, (b) such Indebtedness was (i) in existence at the time the Obligors acquired such Equity Interest, (ii) incurred or assumed by such issuer substantially contemporaneously with such acquisition or (iii) already subject to a Lien granted to such creditors and (c) unless such Equity Interest is not intended to be included in the Collateral, the documentation creating or governing such Lien does not prohibit the inclusion of such Equity Interest in the Collateral.

“Special Longer Term Unsecured Indebtedness” means indebtedness issued after the Fifth Amendment Effective Date that is Indebtedness (which may be Guaranteed by one (1) or more other Obligors) that satisfies all of the criteria specified in the definition of “Unsecured Indebtedness” other than clause (a) thereof so long as such Indebtedness has a final maturity date after the latest Maturity Date.

“Specified Purchase” has the meaning assigned to such term in Section 2.08(f)(i)(E).

“Specified Purchase Agreement Representations” means such of the representations made by or with respect to a Specified Target, its Subsidiaries and their respective businesses in the definitive documentation governing the applicable Specified Purchase (the “Specified Purchase Agreement”) as are material to the interests of the Lenders, but only to the extent that the Borrower or its Affiliates shall have the right to terminate its obligations under the applicable Specified Purchase Agreement as a result of a breach of such representations in the applicable Specified Purchase Agreement without expense (as determined without regard to any notice requirement and without giving effect to any waiver, amendment or other modification thereto that is materially adverse to the interests of the Lenders (as reasonably determined by the Administrative Agent), unless the Administrative Agent shall have consented thereto (such consent not to be unreasonably withheld, delayed or conditioned)).

“Specified Representations” means the representations and warranties of the Borrower set forth in Section 3.01 (relating to corporate existence and corporate power and authority of the Obligors); Section 3.02 (relating to enforceability of the Loan Documents); Section 3.03(b) (relating to no conflicts with organizational documents (limited to the execution, delivery and performance of the Loan Documents, incurrence of Indebtedness thereunder and the granting of guarantees and security interests in respect thereof)); Section 3.07; Section 3.11; and Section 3.16.

“Specified Target” has the meaning assigned to such term in Section 2.08(f)(i)(E).

“Standard Securitization Undertakings” means, collectively, (a) customary arm’s-length servicing obligations (together with any related performance guarantees), (b) obligations (together with any related performance guarantees) to refund the purchase price or grant purchase price credits for dilutive events or misrepresentations (in each case unrelated to the collectability of the assets sold or the creditworthiness of the associated account debtors), (c) representations, warranties, covenants and indemnities (together with any related performance guarantees) of a type that are reasonably customary in middle market, broadly syndicated or commercial loan market accounts receivable securitizations, securitizations of financial assets, collateralized loan obligations, loan to special purpose vehicles, including those owed to customary third-party service providers in connection with such transactions, such as rating agencies and accountants and (d) obligations (together with any related performance guarantees) under any customary bad boy guarantee.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one (1) and the denominator of which is the number one (1) minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one (1) or more subsidiaries of the parent or by the parent and one (1) or more subsidiaries of the parent. Anything herein to the contrary notwithstanding, the term “Subsidiary” shall not include any Person that constitutes an Investment held by any Obligor in the ordinary course of business and that is not, under GAAP (as in effect on the Fifth Amendment Effective Date), consolidated on the financial statements of the Borrower and its Subsidiaries. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.

“Subsidiary Guarantor” means any Subsidiary of the Borrower that is a Guarantor under the Guarantee and Security Agreement. It is understood and agreed that Excluded Assets, Immaterial Subsidiaries and Controlled Foreign Corporations shall not be required to be Subsidiary Guarantors.

“Supported QFC” has the meaning assigned to such term in Section 9.17.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any Hedging Agreement that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Multicurrency Lender at any time shall be the sum of (a) its Applicable Revolving Multicurrency Percentage of the total Swingline Exposure at such time (excluding, in the case of any Revolving Multicurrency Lender that is a Swingline Lender, Swingline Loans made by it that are outstanding at such time to the extent that the other Revolving Multicurrency Lenders shall not have funded their participations in such Swingline Loans), adjusted to give effect to any reallocation under Section 2.18 of the Swingline Exposure of Defaulting Lenders in effect at such time, plus (b) in the case of any Revolving Multicurrency Lender that is a Swingline Lender, the aggregate principal amount of all Swingline Loans made by such Revolving Multicurrency Lender outstanding at such time, less the amount of participations funded by the other Revolving Multicurrency Lenders in such Swingline Loans.

“Swingline Lender” means Citibank, N.A., in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system (or any successor settlement system as determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euros.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholding), assessments or fees imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tender Offer” means an all-cash tender offer by the Borrower for its shares of common stock that may be proposed to be commenced in connection with the initial listing of the Borrower’s common Equity Interests.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate (other than pursuant to clause (c) of the definition of “Alternate Base Rate”).

“Term Commitments” means each Lender’s Incremental Term Commitments.

“Term CORRA” means, for any calculation with respect to a Term CORRA Loan, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m., Toronto time, on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than three Business Days prior to such Periodic Term CORRA Determination Day.

“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.

“Term CORRA Borrowing” means any Borrowing comprised of Term CORRA Loans.

“Term CORRA Loan” means a Loan that bears interest at a rate based on the Term CORRA.

“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.

“Term Lender” means each Lender having a Term Commitment or, as the case may be, an outstanding Term Loan.

“Term Loans” means the 2027 Term Loans, the 2031 Term Loans and the Incremental Term Loans.

“Term SOFR Adjustment” means a percentage equal to (a) with respect to the 2027 Loans, 0.10% (10 basis points) per annum and (b) with respect to the 2031 Loans, 0.00%.

“Term SOFR Rate” means,

(a) for any calculation with respect to a Term Benchmark Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the CME Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then the Term SOFR Rate will be the Term SOFR Reference Rate for such tenor as published by the CME Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the CME Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to such day, as such rate is published by the CME Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then the Term SOFR Rate will be the Term

SOFR Reference Rate for such tenor as published by the CME Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the CME Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day;

provided, further, that if the Term SOFR Rate determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then the Term SOFR Rate shall be deemed to be the Floor for purposes of this Agreement and the other Loan Documents.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Third Amendment” means Amendment No. 3, dated as of August 6, 2024, to this Agreement.

“TONAR” means a rate equal to the Tokyo Overnight Average Rate as administered by the TONAR Administrator.

“TONAR Adjustment” means a percentage equal to -0.02923% (negative 2.923 basis points) per annum.

“TONAR Administrator” means the Bank of Japan (or any successor administrator of the Tokyo Overnight Average Rate).

“TONAR Administrator’s Website” means the Bank of Japan’s website, currently at http://www.boj.or.jp, or any successor source for the Tokyo Overnight Average Rate identified as such by the TONAR Administrator from time to time.

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Transferred Assets” has the meaning assigned to such term in Section 6.03(i).

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Term SOFR Rate, Term CORRA, the EURIBO Rate, the AUD Rate, the Alternate Base Rate or the same Daily Simple RFR.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unasserted Contingent Obligations” means all (i) unasserted contingent indemnification obligations not then due and payable and (ii) unasserted expense reimbursement obligations not then due and payable. For the avoidance of doubt, “Unasserted Contingent Obligations” shall not include any reimbursement obligations in respect of any Letter of Credit.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Unquoted Investments” has the meaning assigned to such term in Section 5.12(b)(ii)(B).

“Unsecured Indebtedness” means, as of any date, Indebtedness of an Obligor (which may be Guaranteed by one (1) or more other Obligors) that:

(a)         has no amortization prior to (other than for amortization in an amount not greater than 1% of the aggregate initial principal amount of such Indebtedness per annum, provided that amortization in excess of 1% per annum shall be permitted so long as the amount of such amortization in excess of 1% is permitted to be incurred pursuant to Section 6.01(g) hereof, and, in the case of any term loan, other than for any customary mandatory prepayment required by the terms thereof), and a final maturity date not earlier than, six (6) months after the latest Maturity Date (it being understood that (i) the conversion features into Permitted Equity Interests under convertible notes (as well as the triggering of such conversion and/or settlement thereof solely with Permitted Equity Interests, except in the case of interest or expenses or fractional shares (which may be payable in cash)) shall not constitute “amortization” for the purposes of this definition and (ii) any mandatory amortization that is contingent upon the happening of an event that is not certain to occur (including, without limitation, a change of control or bankruptcy) shall not in and of itself be deemed to disqualify such Indebtedness under this clause (a); provided, with respect to this clause (ii), the Borrower acknowledges that any payment prior to the latest Maturity Date in respect of any such obligation or right shall only be made to the extent permitted by Section 6.12 and immediately upon such contingent event occurring the amount of such mandatory amortization shall be included in the Covered Debt Amount);

(b)         is incurred pursuant to terms that are substantially comparable to (or more favorable to the Borrower than) market terms for substantially similar debt of other similarly situated borrowers as reasonably determined by the Borrower in good faith or, if such transaction is not one in which there are market terms for substantially similar debt of other similarly situated borrowers, on terms that are negotiated in good faith on an arm’s length basis; provided that, the Obligors may incur any Unsecured Indebtedness that otherwise would not meet the requirements set forth in this parenthetical of this clause (b) if it has duly made a Modification Offer (whether or not it is accepted by the Required Lenders) (it being understood that put rights or repurchase or redemption obligations arising out of circumstances that would constitute a “fundamental change” (as such term is customarily defined in convertible note offerings) or an Event of Default under this Agreement shall not be deemed to be more restrictive for purposes of this definition); and

(c)         is not secured by any assets of any Obligor.

For the avoidance of doubt, Unsecured Indebtedness shall also include any refinancing, refunding, renewal or extension of any Unsecured Indebtedness so long as such refinanced, refunded, renewed or extended Indebtedness continues to satisfy the requirements of this definition.

“U.S. Government Securities” means securities that are direct obligations of, and obligations the timely payment of principal and interest on which is fully guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States and in the form of conventional bills, bonds, and notes.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. Government Securities.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.17.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Valuation Policy” has the meaning assigned to such term in Section 5.12(b)(ii)(B).

“Value” has the meaning assigned to such term in Section 5.13.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a “complete withdrawal” or “partial withdrawal” from such Multiemployer Plan, as such terms are defined in Sections 4203 and 4205 of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02.          Classification of Loans and Borrowings. For purposes of this Agreement, Loans, Letters of Credit and LC Exposure may be classified and referred to by Class (e.g., a “Term Loan” or “Revolving Loan”), by Type (e.g., an “ABR Loan”) or by Class and Type (e.g., a “Revolving Eurocurrency Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Term Borrowing” or “Revolving Borrowing”), by Type (e.g., an “ABR Borrowing”) or by Class and Type (e.g., a “Multicurrency Term SOFR Borrowing”). Loans and Borrowings may also be identified as “Multicurrency” or “Dollar” or otherwise by Currency.

SECTION 1.03.          Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented, renewed or otherwise modified (subject to any restrictions on such amendments, supplements, renewals or modifications set forth herein or therein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on such successors and assigns set forth herein or therein), (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04.          Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Fifth Amendment Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then the Borrower, the Administrative Agent and Lenders agree to enter into negotiations in good faith in order to amend such provisions of this Agreement so as to equitably reflect such change to comply with GAAP with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such change to comply with GAAP as if such change had not been made; provided, however, until such amendments to equitably reflect such changes are effective and agreed to by the Borrower, the Administrative Agent and the Required Lenders (or until such notice shall have been withdrawn), the Borrower’s compliance with such financial covenants shall be determined on the basis of GAAP as in effect and applied immediately before such change in GAAP becomes effective. Notwithstanding the foregoing or anything herein to the contrary, the Borrower covenants and agrees with the Lenders that whether or not the Borrower may at any time adopt Financial Accounting Standard Board Accounting Standards Codification 820 or 825-10 (or, in each case, any other Financial Accounting Standard having a similar result or effect) or accounts for liabilities acquired in an acquisition on a fair value basis pursuant to Financial Accounting Standard No. 141(R) (or successor standard solely as it relates to fair valuing liabilities), all determinations of compliance with the terms and conditions of this Agreement shall be made on the basis that the Borrower has not adopted Financial Accounting Standard Board Accounting Standards Codification 820 or 825-10 (or, in each case, any other Financial Accounting Standard having a similar result or effect) or, in the case of liabilities acquired in an acquisition, Financial Accounting Standard No. 141(R) (or such successor standard solely as it relates to fair valuing liabilities).

SECTION 1.05.          Currencies; Currency Equivalents.

(a)         Currencies Generally. At any time, any reference in the definition of the term “Agreed Foreign Currency” or in any other provision of this Agreement to the Currency of any particular nation means the lawful currency of such nation at such time whether or not the name of such Currency is the same as it was on the Fifth Amendment Effective Date. Except as provided in Section 2.10(b) and the last sentence of Section 2.17(a), for purposes of determining (i) whether the amount of any Borrowing or Letter of Credit under the Revolving Multicurrency Commitments, together with all other Borrowings and Letters of Credit under the Revolving Multicurrency Commitments then outstanding or to be borrowed at the same time as such Borrowing, would exceed the aggregate amount of the Revolving Multicurrency Commitments, (ii) the aggregate unutilized amount of the Revolving Multicurrency Commitments, (iii) the Revolving Multicurrency Credit Exposure, (iv) the Multicurrency LC Exposure, (v) the Covered Debt Amount and (vi) the Borrowing Base or the Value of any Portfolio Investment, the outstanding principal amount of any Borrowing or Letter of Credit that is denominated in any Foreign Currency or the Value of any Portfolio Investment that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount of the Foreign Currency of such Borrowing, Letter of Credit or the Portfolio Investment, as the case may be, determined as of the most recent Revaluation Date or, in the case of a Portfolio Investment, the date of valuation of such Portfolio Investment. Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Loan, Term Benchmark Loan or RFR Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in a Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar amount (rounded to the nearest 1,000 units of such Foreign Currency).

The Administrative Agent shall determine the Exchange Rate for any Foreign Currency as of each Revaluation Date to be used for calculating the Dollar Equivalent amounts of Loans, Letters of Credit and Revolving Credit Exposure denominated in such Foreign Currency. Such Exchange Rate shall become effective as of such Revaluation Date and shall be the Exchange Rate employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered pursuant to Section 5.01 or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent. Without limiting the generality of the foregoing, for purposes of determining compliance with any basket in this Agreement, in no event shall any Obligor be deemed to not be in compliance with any such basket solely as a result of a change in Exchange Rates.

(b)         Special Provisions Relating to Euro. Each obligation hereunder of any party hereto that is denominated in the National Currency of a state that is not a Participating Member State on the Fifth Amendment Effective Date shall, effective from the date on which such state becomes a Participating Member State, be redenominated in Euro in accordance with the legislation of the European Union applicable to the European Monetary Union; provided that, if and to the extent that any such legislation provides that any such obligation of any such party payable within such Participating Member State by crediting an account of the creditor can be paid by the debtor either in Euros or such National Currency, such party shall be entitled to pay or repay such amount either in Euros or in such National Currency. If the basis of accrual of interest or fees expressed in this Agreement with respect to an Agreed Foreign Currency of any country that becomes a Participating Member State after the date on which such currency becomes an Agreed Foreign Currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest or fees in respect of the Euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a Participating Member State; provided that, with respect to any Borrowing denominated in such currency that is outstanding immediately prior to such date, such replacement shall take effect at the end of the Interest Period therefor.

Without prejudice to the respective liabilities of the Borrower to the Lenders and the Lenders to the Borrower under or pursuant to this Agreement, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time, in consultation with the Borrower, reasonably specify to be necessary or appropriate to reflect the introduction or changeover to the Euro in any country that becomes a Participating Member State after the Fifth Amendment Effective Date; provided that the Administrative Agent shall provide the Borrower and the Lenders with prior notice of the proposed change with an explanation of such change in sufficient time to permit the Borrower and the Lenders an opportunity to respond to such proposed change.

SECTION 1.06.          Divisions.

For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized or acquired on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.07.          Issuers.

For all purposes of this Agreement, all issuers of Portfolio Investments that are Affiliates of one another shall be treated as a single issuer, unless such issuers are Affiliates of one another solely because they are under the common Control of the same private equity sponsor or similar sponsor.

SECTION 1.08.          Concurrent Transactions.

For purposes of determining the permissibility of any action, change, transaction or event or compliance with any term, such determination shall be made on a pro forma basis, immediately after giving effect to any Concurrent Transactions.

SECTION 1.09.          Outstanding Indebtedness.

For the avoidance of doubt, to the extent that any Indebtedness is repaid, redeemed, repurchased, defeased or otherwise acquired, retired or discharged (or irrevocable notice for redemption thereof has been given and in connection with such notice, the Borrower has either (x) designated on its balance sheet as “restricted” or (y) deposited with the trustee in respect of such Indebtedness, in each case, an amount of Cash sufficient to consummate such redemption; provided that, from and after the date of such notice, such Cash shall not be included in the Borrowing Base), such Indebtedness shall be deemed to be paid off and not to be outstanding for any purpose hereunder to the extent of the amount of such repayment, redemption, repurchase, defeasance, retirement, discharge or irrevocable notice.

SECTION 1.10.          Rates.

The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the ABR, any Daily Simple RFR, any Eurocurrency Rate, the Adjusted Term SOFR Rate or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, ABR, any Daily Simple RFR, any Eurocurrency Rate, the Adjusted Term SOFR Rate such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of ABR or a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain ABR, any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service, other than for direct or actual damages resulting solely from willful misconduct or gross negligence of the Administrative Agent as determined by a final, non-appealable judgment of a court of competent jurisdiction.

Article II
The Credits

SECTION 2.01.          The Commitments.

Subject to the terms and conditions set forth herein:

(a)         each Revolving Dollar Lender severally agrees to make Revolving Loans in Dollars to the Borrower from time to time during the applicable Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Dollar Credit Exposure exceeding such Lender’s Revolving Dollar Commitment, (ii) the aggregate Revolving Dollar Credit Exposure of all of the Revolving Dollar Lenders exceeding the Revolving Dollar Commitments at such time, or (iii) the total Covered Debt Amount exceeding the Borrowing Base then in effect; provided that prior to the 2027 Revolving Dollar Commitment Termination Date, such Revolving Loans will be made on a pro rata basis as between the 2027 Revolving Dollar Lenders and the 2031 Revolving Dollar Lenders;

(b)         each Revolving Multicurrency Lender severally agrees to make Revolving Multicurrency Loans in Dollars or in any Agreed Foreign Currency to the Borrower from time to time during the applicable Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Multicurrency Credit Exposure exceeding such Revolving Lender’s Revolving Multicurrency Commitment, (ii) the aggregate Revolving Multicurrency Credit Exposure of all of the Revolving Multicurrency Lenders exceeding the Revolving Multicurrency Commitments at such time, or (iii) the total Covered Debt Amount exceeding the Borrowing Base then in effect; provided that prior to the 2027 Revolving Multicurrency Commitment Termination Date, such Revolving Loans will be made on a pro rata basis as between the 2027 Revolving Multicurrency Lenders and the 2031 Revolving Multicurrency Lenders;

(c)         [reserved]; and

(d)         the Borrower may reallocate all or a portion of any Lender’s 2027 Revolving Dollar Commitments to 2027 Revolving Multicurrency Commitments, all or a portion of any Lender’s 2027 Revolving Multicurrency Commitments to 2027 Revolving Dollar Commitments, all or a portion of any Lender’s 2031 Revolving Dollar Commitments to 2031 Revolving Multicurrency Commitments or all or a portion of any Lender’s 2031 Revolving Multicurrency Commitments to 2031 Revolving Dollar Commitments, in each case by written notice to the Administrative Agent no later than ten (10) Business Days before the date of the proposed reallocation, in form reasonably satisfactory to the Administrative Agent and with the written consent of any Lender whose commitment is being reallocated; provided that any such reallocation may not be made during the five (5) Business Days prior to (x) the 2027 Revolving Commitment Termination Date or the 2031 Revolving Commitment Termination Date, as applicable, or (y) any Interest Payment Date or date of prepayment pursuant to Sections 2.10(a) through (c). Upon such reallocation, (i) the specified amount of such Lender’s applicable Revolving Dollar Commitments or Revolving Multicurrency Commitments, as applicable, shall be deemed to be converted to an increase in such Revolving Multicurrency Commitments or Revolving Dollar Commitments, as applicable, for all purposes hereof, (ii) each Revolving Lender shall purchase or sell Revolving Dollar Loans and/or Revolving Multicurrency Loans, as applicable, at par to the other Lenders as specified by the Administrative Agent in an amount necessary such that, after giving effect to all such purchases and sales, each Revolving Lender shall have funded its pro rata share of the entire amount of the then outstanding Revolving Dollar Loans and Revolving Multicurrency Loans and (iii) the Borrower shall pay to the Revolving Lenders of each Class the amounts, if any, payable under Section 2.15 as a result of any resulting prepayment.

Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid with respect to the Term Loans may not be reborrowed. The Term Commitment of each Term Lender shall automatically terminate upon such Term Lender fully funding its Term Commitment.

SECTION 2.02.          Loans and Borrowings.

(a)         Obligations of Lenders. Except for any Borrowing made in compliance with Section 4.02 with the available 2031 Revolving Commitments of the 2031 Revolving Lenders to pay or prepay 2027 Loans, each Loan shall be made as part of a Borrowing consisting of Loans of the same Class, Currency and Type made by the applicable Lenders ratably in accordance with their respective Commitments of the same Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)         Type of Loans. Subject to Section 2.13, (i) each Borrowing of a Class shall be constituted entirely of ABR Loans, of Term Benchmark Loans, of RFR Loans or of Eurocurrency Loans of such Class denominated in a single Currency as the Borrower may request in accordance herewith. Each ABR Loan shall be denominated in Dollars and (ii) each Pro-Rata Borrowing shall be constituted entirely of ABR Loans, Term Benchmark Loans or of RFR Loans denominated in Dollars. Each Lender at its option may make any Term Benchmark Loan, RFR Loan or Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and (ii) in exercising such option, such Lender shall use commercially reasonable efforts to minimize any increased costs to the Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.14 shall apply).

(c)         Minimum Amounts. Each Borrowing (whether Eurocurrency, Term Benchmark, RFR, ABR or Swingline) shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, with respect to any Agreed Foreign Currency, such smaller minimum amount as may be agreed to by the Administrative Agent; provided that (i) an ABR Borrowing of a Class may be in an aggregate principal amount that is equal to the entire unused balance of the total Commitments of such Class or that is required to finance the reimbursement of an LC Disbursement of such Class as contemplated by Section 2.05(f) and (ii) any Pro-Rata Borrowing may be in an aggregate principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Borrowings of more than one (1) Class, Currency and Type may be outstanding at the same time.

(d)         Limitations on Interest Periods. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request (or to elect to convert to or continue as a Eurocurrency Borrowing or a Term Benchmark Borrowing) any Borrowing if the Interest Period requested therefor would end after the applicable Maturity Date. After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than fifteen (15) Interest Periods with respect to Term Benchmark Borrowings in effect at any time.

SECTION 2.03.          Requests for Borrowings.

(a)         Notice by the Borrower. To request a Borrowing (other than a Swingline Loan), the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy or electronic communication) (i) in the case of a Term Benchmark Borrowing, not later than 12:00 p.m., New York City time, three (3) U.S. Government Securities Business Days before the date of the proposed Borrowing, (ii) in the case of a Eurocurrency Borrowing, not later than 12:00 p.m., New York City time, three (3) Business Days before the date of the proposed Borrowing, (iii) in the case of an ABR Borrowing, not later than 12:00 p.m., New York City time, on the date of the proposed Borrowing, (iv) in the case of an RFR Borrowing (other than an RFR Borrowing denominated in CHF or JPY), not later than 12:00 p.m., New York City time, three (3) Business Days before the date of the proposed Borrowing, (v) in the case of an RFR Borrowing denominated in CHF, not later than 10:00 a.m., New York City time, three (3) Business Days before the date of the proposed Borrowing or (vi) in the case of an RFR Borrowing denominated in JPY, not later than 12:00 p.m., New York City time, four (4) Business Days before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, telecopy or electronic mail to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Notwithstanding the other provisions of this Agreement, in the case of any Revolving Borrowing denominated in Dollars, the Borrower may request that such Borrowing be split into a Dollar Loan in an aggregate principal amount equal to the Pro-Rata Dollar Portion and a Revolving Multicurrency Loan in an aggregate amount equal to the Pro-Rata Multicurrency Portion (any such Borrowing, a “Pro-Rata Borrowing”). Except as expressly set forth in this Agreement, a Pro-Rata Borrowing shall be treated as being comprised of two (2) separate Borrowings, a Borrowing under the Revolving Dollar Commitments and a Borrowing under the Revolving Multicurrency Commitments.

(b)         Content of Borrowing Requests. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)          whether such Borrowing is to be made under the Term Commitments, the Revolving Dollar Commitments or the Revolving Multicurrency Commitments or as a Pro-Rata Borrowing;

(ii)         in the case of a Revolving Borrowing, if such Borrowing is a Pro-Rata Borrowing, the Pro-Rata Dollar Portion and the Pro-Rata Multicurrency Portion;

(iii)        in the case of a Revolving Borrowing, the aggregate amount and Currency of the requested Borrowing;

(iv)        the date of such Borrowing, which shall be a Business Day (or, in the case of the Borrowing of the Initial Term Loans, the Effective Date);

(v)         in the case of the Term Loans or any Revolving Borrowing denominated in Dollars, whether such Borrowing is to be an ABR Borrowing, Term Benchmark Borrowing or RFR Borrowing;

(vi)        in the case of a Eurocurrency Borrowing or Term Benchmark Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d); and

(vii)       the location and number of the Borrower’s account (or such other account(s) as the Borrower may designate in a written Borrowing Request accompanied by information reasonably satisfactory to the Administrative Agent as to the identity and purpose of such other account(s)) to which funds are to be disbursed or, in the case of any ABR Borrowing requested to finance the reimbursement of an LC Disbursement provided in Section 2.05(f), the identity of the Issuing Bank that made such LC Disbursement.

(c)         Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amounts of such Lender’s Loan to be made as part of the requested Borrowing.

(d)         Failure to Elect. If no election as to the Class of a Revolving Borrowing is specified in a Borrowing Request, then the requested Borrowing shall be denominated in Dollars and shall be a Pro-Rata Borrowing. If no election as to the Currency of a Revolving Borrowing is specified in a Borrowing Request, then the requested Borrowing shall be denominated in Dollars. If no election as to the Type of a Borrowing is specified in a Borrowing Request, then the requested Borrowing shall be a Eurocurrency Borrowing or Term Benchmark Borrowing having an Interest Period of one (1) month and, if an Agreed Foreign Currency has been specified, the requested Borrowing shall be a Eurocurrency Borrowing denominated in such Agreed Foreign Currency and having an Interest Period of one (1) month; provided, however, if the specified Agreed Foreign Currency is GBP, CHF or JPY, the requested Borrowing shall be an RFR Borrowing denominated in GBP, CHF or JPY, respectively. If a Eurocurrency Borrowing is requested but no Interest Period is specified, (i) if the Currency specified for such Borrowing is Dollars (or if no Currency has been so specified), the requested Borrowing shall be a Term Benchmark Borrowing denominated in Dollars having an Interest Period of one (1) month’s duration, and (ii) if the Currency specified for such Borrowing is an Agreed Foreign Currency, the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration.

(e)         Notice by Borrower for Initial Borrowing. Notwithstanding anything to the contrary herein and the notice requirements set forth in Section 2.03(a), to request a Borrowing to be made on the Effective Date, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy or electronic communication) not later than 12:00 p.m., New York City time, one (1) Business Day before the date of the proposed Effective Date (or such later time as reasonably agreed by the Administrative Agent). For the avoidance of doubt, such notice shall not affect any future obligations of the Borrower to comply with the obligations of Section 2.03(a) in connection with any Borrowing Request.

SECTION 2.04.     Swingline Loans.

(a)     Agreement to Make Swingline Loans. Subject to the terms and conditions set forth herein, each Swingline Lender severally agrees to make Swingline Loans under the Revolving Multicurrency Commitment to the Borrower from time to time during the Availability Period for the 2031 Revolving Multicurrency Commitments, in Dollars, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $100,000,000, (ii) the sum of any Swingline Lender’s outstanding Revolving Multicurrency Loans, its Multicurrency LC Exposure and its outstanding Swingline Loans exceeding its Revolving Multicurrency Commitment; (iii) the total Revolving Multicurrency Credit Exposures exceeding the aggregate Revolving Multicurrency Commitments or (iv) the total Covered Debt Amount exceeding the Borrowing Base then in effect; provided that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay, prepay and reborrow Swingline Loans.

(b)         Notice of Swingline Loans by the Borrower. To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy or electronic communication) not later than 2:00 p.m., New York City time, on the day of such proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the Swingline Lender from which such Swingline Loan shall be made, the requested date (which shall be a Business Day) and the amount of the requested Swingline Loan. The Administrative Agent will promptly advise the applicable Swingline Lender of any such notice received from the Borrower. Each Swingline Lender shall make each applicable Swingline Loan available to the Borrower by means of a credit to the Borrower’s account specified in Section 2.03(b)(vii) (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), by remittance to the applicable Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c)         Participations by Lenders in Swingline Loans. Any Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time on any Business Day, require the Revolving Multicurrency Lenders (other than any 2027 Revolving Lenders for which such 2027 Revolving Lender’s applicable 2027 Revolving Commitment Termination Date has occurred) to acquire participations on such Business Day in all or a portion of such Swingline Loans, and the Revolving Multicurrency Lenders shall participate in such Swingline Loans (and in the event any such Swingline Loan is not repaid within five (5) Business Days, such Swingline Loan shall be converted to a Term Benchmark Loan having an Interest Period of one (1) month’s duration made ratably by the Revolving Multicurrency Lenders and shall no longer constitute a Swingline Loan). Such notice to the Administrative Agent shall specify the aggregate amount of Swingline Loans in which the Revolving Multicurrency Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Multicurrency Lender specifying in such notice such Lender’s Applicable Revolving Multicurrency Percentage of such Swingline Loan or Loans. Each Revolving Multicurrency Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above in this paragraph, to pay to the Administrative Agent, for account of any applicable Swingline Lender, such Lender’s Applicable Revolving Multicurrency Percentage of the applicable Swingline Loan or Loans.

Subject to the foregoing, each Revolving Multicurrency Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph (c) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Multicurrency Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Multicurrency Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Multicurrency Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Multicurrency Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the applicable Swingline Lender. Any amounts received by a Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Multicurrency Lenders that shall have made their payments pursuant to this paragraph and to the applicable Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

(d)     Replacement of Any Swingline Lender. Any Swingline Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Administrative Agent shall notify the Revolving Multicurrency Lenders of any such resignation and replacement of any Swingline Lender. In addition, if any Swingline Lender, in its capacity as a Lender, assigns all of its Loans and Commitments in connection with the terms of this Agreement, such Swingline Lender shall be deemed to have automatically resigned as a Swingline Lender hereunder. The Administrative Agent shall notify the Revolving Multicurrency Lenders of any such replacement of any Swingline Lender. At the time any such replacement or resignation shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced or resigning Swingline Lender pursuant to Section 2.11. From and after the effective date of any such replacement, (i) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans to be made thereafter and (ii) references herein to the term “Swingline Lender” and/or “Swingline Lenders” shall be deemed to refer to such successor or successors (and the other current Swingline Lenders, if applicable) or to any previous Swingline Lender, or to such successor or successors (and all other current Swingline Lenders) and all previous Swingline Lenders, as the context shall require. After the replacement or resignation of an Swingline Lender hereunder, the replaced or resigning Swingline Lender shall have no obligation to make additional Swingline Loans.

SECTION 2.05.          Letters of Credit.

(a)         General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Borrower may request any Issuing Bank to issue, and each Issuing Bank severally agrees to issue, at any time and from time to time during the Availability Period for the 2031 Revolving Commitments, Letters of Credit denominated in Dollars or in any Agreed Foreign Currency for its own account or the account of its designee (provided the Borrower shall remain primarily liable to the Lenders hereunder for payment and reimbursement of all amounts payable in respect of such Letter of Credit hereunder) in such form as is acceptable to such Issuing Bank and such named beneficiary or beneficiaries as are specified by the Borrower, each in its reasonable determination, and for the benefit of such named beneficiary or beneficiaries as are specified by the Borrower. Letters of Credit issued hereunder shall constitute utilization of the Revolving Multicurrency Commitments or the Revolving Dollar Commitments, as applicable, up to the aggregate amount then available to be drawn thereunder. Without limiting any rights of an Issuing Bank under this Section 2.05, no Issuing Bank shall be obligated to issue, amend, renew or extend any Letter of Credit (i) denominated in any Foreign Currency if at the time of such issuance, such Issuing Bank, in its capacity as a Lender, would not be required to make Loans in such Foreign Currency hereunder or (ii) if, immediately after giving effect to such issuance, amendment, renewal or extension, the sum of such Issuing Bank’s outstanding Revolving Loans, Letters of Credit and Swingline Exposure (if any) would exceed such Issuing Bank’s Revolving Dollar Commitment or Revolving Multicurrency Commitment, as the case may be.

This Section 2.05 shall not be construed to impose an obligation upon any Issuing Bank to issue, amend, renew or extend any Letter of Credit if (i) any order, judgment or decree of any Governmental Authority shall by its terms purport to enjoin or restrain such Issuing Bank from issuing, amending or extending such Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Fifth Amendment Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Fifth Amendment Effective Date and which such Issuing Bank in good faith deems material to it or (ii) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally.

(b)         Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by such Issuing Bank) not later than 12:00 p.m., New York City time, on the day of such proposed issuance (or the amendment, renewal or extension of an outstanding Letter of Credit) to any Issuing Bank and the Administrative Agent a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section 2.05), the amount, Class of Commitment and Currency of such Letter of Credit, stating that such Letter of Credit is to be issued under the Revolving Multicurrency Commitments or Revolving Dollar Commitments, as applicable, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. The Administrative Agent will promptly notify the Lenders following the issuance of any Letter of Credit.

If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(c)         Limitations on Amounts. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure at such time of the Issuing Banks (determined for these purposes without giving effect to the participations therein of the Lenders pursuant to paragraph (e) of this Section 2.05) shall not exceed the lesser of (x) $175,000,000 and (y) the aggregate amount of LC Commitments by the Issuing Banks, (ii) the total Revolving Multicurrency Credit Exposures shall not exceed the aggregate Revolving Multicurrency Commitments and the total Revolving Dollar Credit Exposure shall not exceed the aggregate Revolving Dollar Commitments, (iii) with respect to each Issuing Bank, the sum of such Issuing Bank’s outstanding Revolving Loans, Letters of Credit and Swingline Exposure (if any) of such Class shall not exceed its Commitment of such Class, (iv) the total Covered Debt Amount shall not exceed the Borrowing Base then in effect, (v) with respect to each Issuing Bank, the sum of such Issuing Bank’s Letters of Credit shall not exceed such Issuing Bank’s LC Commitment (unless consented to by such Issuing Bank) and (vi) notwithstanding anything in this Section 2.05 to the contrary, with respect to Citibank, N.A. in its capacity as an Issuing Bank, the sum of its outstanding Letters of Credit shall not exceed $25,000,000 (or such greater amount as Citibank, N.A., in its capacity as an Issuing Bank, may, in its sole discretion, agree to issue, amend, renew or extend Letters of Credit from time to time).

(d)         Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the date twelve (12) months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, twelve (12) months after the then-current expiration date of such Letter of Credit, so long as such renewal or extension occurs within three (3) months of such then-current expiration date); provided that any Letter of Credit with a one (1) year term may provide for the renewal thereof for additional one (1) year periods; provided further, that (x) in no event shall a Letter of Credit expire after the latest Commitment Termination Date unless the Borrower (1) deposits, on or prior to the latest Commitment Termination Date, into the Letter of Credit Collateral Account Cash in an amount equal to 102% of the undrawn face amount of all Letters of Credit that remain outstanding as of the close of business on the latest Commitment Termination Date and (2) pays in full, on or prior to the latest Commitment Termination Date, all commissions required to be paid with respect to any such Letter of Credit through the then-current expiration date of such Letter of Credit and (y) no Letter of Credit shall have an expiry date after the latest applicable Maturity Date.

(e)         Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by an Issuing Bank, and without any further action on the part of the Issuing Banks or the Lenders, (i) in the case of a Multicurrency Issuing Bank, such Multicurrency Issuing Bank hereby grants to each Revolving Multicurrency Lender (other than any 2027 Revolving Multicurrency Lender for which such 2027 Revolving Multicurrency Lender’s applicable 2027 Revolving Multicurrency Commitment Termination Date has occurred), and each Revolving Multicurrency Lender hereby acquires from such Multicurrency Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Revolving Multicurrency Percentage of the aggregate amount available to be drawn under such Letter of Credit and (ii) in the case of a Dollar Issuing Bank, such Dollar Issuing Bank hereby grants to each Revolving Dollar Lender (other than any 2027 Revolving Dollar Lender for which such 2027 Revolving Dollar Lender’s applicable 2027 Revolving Dollar Commitment Termination Date has occurred), and each Revolving Dollar Lender hereby acquires from such Dollar Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Revolving Dollar Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the applicable Class of Commitments.

In consideration and in furtherance of the foregoing, (x) each Revolving Multicurrency Lender (other than any 2027 Revolving Multicurrency Lender for which such 2027 Revolving Multicurrency Lender’s applicable 2027 Revolving Multicurrency Commitment Termination Date has occurred) hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of each Revolving Multicurrency Issuing Bank, such Lender’s Applicable Revolving Multicurrency Percentage of each LC Disbursement made by each such Multicurrency Issuing

Bank and (y) each Revolving Dollar Lender (other than any 2027 Revolving Dollar Lender for which such 2027 Revolving Dollar Lender’s applicable 2027 Revolving Dollar Commitment Termination Date has occurred) hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of each Dollar Issuing Bank, such Lender’s Applicable Revolving Dollar Percentage of each LC Disbursement made by each such Dollar Issuing Bank, in each case, in respect of Letters of Credit promptly upon the request of each such Issuing Bank (which such request shall be made by such Issuing Bank in accordance with the notice requirements applicable to the Borrower with respect to a request for Loans in Section 2.03) at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to such Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to Section 2.05(f), the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse an Issuing Bank, then to such Lenders and such Issuing Banks as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)          Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such Issuing Bank in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, provided that, if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein (other than any minimum amounts, including as set forth in Section 2.02(c)), request in accordance with Section 2.03 that such payment be financed with a Eurocurrency Borrowing or a Term Benchmark Borrowing, in each case having an Interest Period of one (1) month’s duration of either Class (or a Pro-Rata Borrowing), an RFR Borrowing, an ABR Borrowing or a Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Eurocurrency Borrowing, Term Benchmark Borrowing, RFR Borrowing, ABR Borrowing or Swingline Loan.

If the Borrower fails to make such payment when due, the Administrative Agent shall notify each affected Revolving Lender with a Commitment then in effect of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender’s Applicable Revolving Multicurrency Percentage or Applicable Revolving Dollar Percentage, as applicable, thereof.

(g)         Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section 2.05 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05, constitute a legal or equitable discharge of the Borrower’s obligations hereunder.

None of the Administrative Agent, the Lenders, the Issuing Banks, or any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the Issuing Banks or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Banks; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by any Issuing Bank’s gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

(i)          the Issuing Banks may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

(ii)         the Issuing Banks shall have the right, in their sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

(iii)        this sentence shall establish the standard of care to be exercised by the Issuing Banks when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

(h)         Disbursement Procedures. Each Issuing Bank shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy or electronic communication) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the applicable Issuing Bank and the applicable Lenders with respect to any such LC Disbursement.

(i)          Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement within two (2) Business Days following the date when due pursuant to paragraph (f) of this Section 2.05, then the provisions of Section 2.12(e) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section 2.05 to reimburse an Issuing Bank shall be for the account of such Lender to the extent of such payment.

(j)          Resignation or Replacement of an Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. In addition, any Issuing Bank may resign as an Issuing Bank hereunder upon not less than three (3) Business Days prior written notice to the Administrative Agent and the Borrower; provided further that if any Issuing Bank, in its capacity as a Lender, assigns all of its Loans and Commitments in accordance with the terms of this Agreement, such Issuing Bank shall be deemed to have automatically resigned as an Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement or resignation of an Issuing Bank. At the time any such replacement or resignation shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced or resigning Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” and/or “Issuing Banks” shall be deemed to refer to such successor or successors (and the other current Issuing Banks, if applicable) or to any previous Issuing Bank, or to such successor or successors (and all other current Issuing Banks) and all previous Issuing Banks, as the context shall require. After the replacement or resignation of an Issuing Bank hereunder, the replaced or resigning Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement or resignation, but shall not be required to issue additional Letters of Credit.

(k)     Designation of Additional Issuing Banks. The Borrower may, at any time and from time to time, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), designate as additional Issuing Banks one (1) or more Lenders that agree to serve in such capacity as provided below. The acceptance by a Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent, executed by the Borrower, the Administrative Agent and such designated Lender and, from and after the effective date of such agreement, (i) such Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein or therein to the term “Issuing Bank” shall be deemed to include such Lender in its capacity as an issuer of Letters of Credit hereunder.

(l)          Cash Collateralization. If the Borrower shall be required to provide cover for LC Exposure of a Class of Commitments pursuant to Section 2.09(a), Section 2.10(c), Section 2.10(d), Section 2.18(c)(ii), Section 2.22(b) or the last paragraph of Section 7.01, the Borrower shall promptly deposit into a segregated collateral account or accounts (herein, collectively, the “Letter of Credit Collateral Account”) in the name and under the dominion and control of the Administrative Agent, Cash denominated in the Currency of the Letter of Credit under which such LC Exposure arises in an amount equal to the amount required under Section 2.09(a), Section 2.10(c), Section 2.10(d), Section 2.18(c)(ii), Section 2.22(b) or the last paragraph of Section 7.01, as applicable. Such deposit shall be held by the Administrative Agent as collateral in the first instance for the LC Exposure under this Agreement and thereafter for the payment of the Secured Obligations, and for these purposes the Borrower hereby grants a security interest to the Administrative Agent for the benefit of the Lenders in the Letter of Credit Collateral Account and in any financial assets (as defined in the Uniform Commercial Code) or other property held therein. If the Borrower is required to provide cash collateral hereunder as a result of the occurrence of an Event of Default, such cash collateral (to the extent not applied as set forth in this Section 2.05(l)) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide cash collateral hereunder pursuant to Section 2.10(b)(ii), such cash collateral (to the extent not applied as set forth in this Section 2.05(l)) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the aggregate Credit Exposures would not exceed the aggregate Commitments and no Default shall have occurred and be continuing.

SECTION 2.06.          Funding of Borrowings.

(a)         Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b)         Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.06 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in the corresponding Currency with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable at the time to ABR Loans in the case of a Dollar Borrowing or the interest rate applicable to such Borrowing in the case of a Multicurrency Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Nothing in this paragraph shall relieve any Lender of its obligation to fulfill its commitments hereunder, and shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.07.     Interest Elections.

(a)     Elections by the Borrower for Borrowings. Subject to Section 2.03(d), the Loans constituting each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing or a Term Benchmark Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Eurocurrency Borrowing or a Term Benchmark

Borrowing, may elect the Interest Period therefor, all as provided in this Section 2.07; provided, however, that (i) a Borrowing of a Class may only be continued or converted into a Borrowing of the same Class, (ii) a Borrowing denominated in one Currency may not be continued as, or converted to, a Borrowing in a different Currency, (iii) no Eurocurrency Borrowing may be continued if, after giving effect thereto, the aggregate Revolving Multicurrency Credit Exposures would exceed the aggregate Revolving Multicurrency Commitments, and (iv) a Eurocurrency Borrowing may not be converted to a Borrowing of a different Type. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders of the respective Class holding the Loans constituting such Borrowing, and the Loans constituting each such portion shall be considered a separate Borrowing. For the avoidance of doubt, this Section 2.07(a) shall not apply to Swingline Borrowings, which may not be converted or continued except in accordance with Section 2.04(c).

(b)         Notice of Elections. To make an election pursuant to this Section 2.07, the Borrower shall notify the Administrative Agent of such election by telephone (confirmed by telecopy or electronic communication) by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly (but no later than the close of business on the date of such request) by hand delivery, telecopy or electronic communication to the Administrative Agent of a written Interest Election Request signed by the Borrower.

(c)         Content of Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)          the Borrowing (including the Class of Commitments or Loans) to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

(ii)         the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)        whether, in the case of a Borrowing denominated in Dollars, the resulting Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing; and

(iv)        if the resulting Borrowing is a Eurocurrency Borrowing or a Term Benchmark Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d).

(d)         Notice by the Administrative Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)         Failure to Elect; Events of Default. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Eurocurrency Borrowing or a Term Benchmark Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, (i) if such Borrowing is denominated in Dollars, at the end of such Interest Period such Borrowing shall be converted to a Term Benchmark Borrowing of the same Class having an Interest Period of one (1) month’s duration, and (ii) if such Borrowing is denominated in a Foreign Currency, the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing no outstanding Eurocurrency Borrowing or Term Benchmark Borrowing may have an Interest Period of more than one (1) month’s duration.

SECTION 2.08.          Termination, Reduction or Increase of the Commitments.

(a)         Scheduled Termination. Unless previously terminated in accordance with the terms of this Agreement, the 2027 Revolving Commitments shall terminate on the 2027 Revolving Commitment Termination Date and the 2031 Revolving Commitments shall terminate on the 2031 Revolving Commitment Termination Date.

(b)         Voluntary Termination or Reduction. The Borrower may at any time without premium or penalty terminate, or from time to time reduce, the 2027 Revolving Dollar Commitments, the 2031 Revolving Dollar Commitments, the 2027 Revolving Multicurrency Commitments and/or the 2031 Revolving Multicurrency Commitments ratably among (and within) each Class (and assuming, solely for such purpose, that the 2027 Revolving Dollar Commitments, the 2031 Revolving Dollar Commitments, the 2027 Revolving Multicurrency Commitments and the 2031 Revolving Multicurrency Commitments are separate Classes); provided that (i) each reduction of such Commitments shall be in an amount that is $5,000,000 (or, if less, the entire remaining amount of the applicable Commitments of any Class) or a larger multiple of $1,000,000 in excess thereof (or the entire amount of such applicable Commitments of such Class) and (ii) the Borrower shall not terminate or reduce any Revolving Commitments if, immediately after giving effect to any concurrent prepayment of the Loans of any Class in accordance with Section 2.10, the total Revolving Credit Exposures of such Class would exceed the total Commitments of such Class (and assuming, solely for such purpose, that the 2027 Revolving Dollar Commitments, the 2031 Revolving Dollar Commitments, the 2027 Revolving Multicurrency Commitments and the 2031 Revolving Multicurrency Commitments are separate Classes).

(c)         Notice of Voluntary Termination or Reduction. The Borrower shall notify the Administrative Agent of any election to terminate or reduce any Commitments under paragraph (b) of this Section 2.08 at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.08(c) shall be irrevocable; provided that a notice of termination or reduction of any Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other events, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(d)         2027 Revolving Commitments and 2031 Revolving Commitments. Unless earlier terminated, on the Commitment Termination Date for the 2027 Revolving Commitments, the 2027 Revolving Commitments will terminate, and the 2027 Revolving Lenders will have no further obligation to make Loans to the Borrower, or to acquire participations in Letters of Credit or Swingline Loans made or issued after such Commitment Termination Date; provided that the foregoing will not release any 2027 Revolving Lender from any such obligation to make Loans to the Borrower, or acquire or fund participations in Letters of Credit or Swingline Loans, in each case that was required to be performed on or prior to the Commitment Termination Date for the 2027 Revolving Commitments. Unless previously extended or reallocated pursuant to Section 2.22, (i) on the Maturity Date for the 2027 Revolving Commitments, each 2031 Revolving Lender will acquire and fund, in accordance with Section 2.05, participations in Letters of Credit outstanding on the Maturity Date for the 2027 Revolving Commitments, and will acquire and fund in accordance with Section 2.05, participations in Letters of Credit issued after such Maturity Date, in each case in an amount equal to such Lender’s Applicable Revolving Dollar Percentage or Applicable Multicurrency Percentage, as the case may be, of such Letter of Credit, subject to the satisfaction of the conditions set forth in Section 4.02 on such Maturity Date (and, unless Borrower shall have otherwise notified the Administrative Agent at such time, Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time); provided that the Revolving Credit Exposure of each 2031 Revolving Lender does not exceed such Lender’s Revolving Commitment. Unless previously extended or reallocated pursuant to Section 2.22, on the Maturity Date for the 2027 Revolving Commitments, each 2031 Revolving Lender will acquire and fund in accordance with Section 2.04, participations in Swingline Loans outstanding on the Maturity Date for the 2027 Revolving Commitments, and will acquire and fund in accordance with Section 2.04, participations in Swingline Loans made after such Maturity Date, in each case in an amount equal to such Lender’s Applicable Revolving Multicurrency Percentage of such Swingline Loans, subject to the satisfaction of the conditions set forth in Section 4.02 on such Maturity Date (and, unless Borrower shall have otherwise notified the Administrative Agent at such time, Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time); provided that the Revolving Credit Exposure of each 2031 Revolving Lender does not exceed such Lender’s Revolving Commitment.

(e)         Effect of Termination or Reduction. Any termination or reduction of the 2027 Revolving Commitments or the 2031 Revolving Commitments of a Class shall be permanent.

(f)          Increase of the Commitments.

(i)          Requests for Increase by Borrower. The Borrower shall have the right, at any time after the Effective Date but prior to the applicable Commitment Termination Date, to propose that the Commitments of a Class hereunder be increased or a new Class of Incremental Term Commitments be created (each such proposed increase or creation being a “Commitment Increase”) by notice to the Administrative Agent, specifying each existing Lender (each an “Increasing Lender”) and/or each additional lender (each an “Assuming Lender”) that shall have agreed to an additional Commitment and the date on which such increase or creation, as applicable, is to be effective (the “Commitment Increase Date”), which shall be a Business Day at least three (3) Business Days (or such lesser period as the Administrative Agent may reasonably agree) after delivery of such notice and at least thirty (30) days prior to the applicable Commitment Termination Date; provided that no Lender shall be obligated to provide any increased Commitment; provided, further that:

(A)        each increase shall be in a minimum amount of at least $25,000,000 or a larger multiple of $5,000,000 in excess thereof (or such lesser amount as the Administrative Agent may reasonably agree);

(B)         the aggregate amount of all Commitment Increases effected pursuant to this Section 2.08(f), shall not exceed $1,000,000,000;

(C)         in the case of a Commitment Increase under the Revolving Commitments, each Assuming Lender shall be consented to by the Administrative Agent and the Issuing Banks (in each case, which consent shall not be unreasonably withheld, conditioned or delayed);

(D)        in the case of any Commitment Increase (other than a Commitment Increase of Incremental Term Commitments used in connection with a Specified Purchase), no Default or Event of Default shall have occurred and be continuing on such Commitment Increase Date;

(E)         (1) in the case of a Commitment Increase of Incremental Term Commitments used in connection with a merger or consolidation with, or acquisition of all or substantially all of the assets of, any other Person by an Obligor permitted under Section 6.03 (such Person, a “Specified Target” and such merger, consolidation or acquisition a “Specified Purchase”), the Specified Representations (immediately after giving effect to such merger, consolidation or acquisition) and the Specified Purchase Agreement Representations (immediately prior to giving effect to such merger, consolidation or acquisition) shall be true and correct in all material respects on and as of such Commitment Increase Date, or (2) in the case of any other Commitment Increase, the representations and warranties made by the Borrower and/or its Significant Subsidiaries, as applicable, contained in this Agreement shall be true and correct in all material respects (or, in the case of any portion of the representations and warranties already subject to a materiality qualifier, true and correct in all respects) on and as of the Commitment Increase Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

(F)         no 2027 Revolving Commitments or 2027 Term Loans may be increased pursuant to this clause (f), unless extended in accordance with Section 2.22(c).

(ii)         Effectiveness of Commitment Increase by Borrower. The Assuming Lender, if any, shall become a Lender hereunder as of such Commitment Increase Date with the Commitment in the amount set forth in the applicable Incremental Assumption Agreement, and the Commitment of the respective Class of any Increasing Lender part of such Commitment Increase, and such Assuming Lender shall be increased as of such Commitment Increase Date to the amount set forth in the applicable Incremental Assumption Agreement; provided that:

(A)        the Administrative Agent shall have received a certificate of a duly authorized officer of the Borrower stating that each of the applicable conditions to such Commitment Increase set forth in the foregoing paragraph (i) has been satisfied;

(B)         each Assuming Lender or Increasing Lender shall have delivered to the Administrative Agent, on or prior to such Commitment Increase Date, an agreement (an “Incremental Assumption Agreement”), in form and substance reasonably satisfactory to the Borrower and the Administrative Agent, pursuant to which such Lender shall, effective as of such Commitment Increase Date, undertake a Commitment or an increase of Commitment in each case of the respective Class, duly executed by such Assuming Lender or Increasing Lender, as applicable, and the Borrower and acknowledged by the Administrative Agent; and

(C)         in the case of a Commitment Increase under the Term Commitments, each Assuming Lender and Increasing Lender shall on such Commitment Increase Date make available their respective Term Loans to the Borrower pursuant to procedures reasonably established by the Administrative Agent.

(iii)        Recordation into Register. Upon its receipt of an agreement referred to in clause (ii)(B) above executed by an Assuming Lender or an Increasing Lender and, if applicable, upon the making of any Incremental Term Loans pursuant to clause (ii)(C), together with the certificate referred to in clause (ii)(A) above, the Administrative Agent shall, if such agreement has been completed, (x) accept such agreement, (y) record the information contained therein, and if applicable, the Incremental Term Loans, in the Register and (z) give prompt notice thereof to the Borrower.

(iv)        Adjustments of Borrowings upon Effectiveness of Increase. In the case of a Commitment Increase under the Revolving Commitments, on each Commitment Increase Date, the Borrower shall (A) prepay the outstanding Revolving Loans (if any) of the affected Class in full, (B) simultaneously borrow new Revolving Loans of such Class hereunder in an amount equal to such prepayment (in the case of Eurocurrency Loans or Term Benchmark Loans, with Relevant Rates or Adjusted Term SOFR Rate, equal to the outstanding Relevant Rates, as applicable, and with Interest Period(s) ending on the date(s) of any then outstanding Interest Period(s); provided that for any outstanding Interest Period of less than one (1) month, the Interest Period will be deemed equal to one (1) month), as applicable (as modified hereby); provided that with respect to subclauses (A) and (B), (x) the prepayment to, and borrowing from, any existing Revolving Lender shall be effected by book entry to the extent that any portion of the amount prepaid to such Revolving Lender will be subsequently borrowed from such Revolving Lender and (y) the existing Revolving Lenders, the Increasing Lenders and the Assuming Lenders shall make and receive payments among themselves, in a manner acceptable to the Administrative Agent, so that, after giving effect thereto, the Revolving Loans of such Class are held ratably by the Revolving Lenders of such Class in accordance with the respective Revolving Commitments of such Class of such Revolving Lenders (after giving effect to such Commitment Increase) and (C) pay to the Revolving Lenders of such Class the amounts, if any, payable under Section 2.15 as a result of any such prepayment. Concurrently therewith, the Revolving Lenders of such Class shall be deemed to have adjusted their participation interests in any outstanding Swingline Loans and Letters of Credit of such Class so that such interests are held ratably in accordance with their Revolving Commitments of such Class as so increased.

(v)         Terms of Loans Issued on the Commitment Increase Date. The terms and provisions of any new Loans issued by any Assuming Lender or Increasing Lender, and the Commitment Increase of any Assuming Lender or Increasing Lender, (A) in the case of a Commitment Increase under the Revolving Commitments, shall be identical to the terms and provisions of Loans issued by, and the Commitments of, the Revolving Lenders immediately prior to the applicable Commitment Increase Date (except that any upfront or similar one-time fee may be different), and (B) in the case of a Commitment Increase under the Term Commitments, shall be as agreed among the Borrower and any Assuming Lender and/or Increasing Lender participating therein, which, for the avoidance of doubt, may be different for each Class of Incremental Term Commitments.

(vi)        For purposes of this Section 2.08, the 2027 Revolving Dollar Commitments, the 2031 Revolving Dollar Commitments, the 2027 Revolving Multicurrency Commitments and the 2031 Revolving Multicurrency Commitments shall be treated as separate Classes.

(g)         Reduction of 2027 Revolving Lenders’ Commitment. Notwithstanding anything to the contrary herein (including Sections 2.08(d) and 2.17(c)):

(i)          The Borrower may at any time (w) terminate, or from time to time reduce, the Commitments of the 2027 Revolving Lenders on a ratable basis without reducing the Commitments of the 2031 Revolving Lenders (and, to the extent that the 2027 Revolving Dollar Loans or the 2027 Revolving Multicurrency Loans exceed the amount of the 2027 Revolving Dollar Commitments or the 2027 Revolving Multicurrency Commitments, as the case may be, after giving effect to any such reduction in 2027 Revolving Commitments, to prepay the 2027 Revolving Dollar Loans or the 2027 Revolving Multicurrency Loans, as the case may be, to the extent of such excess, in each case on a ratable basis and without prepaying the 2031 Revolving Loans) or (x) prepay the 2027 Term Loans of the 2027 Term Lenders on a ratable basis without prepaying the 2031 Term Loans of the 2031 Term Lenders; provided that (A) each reduction of the Commitments of the 2027 Revolving Lenders or prepayment of the 2027 Term Loans hereunder shall be in an amount that is $5,000,000 or a larger multiple of $1,000,000 in excess thereof (or, in each case, the entire Commitments of the 2027 Revolving Lenders or all 2027 Term Loans of the 2027 Term Lenders, as applicable) and (B) the Borrower shall prepay Revolving Dollar Loans and/or Revolving Multicurrency Loans such that, after giving effect thereto, the Revolving Dollar Loans and the Revolving Multicurrency Loans are held ratably by the Revolving Lenders of the applicable Class in accordance with the respective Revolving Commitments of such Class of such Revolving Lenders (after giving effect to such reduction), which prepayments may, in each case, be funded by new Borrowings of 2031 Revolving Loans subject to the satisfaction of the conditions set forth in Section 4.02 (it being understood and agreed that for purposes of this clause (g), 2027 Revolving Loans and 2031 Revolving Loans may, at the Borrower’s election, be treated as a separate Class).

(ii)         The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments of the 2027 Revolving Lenders or prepay the 2027 Term Loans under this clause (g) at least three (3) Business Days (or such lesser period as the Administrative Agent may reasonably agree) prior to the effective date of such reduction or prepayment, as the case may be, in each case, specifying such election and the related effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise each Lender of the contents thereof. Each notice delivered by the Borrower pursuant to this clause (g) shall be irrevocable; provided that a notice of termination or reduction may state that such notice is conditioned upon the effectiveness of other events, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(iii)        Any termination or reduction of the Commitment or prepayment of Loans of any 2027 Revolving Lender, 2027 Term Lender pursuant to this clause (g) shall be permanent and, if applicable in connection with any termination or reduction of Commitments, shall be made concurrently with all required reallocation prepayments and cash collateralizations required under Section 2.22.

(iv)        For the avoidance of doubt, subject to Section 4.02, Borrowings of 2031 Revolving Loans may be used to pay or prepay 2027 Loans.

SECTION 2.09.          Repayment of Loans; Evidence of Debt.

(a)         Repayment. The Borrower hereby unconditionally promises to repay the Loans of each Class (for which the 2027 Loans and the 2031 Loans shall be separate Classes for this purpose) as follows:

(i)          to the Administrative Agent for the account of the applicable Lenders the outstanding principal amount of each Loan on the applicable Maturity Date for such Class; and

(ii)         to the applicable Swingline Lender the then unpaid principal amount of each Swingline Loan made by such Swingline Lender, on the earlier of the latest Commitment Termination Date and the date that is five (5) Business Days after such Swingline Loan is made; provided that any Swingline Loan that is not repaid timely in accordance with this clause (ii) shall be automatically converted to a Term Benchmark Loan in accordance with Section 2.04(c); provided further that on each date that a Borrowing of such Class of Loans is made, the Borrower shall repay all Swingline Loans of such Class then outstanding.

In addition, on the latest applicable Maturity Date, to the extent any Letter of Credit is outstanding (notwithstanding the requirements of Section 2.05(d)), the Borrower shall deposit into the Letter of Credit Collateral Account Cash in an amount equal to 102% of the undrawn face amount of all Letters of Credit outstanding on the close of business on the latest applicable Maturity Date, such deposit to be held by the Administrative Agent as collateral security for the LC Exposure under this Agreement in respect of the undrawn portion of such Letters of Credit.

(b)         Manner of Payment. Subject to Section 2.10(d), prior to any repayment or prepayment of any Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be paid and shall notify the Administrative Agent by telephone (confirmed by telecopy or electronic communication) of such selection not later than 12:00 p.m., New York City time, three (3) Business Days before the scheduled date of such repayment; provided that, each repayment of Borrowings within a Class shall be applied to repay or prepay any outstanding ABR Borrowings of such Class before any other Borrowings of such Class. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings pro rata between any outstanding Dollar ABR Borrowings and outstanding Multicurrency ABR Borrowings, second, if no Class is specified, to any Pro-Rata Borrowings in the order of the remaining duration of their respective Interest Periods (the Pro-Rata Borrowing with the shortest remaining Interest Period to be repaid or prepaid first) and, third, within each Class, to any remaining Borrowings in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid or prepaid first). Each payment of a Pro-Rata Borrowing shall be applied ratably between the Revolving Dollar Loans and Revolving Multicurrency Loans included in such Pro-Rata Borrowing. Each payment of a Borrowing of a Class shall be applied ratably (with respect to (x) 2027 Term Loans and 2031 Term Loans, (y) 2027 Revolving Dollar Loans and 2031 Revolving Dollar Loans or (z) 2027 Revolving Multicurrency Loans and 2031 Revolving Multicurrency Loans, as the case may be) to the Loans of such Class included in such Borrowing, unless, in each case to the extent applicable, such payment is made in connection with the reduction of Commitments in accordance with Section 2.08(b) or Section 2.08(g), a mandatory prepayment pursuant to Section 2.10(d) or an extension or reallocation pursuant to Section 2.22, in which case such payment shall be applied in accordance with Section 2.08(d), Section 2.08(g), Section 2.10(d) or Section 2.22, as applicable. If the repayment or prepayment amount is denominated in Dollars and the Class of Commitment to be repaid or prepaid is not specified, the Borrower shall repay or prepay such amount pro rata between any outstanding ABR Borrowings of the Revolving Dollar Lenders and the Revolving Multicurrency Lenders, and thereafter repay or prepay the remaining Borrowings denominated in Dollars in the order of the remaining duration of their respective Interest Periods, commencing with such Borrowings with the shortest remaining Interest Period. If the repayment or prepayment is denominated in an Agreed Foreign Currency (including as a result of the Borrower’s receipt of proceeds from a prepayment event in such Agreed Foreign Currency), the Borrower may, at its option, repay or prepay any outstanding Borrowings in such Currency ratably among just the Revolving Multicurrency Lenders in the order of the remaining duration of their respective Interest Periods, commencing with such Borrowings with the shortest remaining Interest Period, and, if after such payment, the balance of the Borrowings denominated in such Currency is zero (0), then if there are any remaining proceeds, the Borrower shall repay or prepay the Loans (or provide cover for outstanding Letters of Credit as contemplated by Section 2.05(l)) on a pro-rata basis between each outstanding Class of Revolving Credit Exposure in the order of the remaining duration of their respective Interest Periods, commencing with such Borrowings with the shortest remaining Interest Period.

(c)         Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts and Currency of principal and interest payable and paid to such Lender from time to time hereunder.

(d)         Maintenance of Records by the Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount and Currency of each Loan made hereunder, the Class and Type thereof and each Interest Period therefor, (ii) the amount and Currency of any principal or interest due and payable or to become due and payable from the Borrower to each Lender of such Class hereunder and (iii) the amount and Currency of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e)         Effect of Entries. The entries made in the records maintained pursuant to paragraph (c) or (d) of this Section 2.09 shall be prima facie evidence, absent manifest error, of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records maintained by the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. In the event of any conflict between the Register and any other accounts and records maintained by the Administrative Agent, the Register shall control in the absence of manifest error.

(f)          Promissory Notes. Any Lender may request that Loans made by it be evidenced by a promissory note (or, in the case of any Lender having Commitments of different Classes, by separate promissory notes in respect of each Class of Commitments). In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its permitted registered assigns) in substantially the form attached hereto as Exhibit E or in such other form as shall be reasonably satisfactory to the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one (1) or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its permitted registered assigns).

SECTION 2.10.          Prepayment of Loans.

(a)         Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty except for payments under Section 2.15, subject to the requirements of this Section 2.10; provided, that (i) prior to the 2027 Revolving Commitment Termination Date, any optional prepayments of Revolving Loans will be made on a pro rata basis as between each applicable outstanding Class of Revolving Loans and (ii) prior to the Maturity Date of the 2027 Term Loans, any optional prepayments of Term Loans will be made on a pro rata basis between the outstanding 2027 Term Loans and 2031 Term Loans, unless, in each case to the extent applicable, such prepayment is made in connection with the reduction of Commitments in accordance with Section 2.08(b) or Section 2.08(g), a mandatory prepayment pursuant to Section 2.10(d) or an extension or reallocation pursuant to Section 2.22, in which case such prepayment shall be applied in accordance with Section 2.08(d), Section 2.08(g), Section 2.10(d) or Section 2.22, as applicable.

(b)         Mandatory Prepayments due to Changes in Exchange Rates.

(i)          Determination of Amount Outstanding. On each Revaluation Date, the Administrative Agent shall determine the aggregate Revolving Multicurrency Credit Exposure. For the purpose of this determination, the outstanding principal amount of any Loan or LC Exposure that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount in the Foreign Currency of such Loan or LC Exposure, determined as of such Revaluation Date. Upon making such determination, the Administrative Agent shall promptly notify the Revolving Multicurrency Lenders and the Borrower thereof.

(ii)         Prepayment.

(A)        If, on the date of such determination the aggregate Revolving Multicurrency Credit Exposure minus the Multicurrency LC Exposure fully cash collateralized pursuant to Section 2.05(l) on such date exceeds 105% of the aggregate amount of the Revolving Multicurrency Commitments as then in effect, the Borrower shall prepay the Revolving Multicurrency Loans and Swingline Loans (and/or provide cover for Multicurrency LC Exposure as specified in Section 2.05(l)) within fifteen (15) Business Days following the date the Borrower receives notice from the Administrative Agent of such determination in such amounts, if any, as shall be necessary so that after giving effect thereto and the determination of the aggregate Revolving Multicurrency Credit Exposure as of such date, the aggregate Revolving Multicurrency Credit Exposure does not exceed the Revolving Multicurrency Commitments. Any prepayment pursuant to this paragraph shall be applied, first, to Swingline Loans, second, to Revolving Multicurrency Loans, and third, as cover for Multicurrency LC Exposure.

(B)         If, on the date of such determination the aggregate Revolving Dollar Credit Exposure minus the Dollar LC Exposure fully cash collateralized pursuant to Section 2.05(l) on such date exceeds the aggregate amount of the Revolving Dollar Commitments as then in effect, the Borrower shall prepay the Revolving Dollar Loans (and/or provide cover for Dollar LC Exposure as specified in Section 2.05(l)) within fifteen (15) Business Days following the date the Borrower receives notice from the Administrative Agent of such determination in such amounts, if any, as shall be necessary so that after giving effect thereto and the determination of the aggregate Revolving Dollar Credit Exposure as of such date, the aggregate Revolving Dollar Credit Exposure does not exceed the Revolving Dollar Commitments. Any prepayment pursuant to this paragraph shall be applied, first, to Revolving Dollar Loans outstanding and second, as cover for Dollar LC Exposure.

(c)         Mandatory Prepayments due to Borrowing Base Deficiency. In the event that at any time, but only for so long as, any Borrowing Base Deficiency shall exist, the Borrower shall prepay the Revolving Loans (and/or provide cover for Letters of Credit as contemplated by Section 2.05(l)), or reduce its other Indebtedness that is included in the Covered Debt Amount in such amounts as shall be necessary so that such Borrowing Base Deficiency is promptly cured; provided that (i) the aggregate amount of such prepayment of Revolving Loans (and cover for Letters of Credit) shall be at least equal to the Revolving Credit Exposure’s ratable share (such ratable share being determined based on the outstanding principal amount of the Revolving Credit Exposures as compared to its other Indebtedness that is included in the Covered Debt Amount) of the aggregate prepayment and reduction of its other Indebtedness that is included in the Covered Debt Amount, (ii) any payment or repayment of Revolving Loans denominated in Dollars shall be made and applied ratably (based on the aggregate outstanding principal amounts of such Revolving Loans denominated in Dollars) between Revolving Dollar Lenders and Revolving Multicurrency Lenders and (iii) if, within five (5) Business Days after delivery of a Borrowing Base Certificate demonstrating such Borrowing Base Deficiency (and/or at such other times as the Borrower has knowledge of such Borrowing Base Deficiency), the Borrower shall present the Administrative Agent with a reasonably feasible plan to enable such Borrowing Base Deficiency to be cured within thirty (30) Business Days (which thirty (30) Business Day period shall include the five (5) Business Days permitted for delivery of such plan), then such prepayment (and/or cash collateralization), reduction or addition of assets to the Borrowing Base shall not be required to be effected immediately but may be effected in accordance with such plan (with such modifications as the Borrower may reasonably determine), so long as such Borrowing Base Deficiency is cured within such thirty (30) Business Day period; provided, further, that solely to the extent such Borrowing Base Deficiency is due to a failure to satisfy the requirements of Section 5.13(i) as a consequence of a change in either (x) the ratio of the Gross Borrowing Base to the Senior Debt Amount or (y) the Relevant Asset Coverage Ratio from one (1) quarterly period to the next, such thirty (30) Business Day period shall be extended to a forty-five (45) Business Day period solely with respect to compliance with Section 5.13(i).

(d)         Scheduled Payments.

(i)          On each Scheduled Payment Date after the applicable Commitment Termination Date and until the applicable Maturity Date, the Borrower shall prepay the applicable Loans (other than the Incremental Term Loans) (and/or provide cash collateral for Letters of Credit as contemplated by Section 2.05(l)) in an aggregate amount equal to 1/12 of the aggregate outstanding amount of Loans (other than the Incremental Term Loans), and 1/12 of the face amount of Letters of Credit, for each Class and Currency of Loans (including, for the avoidance of doubt, the Term Loans with the same Maturity Date other than the Incremental Term Loans) and Letters of Credit outstanding, based on the outstanding Loans (other than the Incremental Term Loans) and Letters of Credit as of the applicable Commitment Termination Date; provided that all amounts shall first be applied to prepay the Loans in full prior to the cash collateralization of any Letters of Credit. Following the applicable Commitment Termination Date, any other optional or mandatory prepayment of applicable Loans (other than the Incremental Term Loans) (and/or cash collateralization or expiration of outstanding Letters of Credit) will reduce in direct order the amount of any subsequent repayment of Loans (other than the Incremental Term Loans) or cash collateralization of Letters of Credit required to be made pursuant to this clause (d).

(ii)         The Borrower shall prepay each Class of Incremental Term Loans in the manner agreed among the Borrower and the applicable Incremental Term Lender, which, for the avoidance of doubt, may be different for each Class of Incremental Term Loans.

(e)         Payments Following the 2031 Revolving Commitment Termination Date. Notwithstanding any provision to the contrary in Section 2.09 or this Section 2.10, following the 2031 Revolving Commitment Termination Date:

(i)          no optional prepayment of the Loans of any Class shall be permitted unless at such time, the Borrower also prepays the Loans of the other Class or, to the extent no Loans of the other Class are outstanding, provides cash collateral as contemplated by Section 2.05(l) for outstanding Letters of Credit of such Class, which prepayment (and cash collateral) shall be made on a pro-rata basis (based on the outstanding principal amounts of such Indebtedness) between each outstanding Class of Credit Exposure; and

(ii)         any prepayment of Loans required to be made pursuant to clause (c) above shall be applied to prepay Loans and/or cash collateralize outstanding Letters of Credit on a pro-rata basis between each outstanding Class of Credit Exposure.

(f)          Notices, Etc. The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the applicable Swingline Lender) by telephone (confirmed by telecopy or electronic communication) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 12:00 p.m., New York City time, three (3) Business Days before the date of prepayment, (ii) in the case of prepayment of a Term Benchmark Borrowing, not later than 12:00 p.m., New York City time, three U.S. Government Securities Business Days before the date of prepayment, (iii) in the case of prepayment of an ABR Borrowing, not later than 12:00 p.m.,

New York City time, on the date of prepayment, (iv) in the case of prepayment of a Swingline Loan, not later than 2:00 p.m., New York City time, on the date of prepayment and (v) in the case of prepayment of an RFR Borrowing, not later than 12:00 p.m., New York City time, three (3) Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of prepayment is given in connection with a conditional notice of termination or reduction of the Commitments of a Class as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination or reduction is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the affected Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment or scheduled payment. Each prepayment of a Borrowing of a Class shall be applied ratably to the Loans of such Class included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and shall be made in the manner specified in Section 2.09(b) unless such prepayment is made in connection with the reduction of Commitments in accordance with Section 2.08(b) or Section 2.08(g), a mandatory prepayment pursuant to Section 2.10(d), or an extension or reallocation pursuant to Section 2.22, in which case such prepayment shall be applied in accordance with Section 2.08(d), Section 2.10(a), Section 2.10(d), Section 2.08(g) or Section 2.22, as applicable. In the event the Borrower is required to make any concurrent prepayments under both paragraph (c) and also any other paragraph of this Section 2.10, the prepayment pursuant to such other paragraph of this Section 2.10 shall be made prior to any prepayment required to be made pursuant to paragraph (c) and the amount of the payment required pursuant to paragraph (c) (if any) shall be determined immediately after giving effect to the prepayment made (or to be made) under such other paragraph of this Section 2.10.

SECTION 2.11.          Fees.

(a)         Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Margin on the daily unused amount of the Revolving Dollar Commitment and Revolving Multicurrency Commitment, as applicable, of such Lender during the period from and including the Effective Date to but excluding the earlier of the date such applicable Revolving Commitment terminates and the applicable Commitment Termination Date for such Revolving Commitments. Accrued commitment fees shall be payable in arrears on the sixth (6th) Business Day after each Quarterly Date, commencing on September 30, 2022, and on the earlier of the date the applicable Revolving Commitments of the respective Class terminate and the applicable Commitment Termination Date for such Revolving Commitments, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of three hundred sixty (360) days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, (i) the daily unused amount of the applicable Revolving Commitment shall be determined as of the end of each day and (ii) the applicable Revolving Commitment of any Class of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Class of such Lender (and the Swingline Exposure of such Class of such Lender shall be disregarded for such purpose).

(b)         Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Margin applicable to interest on Term Benchmark Loans (or, if such Letter of Credit is denominated in GBP, CHF or JPY, RFR Loans of the same currency) on the daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s applicable Revolving Commitment of the applicable Class terminates and the date on which such Lender ceases to have any LC Exposure of such Class, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.25% per annum on the daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) applicable to Letters of Credit issued by such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the applicable Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as each Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including each Quarterly Date shall be payable in arrears on the sixth (6th) Business Day following such

Quarterly Date, commencing on September 30, 2022; provided that, all such fees with respect to the Letters of Credit shall be payable on the date on which the applicable Revolving Commitments of the applicable Class terminate (the “termination date”), the Borrower shall pay any such fees that have accrued and that are unpaid on the termination date and, in the event any Letters of Credit shall be outstanding that have expiration dates after the termination date, the Borrower shall prepay on the termination date the full amount of the participation and fronting fees that will accrue on such Letters of Credit subsequent to the termination date through but not including the date such outstanding Letters of Credit are scheduled to expire (and in that connection, the Lenders agree not later than the date two (2) Business Days after the date upon which the last such Letter of Credit shall expire or be terminated to rebate to the Borrower the excess, if any, of the aggregate participation and fronting fees that have been prepaid by the Borrower over the amount of such fees that ultimately accrue through the date of such expiration or termination). Any other fees payable to the Issuing Banks pursuant to this paragraph shall be payable within ten (10) Business Days after demand. All participation fees and fronting fees shall be computed on the basis of a year of three hundred sixty (360) days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)         Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times as set forth in the Administrative Agent Fee Letter dated July, 7 2026 between the Borrower and the Administrative Agent.

(d)         Payment of Fees. All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent (or to the Issuing Banks, in the case of fees payable to them) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances absent manifest error.

SECTION 2.12.          Interest.

(a)         ABR Loans. The Loans constituting each ABR Borrowing (including each Swingline Loan) shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

(b)         Term Benchmark Loans. The Loans constituting each Term Benchmark Borrowing shall bear interest at a rate per annum equal to the Adjusted Term SOFR Rate for the related Interest Period plus the Applicable Margin.

(c)         Eurocurrency Loans. The Loans constituting each Eurocurrency Borrowing shall bear interest at a rate per annum equal to the Relevant Rate applicable to such Borrowing for the related Interest Period plus the Applicable Margin.

(d)         RFR Loans. The Loans constituting each RFR Borrowing shall bear interest at a rate per annum equal to the applicable Daily Simple RFR plus the Applicable Margin.

(e)         Default Interest. Notwithstanding the foregoing clauses (a) through (d), if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due (after giving effect to any grace or cure period), whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus (x) if such other amount is denominated in Dollars, the rate applicable to ABR Loans as provided in paragraph (a) of this Section 2.12, (y) if such other amount is denominated in a Foreign Currency (other than GBP, CHF or JPY), the rate applicable to Eurocurrency Loans as provided in paragraph (c) of this Section 2.12 or (z) if such other amount is denominated in GBP, CHF or JPY, the rate applicable to RFR Loans of the same currency as provided in paragraph (d) of this Section 2.12.

(f)          Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan in the Currency in which such Loan is denominated and upon the applicable Maturity Date; provided that (i) interest accrued pursuant to paragraph (e) of this Section 2.12 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the applicable Maturity Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

(g)         Computation. All interest hereunder shall be computed on the basis of a year of three hundred sixty (360) days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate and interest on all Loans denominated in GBP, CHF and JPY shall be computed on the basis of a year of three hundred sixty five (365) days (or three hundred sixty six (366) days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The Alternate Base Rate, Adjusted Term SOFR Rate, each Relevant Rate and each Daily Simple RFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.13.          Market Disruption and Alternate Rate of Interest.

(a)         Subject to Section 2.13(b) below, if:

(i)          (A) prior to the commencement of any Interest Period for a Eurocurrency Borrowing in any Agreed Foreign Currency or a Term Benchmark Borrowing, the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate, the Adjusted Term CORRA Rate, the EURIBO Rate or the AUD Rate, as applicable (including, without limitation, because the Relevant Screen Rate for such Interest Period is not available or published on a current basis and such circumstances are unlikely to be temporary) for such Interest Period or (B) at any time, for an RFR Borrowing, the Administrative Agent determines that adequate and reasonable means do not exist for ascertaining the applicable Daily Simple RFR (each determination under this clause (i) shall be made in good faith and shall be conclusive absent manifest error); or

(ii)         (A) prior to the commencement of any Interest Period for a Eurocurrency Borrowing in any Agreed Foreign Currency or a Term Benchmark Borrowing, the Administrative Agent is advised by the Required Lenders of the applicable Class or, in the case of a Pro-Rata Borrowing, the Required Lenders, that the Adjusted Term SOFR Rate, the Adjusted Term CORRA Rate, the EURIBO Rate or the AUD Rate, as applicable, for a Loan in such Applicable Currency or for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining the Loans included in such Borrowing for such Interest Period or (B) at any time, for an RFR Borrowing, the Administrative Agent is advised by Multicurrency Lenders constituting Required Lenders of such Class that the applicable Daily Simple RFR will not adequately and fairly reflect the cost to such Lenders of making or maintaining the Loans included in such Borrowing;

then the Administrative Agent shall give notice thereof to the Borrower and the affected Lenders in writing as promptly as practicable thereafter setting forth in reasonable detail the basis for such determination and, until the Administrative Agent notifies the Borrower and such Lenders that the circumstances giving rise to such notice no longer exist, (i) if the affected currency is Dollars, then (A) in the case of a Borrowing Request, any Borrowing Request that requests a Term Benchmark Borrowing or an RFR Borrowing denominated in Dollars and for such Interest Period, at the Borrower’s election, (1) shall be ineffective or (2) shall be made as an ABR Borrowing and (B) in the case of any Term Benchmark Borrowing or RFR Borrowing denominated in Dollars and for such Interest Period outstanding on the date of the Borrower’s receipt of such notice from the Administrative Agent, at the Borrower’s election, (1) such Loan shall be repaid at the end of the applicable Interest Period or (2) such Loan shall be converted, on the last day of the Interest Period applicable thereto, to an ABR Borrowing and (ii) if the affected currency is a Foreign Currency, then (A) in the case of a Borrowing Request, any Borrowing Request that requests a Eurocurrency Borrowing denominated in such Foreign Currency and for such Interest Period or any RFR Borrowing, as applicable, at the Borrower’s election, (1) shall be ineffective or (2) shall be made as (x) in the case of a Borrowing denominated in a Foreign Currency other than CAD, an ABR Borrowing (in an amount equal to the Dollar Equivalent of such Eurocurrency Borrowing or RFR Borrowing, as applicable) or (y) in the case of a Borrowing denominated in CAD, a Borrowing denominated in CAD bearing interest at the Canadian Prime Rate plus the Applicable Margin for ABR Loans, (B) in the case of any Eurocurrency Loan outstanding on the date of the Borrower’s receipt of such notice from the Administrative Agent, such Loan shall be repaid in full at the end of the applicable Interest Period; provided, however, if such Eurocurrency Loan is not so repaid, it shall be converted to (x) in the case of a Eurocurrency Borrowing denominated in a Foreign Currency other than CAD, an ABR Loan (in an amount equal to the Dollar Equivalent of such Eurocurrency Loan) or (y) in the case of a Eurocurrency Borrowing denominated in CAD, a Loan denominated in CAD bearing interest at the Canadian Prime Rate plus the Applicable Margin for ABR Loans, in each case on the last day of the Interest Period applicable thereto, and (C) in the case of any RFR Loan outstanding on the date of the Borrower’s receipt of such notice from the Administrative Agent, such RFR Loan shall be converted to an ABR Loan (in an amount equal to the Dollar Equivalent of such RFR Loan) on the immediately succeeding Business Day.

(b)         Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred in respect of any then-current Benchmark for an Applicable Currency, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark for such Applicable Currency with a Benchmark Replacement. Any such amendment in respect of any Benchmark Transition Event will become effective at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class.

(c)         In connection with the implementation of a Benchmark Replacement, the Administrative Agent, in consultation with the Borrower, will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)         The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) any Benchmark Replacement Date and the related Benchmark Replacement, (iii) the effectiveness of any Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. For the avoidance of doubt, any notice required to be delivered by the Administrative Agent as set forth in this Section 2.13 may be provided, at the option of the Administrative Agent (in its sole discretion), in one or more notices and may be delivered together with, or as part of any amendment which implements any Benchmark Replacement or Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.13 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.13.

(e)         Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark for an Applicable Currency is a term rate (including the Adjusted Term SOFR Rate, the Adjusted Term CORRA Rate, the EURIBO Rate or the AUD Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will no longer be representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark setting for such Applicable Currency at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark for such Applicable Currency (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark for such Applicable Currency (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings for such Applicable Currency at or after such time to reinstate such previously removed tenor.

(f)          Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrower may revoke any request for a Eurocurrency Borrowing, Term Benchmark Borrowing or RFR Borrowing, or conversion to or continuation of Eurocurrency Loans in each affected Applicable Currency to be made, converted or continued during such Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion (x) in the case of a Loan or Borrowing denominated in a Foreign Currency other than CAD, an ABR Loan (in an amount equal to the Dollar Equivalent of such Eurocurrency Borrowing or RFR Borrowing, as applicable) or (y) in the case of a Loan or Borrowing denominated in CAD, a Loan denominated in CAD bearing interest at the Canadian Prime Rate plus the Applicable Margin for ABR Loans and (ii) (A) any outstanding affected RFR Loans denominated in Dollars or Term Benchmark Loans will be deemed to have been converted into ABR Loans on the last day of the Interest Period applicable thereto, (B) any outstanding affected Eurocurrency Loans denominated in an Agreed Foreign Currency shall be prepaid in full at the end of the applicable Interest Period; provided, however, if such Eurocurrency Loan is not so prepaid, it shall be converted to (x) in the case of a Eurocurrency Loan denominated in an Agreed Foreign Currency other than CAD, an ABR Loan (in an amount equal to the Dollar Equivalent of such Eurocurrency Loan) or (y) in the case of a Eurocurrency Loan denominated in CAD, a Loan denominated in CAD bearing interest at the Canadian Prime Rate plus the Applicable Margin for ABR Loans, in each case on the last day of the Interest Period applicable thereto, and (C) any outstanding affected RFR Loans shall be converted to an ABR Loan (in an amount equal to the Dollar Equivalent of such RFR Loan) on the immediately succeeding Business Day. During any Benchmark Unavailability Period with respect to Dollars or at any time that a tenor for the then-current Benchmark for Dollars is not an Available Tenor, the component of Alternate Base Rate based upon such Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate.

SECTION 2.14.          Increased Costs.

(a)         Increased Costs Generally. If any Change in Law shall:

(i)          impose, modify or deem applicable any reserve, compulsory loan, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any Issuing Bank;

(ii)         impose on any Lender or any Issuing Bank or the relevant interbank market for an Agreed Foreign Currency any other condition, cost or expense (other than Taxes), affecting this Agreement or Loans made by such Lender or any Letter of Credit issued by such Issuing Bank or participation by such Lender therein; or

(iii)        subject any Lender, any Issuing Bank or the Administrative Agent to any Taxes (other than Indemnified Taxes and Excluded Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or the Administrative Agent of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such Issuing Bank or the Administrative Agent of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or the Administrative Agent hereunder (whether of principal, interest or otherwise), then, upon the request of such Lender, such Issuing Bank or the Administrative Agent, the Borrower will pay to such Lender, such Issuing Bank or the Administrative Agent, as the case may be, in Dollars, such additional amount or amounts as will compensate such Lender, such Issuing Bank or the Administrative Agent, as the case may be, for such additional costs incurred or reduction suffered; provided that no Lender will claim the payment of any of the amounts referred to in this paragraph (a) if not generally claiming similar compensation from its other similar customers in similar circumstances.

(b)         Capital Requirements. If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Swingline Loans and Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), by an amount deemed to be material by such Lender or such Issuing Bank, then, upon the request of such Lender or such Issuing Bank, the Borrower will pay to such Lender or such Issuing Bank, as the case may be, in Dollars, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)         Certificates from Lenders. A certificate of a Lender or an Issuing Bank (x) setting forth in reasonable detail the basis for and the calculation of the amount or amounts, in Dollars, necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.14, (y) setting forth in reasonable detail the manner of determination of such amount or amounts and (z) certifying that such Lender or such Issuing Bank or its holding company, as the case may be, is generally claiming similar compensation from its other similar customers in similar circumstances, shall be promptly delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(d)         Delay in Requests. Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section 2.14 for any increased costs or reductions incurred more than three (3) months prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the three (3) month period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.15.          Break Funding Payments.

(a)         In the event of (i) the payment of any principal of any Eurocurrency Loan or Term Benchmark Loan other than on the last day of an Interest Period therefor (including as a result of the occurrence of any Commitment Increase Date or an Event of Default), (ii) the conversion of any Eurocurrency Loan or Term Benchmark Loan other than on the last day of an Interest Period therefor, (iii) the failure to borrow, convert, continue or prepay any Eurocurrency Loan or Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (including, in connection with any Commitment Increase Date, and regardless of whether such notice is permitted to be revocable under Section 2.10(f) and is revoked in accordance herewith), or (iv) the assignment as a result of a request by the Borrower pursuant to Section 2.19(b) of any Eurocurrency Loan or Term Benchmark Loan other than on the last day of an Interest Period therefor, then, in any such event, the Borrower shall compensate each affected Lender for such Lender’s loss, cost and expense attributable to such event (excluding loss of anticipated profits). In the case of a Eurocurrency Loan or Term Benchmark Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of: (A) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan referred to in clauses (i) through (iv) of this Section 2.15(a) denominated in the Currency of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Eurocurrency Loan or Term Benchmark Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Relevant Rate for such Currency for such Interest Period, over (B) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for deposits denominated in such Currency (x) in the case of Eurocurrency Loans or Term Benchmark Loans denominated in Dollars, from other banks in the Eurocurrency market or (y) in the case of any other Eurocurrency Loans, in the relevant interbank market for such Currency, in each case, at the commencement of such period.

(b)         Payment under this Section 2.15 shall be made upon written request of a Lender delivered to the Borrower not later than ten (10) Business Days following the payment, conversion, or failure to borrow, convert, continue or prepay that gives rise to a claim under this Section 2.15 accompanied by a written certificate of such Lender setting forth in reasonable detail the amount or amounts that such Lender is entitled to receive pursuant to this Section 2.15 and the basis for and the manner of determination of such amount or amounts, which certificate shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

SECTION 2.16.          Taxes.

(a)         Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding, except as required by applicable law; provided that if the Borrower shall be required to deduct or withhold any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.16) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower shall make such deductions or withholdings and (iii) the Borrower shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

(b)         Payment of Other Taxes by the Borrower. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)         Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank for, and within thirty (30) Business Days after written demand therefor, pay the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(d)         Indemnification by the Lenders. Each Lender and each Issuing Bank shall severally indemnify the Administrative Agent, within thirty (30) days after demand thereof, for (i) any Indemnified Taxes attributable to such Lender or Issuing Bank (but only to the extent that a party to this Agreement has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any party to this Agreement to do so), (ii) any Taxes attributable to such Lender or Issuing Bank’s failure to comply with the provisions of Section 9.04(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender or Issuing Bank, in each case that are payable or paid by the Administrative Agent in connection with this Agreement or any other Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender or Issuing Bank by the Administrative Agent shall be conclusive absent manifest error. Each Lender and each Issuing Bank hereby authorize the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or Issuing Bank under this Agreement or any other Loan Document or otherwise payable by the Administrative Agent to such Lender or Issuing Bank from any other source against any amount due to the Administrative Agent under this paragraph.

(e)         Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)          Foreign Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

In addition, any Foreign Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Foreign Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two (2) sentences, the completion, execution and delivery of such documentation (other than such documentation set forth in Sections 2.16(f)(i)-(iv) or Section 2.16(h)) shall not be required if in the Foreign Lender’s reasonable judgment such completion, execution or delivery would subject such Foreign Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Foreign Lender.

Without limiting the generality of the foregoing, if the Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i)          duly completed copies of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii)         duly completed copies of Internal Revenue Service Form W-8ECI certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States,

(iii)        in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (A) a certificate to the effect that such Foreign Lender is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (B) duly completed copies of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E certifying that the Foreign Lender is not a United States Person, or

(iv)        duly completed copies of Internal Revenue Service Form W-8IMY; together with an IRS Form W-8BEN or IRS Form W-8BEN-E or any other supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

Each Foreign Lender shall promptly notify the Borrower and the Administrative Agent at any time the chief tax officer of such Foreign Lender becomes aware that it no longer satisfies the legal requirements to provide any previously delivered form or certificate to the Borrower.

(g)         United States Lenders. Each Lender and each Issuing Bank that is not a Foreign Lender shall deliver to the Borrower (with a copy to the Administrative Agent), prior to the date on which such Issuing Bank or Lender becomes a party to this Agreement, upon the expiration or invalidity of any forms previously delivered and at times reasonably requested by the Borrower or the Administrative Agent, duly completed copies of Internal Revenue Service Form W-9 or any successor form, provided it is legally able to do so at the time. In addition, if requested by the Borrower or the Administrative Agent, each Lender and each Issuing Bank shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender or Issuing Bank is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two (2) sentences, the completion, execution and delivery of such documentation (other than completed copies of Internal Revenue Service Form W-9 or documentation required under Section 2.16(h)) shall not be required if in the Lender or Issuing Bank’s reasonable judgment such completion, execution or delivery would subject such Lender or Issuing Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender or Issuing Bank.

(h)         FATCA. If a payment made to a Lender or Issuing Bank under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender or Issuing Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or Issuing Bank shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender or Issuing Bank has complied with such Lender or Issuing Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender and Issuing Bank agrees that if any form or certification it previously delivered under Section 2.16(f), (g) or (h) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(i)          Treatment of Certain Refunds. If the Administrative Agent, any Lender or any Issuing Bank determines, in its sole discretion, that it has received a refund or credit (in lieu of such refund) of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.16, it shall pay to the Borrower an amount equal to such refund or credit (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.16 with respect to the Taxes or Other Taxes giving rise to such refund or credit), net of all reasonable out-of-pocket expenses of the Administrative Agent, any Lender or any Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit), provided that the Borrower, upon the request of the Administrative Agent, any Lender or any Issuing Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, any Lender or any Issuing Bank in the event the Administrative Agent, any Lender or any Issuing Bank is required to repay such refund or credit to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (i), in no event will the Administrative Agent, any Lender or any Issuing Bank be required to pay any amount to the Borrower pursuant to this paragraph (i) the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent, such Lender or such Issuing Bank would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require the Administrative Agent, any Lender or any Issuing Bank to make available its tax returns or its books or records (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

SECTION 2.17.          Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)         Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.14, 2.15 or 2.16, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Administrative Agent’s Account, except as otherwise expressly provided in the relevant Loan Document and except payments to be made directly to an Issuing Bank or a Swingline Lender as expressly provided herein and payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All amounts owing under this Agreement (including commitment fees, payments required under Section 2.14, and payments required under Section 2.15 relating to any Loan denominated in Dollars, but not including principal of, and interest on, any Loan denominated in any Foreign Currency or payments relating to any such Loan required under Section 2.15 or any reimbursement or cash collateralization of any LC Exposure denominated in any Foreign Currency, which are payable in such Foreign Currency) or under any other Loan Document (except to the extent otherwise provided therein) are payable in Dollars. Notwithstanding the foregoing, if the Borrower shall fail to pay any principal of any Loan when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), the unpaid portion of such Loan shall, if such Loan is not denominated in Dollars, automatically be redenominated in Dollars on the due date thereof (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such principal shall be payable on demand; and if the Borrower shall fail to pay any interest on any Loan that is not denominated in Dollars, such interest shall automatically be redenominated in Dollars on the due date therefor (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such interest shall be payable on demand.

(b)         Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees of a Class of Commitments then due hereunder, such funds shall be applied (i) first, to pay interest and fees of such Class then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees of such Class then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements of such Class then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements of such Class then due to such parties.

(c)         Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing of a Class shall be made from the Lenders of such Class, and each termination or reduction of the amount of the Commitments of a Class under Section 2.08 shall be applied to the respective Commitments of the Lenders of such Class, pro rata according to the amounts of their respective Commitments of such Class; (ii) each Borrowing of a Class shall be allocated pro rata among the Lenders of such Class according to the amounts of their respective Commitments of such Class (in the case of the making of Loans) or their respective Loans of such Class that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment of commitment fees under Section 2.11 shall be made for the account of the Lenders pro rata according to the average daily unused amounts of their respective Commitments; (iv) each payment or prepayment of principal of Loans of a Class by the Borrower shall be made for the account of the Lenders of such Class pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; and (v) each payment of interest on Loans of a Class by the Borrower shall be made for the account of the Lenders of such Class pro rata in accordance with the amounts of interest on such Loans then due and payable to such Lenders.

(d)         Sharing of Payments by Lenders. If any Lender of a Class shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans, or participations in LC Disbursements or Swingline Loans, of such Class resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans, and participations in LC Disbursements and Swingline Loans, and accrued interest thereon of such Class then due than the proportion received by any other Lender of such Class, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans, and participations in LC Disbursements and Swingline Loans, of other Lenders of such Class to the extent necessary so that the benefit of all such payments shall be shared by the Lenders of such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans, and participations in LC Disbursements and Swingline Loans of such Class; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation. For the avoidance of doubt, the Borrower may make a Borrowing under the Revolving Dollar Commitments or Revolving Multicurrency Commitments (if otherwise permitted hereunder) and may use the proceeds of such Borrowing (x) with Revolving Dollar Commitments to prepay the Revolving Multicurrency Loans (without making a ratable prepayment of the Revolving Dollar Loans) or (y) with Revolving Multicurrency Commitments to prepay the Revolving Dollar Loans (without making a ratable payment to the Revolving Multicurrency Loans).

(e)         Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or each of the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

(f)          Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(e), 2.06(a), 2.17(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.18.          Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)         commitment fees pursuant to Section 2.11(a) shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender;

(b)         the Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether two-thirds (2/3rds) of the Lenders, two-thirds (2/3rds) of the Lenders of a Class, the Required Lenders or the Required Lenders of a Class have taken or may take any action hereunder or any other Loan Documents (including any consent to any amendment or waiver pursuant to Section 9.02), provided that any waiver, amendment or modification requiring the consent of all Lenders (or all Lenders of a Class) or each affected Lender (if applicable to such Defaulting Lender), including as set forth in Section 9.02(b)(i), (ii), (iii), (iv) or (v), shall require the consent of such Defaulting Lender;

(c)         if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i)          all or any part of such Swingline Exposure (other than the portion of such Swingline Exposure consisting of Swingline Loans made by such Defaulting Lender) and LC Exposure shall be reallocated among the non-Defaulting Lenders holding Commitments of the same Class as such Defaulting Lender in accordance with their respective Applicable Revolving Multicurrency Percentages or Applicable Revolving Dollar Percentages, as applicable, but only to the extent (x) in the case of a Defaulting Lender that holds Commitments of a particular Class, the sum of all non-Defaulting Lenders’ Revolving Credit Exposures of such Class plus such Defaulting Lender’s Swingline Exposure and LC Exposure of such Class does not exceed the total of all non-Defaulting Lenders’ Commitments of such Class, and (y) no non-Defaulting Lender’s Revolving Credit Exposure of the applicable Class will exceed such Lender’s Commitment of such Class;

(ii)         if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, within three (3) Business Days following notice by the Administrative Agent (x) first, prepay such Defaulting Lender’s Swingline Exposure and (y) second, cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.05(l) for so long as such LC Exposure is outstanding;

(iii)        if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause(ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)        if the LC Exposure of the non-Defaulting Lenders of the same Class as such Defaulting Lender is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.11(a) and Section 2.11(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Revolving Multicurrency Percentages or Applicable Revolving Dollar Percentages, as applicable, in effect immediately after giving effect to such reallocation; and

(v)         if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.18(c), then, without prejudice to any rights or remedies of any Issuing Bank or any Lender hereunder, all commitment fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Bank until such LC Exposure is cash collateralized and/or reallocated; and

(d)         so long as any Lender is a Defaulting Lender, no Swingline Lenders shall be required to fund any Swingline Loan and no Issuing Bank of the same Class or such Defaulting Lender shall be required to issue, amend or increase any Letter of Credit of such Class, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders of the applicable Class and/or cash collateral will be provided by the Borrower in accordance with Section 2.18(c), and Swingline Exposure related to any newly made Swingline Loan and participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders of such Class in a manner consistent with Section 2.18(c)(i) (and Defaulting Lenders shall not participate therein).

In the event that the Administrative Agent, the Borrower, the Swingline Lenders and the Issuing Banks (with respect to the Swingline Lenders and the Issuing Banks, only to the extent that such Swingline Lender or Issuing Bank acts in such capacity under the same Class of Commitments held by a Defaulting Lender) each agrees in writing that such Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then on the date of such agreement, such Lender shall no longer be deemed a Defaulting Lender, the Borrower shall no longer be required to cash collateralize any portion of such Lender’s LC Exposure cash collateralized pursuant to Section 2.18(c)(ii) above and the Swingline Exposure and the LC Exposure of the Lenders of the affected Class shall be readjusted to reflect the inclusion of such Lender’s Commitment of such Class and on such date such Lender shall purchase at par such of the Loans of the other Lenders of such Class (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Revolving Multicurrency Percentage or Applicable Revolving Dollar Percentage, as applicable, in effect immediately after giving effect to such agreement.

No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

SECTION 2.19.          Mitigation Obligations; Replacement of Lenders.

(a)         Designation of a Different Lending Office. If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any cost or expense not required to be reimbursed by the Borrower and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)         Replacement of Lenders. If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender becomes a Defaulting Lender or is a non-consenting Lender (as provided in Section 9.02(d)), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Banks and the Swingline Lender), which consent shall not unreasonably be withheld, conditioned or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts then due and payable), and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(c)         Defaulting Lender. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(e), 2.06(a), 2.17(d) or 9.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent or the Issuing Banks to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections; in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.20.          [Reserved].

SECTION 2.21.          [Reserved].

SECTION 2.22.          Reallocation Following a 2027 Revolving Commitment Termination Date; Extension Offers.

(a)         Reallocation of Participations. All or any part of each 2027 Revolving Lender’s participation in Letters of Credit and Swingline Loans shall be reallocated on (i) any date on which the Commitment of such 2027 Revolving Lender is reduced or terminated pursuant to Section 2.08(g) and (ii) on the 2027 Revolving Commitment Termination Date for such 2027 Revolving Lender, in each case, among the 2031 Revolving Lenders in accordance with their respective Applicable Revolving Dollar Percentages and Applicable Revolving Multicurrency Percentages after giving effect to the reduction of the aggregate Commitments, in each case, subject to the satisfaction of the conditions set forth in Section 4.02 on such date (and, unless Borrower shall have otherwise notified the Administrative Agent at such time, Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any 2031 Revolving Lender to exceed such 2031 Revolving Lender’s Commitment.

(b)         Cash Collateral; Repayment of Swingline Loans. If any Loan reallocation described in clause (a) above cannot, or can only partially, be effected, the Borrower shall, not later than (i) with respect to any reduction or termination of a 2027 Revolving Lender’s Commitment pursuant to Section 2.08(g), the date of such Commitment reduction or termination, (ii) with respect to any reallocation of participations in Letters of Credit and Swingline Loans on the 2027 Revolving Multicurrency Commitment Termination Date for any 2027 Revolving Lender, on the 2027 Revolving Multicurrency Commitment Termination Date applicable to such 2027 Revolving Multicurrency Lender, (iii) with respect to any reallocation of participations in Letters of Credit on the 2027 Revolving Dollar Commitment Termination Date for any 2027 Revolving Dollar Lender, on the 2027 Revolving Dollar Commitment Termination Date applicable to such 2027 Revolving Dollar Lender, as the case may be, without prejudice to any right or remedy available to it hereunder or under law, (x) prepay Swingline Loans in an amount equal to the amount by which the participation obligations of the 2027 Revolving Multicurrency Lenders for which the 2027 Revolving Multicurrency Commitment Termination Date shall have occurred which have not been reallocated to the 2031 Revolving Multicurrency Lenders, (y) provide Cash Collateral in an amount equal to the amount by which the participation obligations of such 2027 Revolving Lenders in Letters of Credit have not been reallocated pursuant to clause (a) above, and/or (z) prepay any other Loans of a 2027 Revolving Lender for which the 2027 Revolving Commitment Termination Date shall have occurred in an amount equal to the amount by which the Revolving Credit Exposure of such 2027 Revolving Lender after giving effect to any prepayment described in clause (a) above exceeds such 2027 Revolving Lender’s Commitment after giving effect to any reduction in such 2027 Revolving Lender’s Commitment, as applicable.

(c)         Extension Offers. Notwithstanding anything to the contrary in this Agreement, including Section 2.17(c) (which provisions shall not be applicable to this clause (c) of this Section 2.22), the Borrower and any 2027 Term Lender, 2027 Revolving Dollar Lender, 2027 Revolving Multicurrency Lender may agree to extend the Maturity Date (and, if applicable, the applicable Commitment Termination Date) of such Lender’s 2027 Term Loans, 2027 Revolving Dollar Commitments, 2027 Revolving Multicurrency Commitments, in each case on the same terms as set forth in this Agreement as the 2031 Term Loans, 2031 Revolving Dollar Commitments or 2031 Revolving Multicurrency Commitments, as the case may be (and, for the avoidance of doubt, the Borrower shall also be permitted to pay a fee to each Extending Lender provided that such fee does not exceed the fees payable to 2031 Lenders as a percentage of the applicable Loans or Commitments in connection with the Fifth Amendment). The Borrower and each Lender agreeing to such extension (each, an “Extending Lender”) shall execute and deliver to the Administrative Agent such documentation as the Administrative Agent shall reasonably specify to evidence the extension agreed by such Extending Lender (provided that no consent of any Lender (other than each applicable Extending Lender) shall be required in connection with any such extension). Each extension of 2027 Term Loans, 2027 Revolving Dollar Commitments, 2027 Revolving Multicurrency Commitments shall be consummated pursuant to procedures to be determined by the Borrower and the Administrative Agent.

Article III
Representations and Warranties

The Borrower represents and warrants to the Lenders that:

SECTION 3.01.          Organization; Powers. Each of the Borrower and its Significant Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted and (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to comply with clauses (a) through (c) would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.02.          Authorization; Enforceability. The Transactions are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each of the other Loan Documents when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 3.03.          Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been or will be obtained or made and are or will be in full force and effect, (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, and (iii) of which the failure to obtain would not reasonably be expected to have a Material Adverse Effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any other Obligors, as applicable, or any order of any Governmental Authority, (c) will not violate or result in a default in any material respect under any indenture, agreement or other instrument binding upon the Borrower or any other Obligor, as applicable, or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower or any other Obligors, except in the cases of the foregoing clauses (b) and (c), as would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.04.          Financial Condition; No Material Adverse Change.

(a)         Financial Statements. The financial statements delivered to the Administrative Agent and the Lenders by the Borrower pursuant to Section 5(d) of the Restatement Agreement present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP applied on a consistent basis, subject to, in the case of interim statements, year-end audit adjustments and the absence of footnotes. None of the Borrower or any of its Significant Subsidiaries had as of December 31, 2025 any material contingent liabilities, material liabilities for Taxes, material unusual forward or material long-term commitments or material unrealized or material anticipated losses from any unfavorable commitments not reflected in the financial statements for the fiscal year ended December 31, 2025 that was required to be disclosed in accordance with GAAP.

(b)         No Material Adverse Change. Since December 31, 2025, there has not been any event, development or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.

SECTION 3.05.          Litigation. As of the Effective Date, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of any Financial Officer of the Borrower, threatened in writing against or affecting the Borrower or any of its Significant Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that directly involve this Agreement or the Transactions (except, in each case, as disclosed to the Lenders and the Administrative Agent prior to the Effective Date, including as set forth in any report publicly filed with the SEC prior to the Effective Date).

SECTION 3.06.          Compliance with Laws and Agreements. Each of the Borrower and its Significant Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. None of the Obligors is subject to any contract or other arrangement, the performance of which by them would reasonably be expected to result in a Material Adverse Effect.

SECTION 3.07.          Sanctions and Anti-Corruption Laws. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance in all material respects by the Borrower, its Subsidiaries and their respective directors, officers, employees and investment advisors with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective employees, officers and directors and, to the knowledge of the Borrower, agents of the Borrower and its Subsidiaries (when acting on behalf of the Borrower or its Subsidiaries), are in compliance in all material respects with Anti-Corruption Laws and applicable Sanctions. None of the Borrower or any Subsidiary is a Sanctioned Person and none of the Borrower or any Subsidiary or any director, officer, manager or agent of the Borrower or any Subsidiary is the subject of any Sanctions.

SECTION 3.08.          Taxes. Each of the Borrower and its Significant Subsidiaries has timely filed or caused to be filed all material Tax returns and reports required to have been filed and has paid or caused to be paid all material Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.09.          ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10.           Disclosure. None of the written reports, financial statements, certificates or other written information (other than projections, other forward looking information, information of a general economic or industry specific nature or information relating to third parties) furnished by or on behalf of the Borrower to the Lenders in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact (known to any Obligor in the case of materials not furnished by it) necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading at the time made; provided that, with respect to projected financial information, other forward looking information relating to third parties and information of a general economic or general industry nature, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of the preparation thereof (it being understood that projections are subject to significant and inherent uncertainties and contingencies which may be outside of the Borrower’s control and that no assurance can be given that projections will be realized, and are therefore not to be viewed as fact, and that actual results for the periods covered by projections may differ from the projected results set forth in such projections and that such differences may be material).

SECTION 3.11.          Investment Company Act; Margin Regulations.

(a)         Status as Business Development Company. The Borrower is a “closed-end fund” that has elected to be regulated as a “business development company” within the meaning of the Investment Company Act, and qualifies as a RIC.

(b)         Compliance with Investment Company Act. The business and other activities of the Borrower and its Significant Subsidiaries, including the making of the Loans hereunder, the application of the proceeds and repayment thereof by the Borrower and the consummation of the Transactions contemplated by the Loan Documents do not result in a violation or breach in any material respect of the applicable provisions of the Investment Company Act or any rules, regulations or orders issued by the SEC thereunder, in each case, that are applicable to the Borrower and its Significant Subsidiaries.

(c)         Investment Policies. The Borrower is in compliance with all written investment policies, restrictions and limitations for the Borrower delivered (to the extent not otherwise publicly filed with the SEC) to the Lenders prior to the Fifth Amendment Effective Date (as such investment policies have been amended, modified or supplemented in a manner not prohibited by Section 7.01(r), the “Investment Policies”), except to the extent that the failure to so comply would not reasonably be expected to result in a Material Adverse Effect.

(d)         Use of Credit. Neither the Borrower nor any of its Significant Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock in violation of Regulation U.

SECTION 3.12.          Material Agreements and Liens.

(a)         Material Agreements. Part A of Schedule II is a complete and correct list of each material credit agreement, loan agreement, indenture, note purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness for borrowed money of or any extension of credit (or commitment for any extension of credit) to, or guarantee for borrowed money by, the Borrower or any other Obligor outstanding on the Fifth Amendment Effective Date (in each case, other than (x) Indebtedness hereunder or under any other Loan Document and (y) any such agreement or arrangement that is solely between or among two (2) or more Obligors), and the aggregate principal or face amount outstanding or that is or may become outstanding under each such arrangement in each case as of the Fifth Amendment Effective Date is correctly described in Part A of Schedule II.

(b)         Liens. Part B of Schedule II is a complete and correct list of each Lien securing Indebtedness for borrowed money of any Person outstanding on the Fifth Amendment Effective Date (other than Indebtedness hereunder or under any other Loan Document) covering any property of the Borrower or any other Obligor, and the aggregate principal amount of such Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien as of the Fifth Amendment Effective Date is correctly described in Part B of Schedule II.

SECTION 3.13.          Subsidiaries and Investments.

(a)         Subsidiaries. Set forth in Part A of Schedule IV is a complete and correct list of all of the Significant Subsidiaries of the Borrower on the Fifth Amendment Effective Date together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary, (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests and (iv) whether such Subsidiary is a Designated Subsidiary or an Excluded Asset (other than a Designated Subsidiary). Except as disclosed in Part A of Schedule IV, as of the Fifth Amendment Effective Date, (x) the Borrower owns, free and clear of Liens (other than any lien permitted by Section 6.02 hereof), and has the unencumbered right to vote, all outstanding ownership interests in each Subsidiary shown to be held by it in Part A of Schedule IV, (y) all of the issued and outstanding capital stock of each such Subsidiary organized as a corporation is validly issued, fully paid and nonassessable (to the extent such concepts are applicable) and (z) there are no outstanding Equity Interests with respect to such Subsidiary. Each Subsidiary identified on said Part A of Schedule IV as a “Designated Subsidiary” qualifies as such under the definition of “Designated Subsidiary” set forth in Section 1.01.

(b)         Investments. Set forth in Part B of Schedule IV is a complete and correct list of all Investments (other than Investments of the types referred to in clauses (a), (c) and (d) of Section 6.04) held by any of the Obligors in any Person on the Fifth Amendment Effective Date and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part B of Schedule IV, each of the Borrower and such other Obligors owns, free and clear of all Liens (other than Permitted Liens or Liens created pursuant to the Security Documents), all such Investments.

SECTION 3.14.          Properties.

(a)         Title Generally. Each of the Borrower and the other Obligors has good title to, or valid leasehold interests in, all its real and personal property material to its business, taken as a whole, except for minor defects in title that do not interfere with its ability to conduct its business, taken as a whole, as currently conducted or to utilize such properties for their intended purposes, except where failure to have title or leasehold interests would not reasonably be expected to have a Material Adverse Effect.

(b)         Intellectual Property. Each of the Borrower and the other Obligors owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, taken as a whole, the use thereof by the Borrower and such other Obligor does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.15.          Affiliate Agreement. As of the Fifth Amendment Effective Date, the Borrower has heretofore delivered (to the extent not otherwise publicly filed with the SEC) to each of the Lenders true and complete copies of the Affiliate Agreement as in effect as of the Fifth Amendment Effective Date (including any amendments, supplements or waivers executed and delivered thereunder and any schedules and exhibits thereto). As of the Fifth Amendment Effective Date, the Affiliate Agreement is in full force and effect.

SECTION 3.16.          Security Documents. The provisions of the Security Documents are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Liens permitted by Section 6.02) on all right, title and interest of the respective Obligors in the Collateral described therein to secure the Secured Obligations, except for any failure that would not constitute an Event of Default under Section 7.01(p). Except for (a) filings completed prior to the Fifth Amendment Effective Date and as contemplated hereby and by the Security Documents, and (b) the taking of possession or control by the Collateral Agent of the Collateral with respect to which a security interest may be perfected by possession or control, no filing or other action will be necessary to perfect such Liens to the extent required thereunder, except for the failure to make any filing or action that would not constitute an Event of Default under Section 7.01(p).

SECTION 3.17.          Affected Financial Institutions. No Obligor is an Affected Financial Institution.

Article IV
Conditions

SECTION 4.01.          [Reserved].

SECTION 4.02.          Each Credit Event. The obligation of each Lender to make any Loan (including, on the Effective Date, the Initial Term Loans), and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is additionally subject to the satisfaction of the following conditions:

(a)         (i) in the case of an Incremental Term Loan made in connection with a Commitment Increase under the Term Commitments in connection with a Specified Purchase, the Specified Representations (immediately after giving effect to such merger, consolidation or acquisition) and the Specified Purchase Agreement Representations (immediately prior to giving effect to such merger, consolidation or acquisition) shall be true and correct in all material respects on and as of the date of such Loan, or (ii) in the case of any other Loan or issuance, amendment, renewal or extension of any Letter of Credit, the representations and warranties of the Borrower set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (or, in the case of any portion of the representations and warranties already subject to a materiality qualifier, true and correct in all respects) on and as of the date of such Loan or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, or, as to any such representation or warranty that refers to a specific date, as of such specific date;

(b)         in the case of any Loan or issuance, amendment, renewal or extension of any Letter of Credit (other than an Incremental Term Loan made in connection with a Commitment Increase under the Term Commitments in connection with a Specified Purchase), at the time of and immediately after giving effect to such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing;

(c)         either (i) the aggregate Covered Debt Amount (immediately after giving effect to such extension of credit and any Concurrent Transaction) shall not exceed the Borrowing Base reflected on the Borrowing Base Certificate most recently delivered to the Administrative Agent or (ii) the Borrower shall have delivered an updated Borrowing Base Certificate demonstrating that the Covered Debt Amount (after giving effect to such extension of credit and any Concurrent Transaction) shall not exceed the Borrowing Base after giving effect to such extension of credit as well as any concurrent acquisitions of Portfolio Investments or payment of outstanding Loans, cash collateralization of Letters of Credit as contemplated by Section 2.05(l), or payment of other Indebtedness that is included in the Covered Debt Amount; and

(d)         the Administrative Agent shall have received a request for the Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit as required by Section 2.03, 2.04 or 2.05(b), as applicable.

Each Borrowing (but not a continuation or conversion thereof) and each issuance, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the preceding sentence.

Article V
Affirmative Covenants

Until the Facility Termination Date, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01.          Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent for distribution to each Lender:

(a)         within ninety (90) days after the end of each fiscal year of the Borrower (or such longer period permitted pursuant to any orders, declarations, laws, regulations or letters issued by the SEC or any other government or regulatory authority, not to exceed one hundred twenty (120) days after the end of each fiscal year of the Borrower), commencing with the fiscal year ending December 31, 2026, the audited consolidated statements of assets and liabilities, statements of operations, changes in net assets and cash flows of the Borrower and its consolidated Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or any other independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)         within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower (or such longer period permitted pursuant to any orders, declarations, laws, regulations or letters issued by the SEC or any other government or regulatory authority, not to exceed seventy-five (75) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower), the consolidated statements of assets and liabilities, statements of operations, changes in net assets and cash flows of the Borrower and its consolidated Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments, the absence of footnotes and as otherwise described therein;

(c)         concurrently with any delivery of financial statements under clause (a) or (b) of this Section 5.01, a certificate of a Financial Officer of the Borrower (i) certifying as to whether the Borrower has knowledge that a Default has occurred and is continuing during the applicable period and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01(b), 6.01(g), 6.01(i), 6.02(d), 6.02(e), 6.03(c), 6.03(d), 6.03(e), 6.03(h), 6.03(i), 6.04(d), 6.04(j), 6.05(b), 6.05(d), 6.05(e), 6.07 and 6.12(c) or, if not in compliance, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) to the extent not previously disclosed on a Form 10-K or Form 10-Q previously filed with the SEC, stating whether any change in GAAP as applied by (or in the application of GAAP by) the Borrower has occurred since the Fifth Amendment Effective Date (but only if the Borrower has not previously reported such change to the Administrative Agent and if such change has had a material effect on the financial statements) and, if any such change has occurred, specifying the effect (unless such effect has been previously reported) as determined by the Borrower of such change on the financial statements accompanying such certificate and (iv) if during such fiscal quarter the Borrower has designated any existing Subsidiary as a Designated Subsidiary, listing such newly-designated Subsidiary and certifying that such Subsidiary satisfies the conditions set forth in the definition of “Designated Subsidiary”;

(d)         as soon as available and in any event not later than the last Business Day of the calendar month following each monthly accounting period (ending on the last day of each calendar month) of the Borrower, (i) a Borrowing Base Certificate as at the last day of such accounting period presenting (A) the Borrower’s computation (and including the rationale for any industry reclassification) of the Borrowing Base, (B) the ratio of the Gross Borrowing Base to the Combined Revolving Debt Amount (showing the components of the Credit Exposure and the amount of such LC Exposures), (C) (I) the quantity sold of any Portfolio Investment previously included in the Borrowing Base in such accounting period, (II) the value assigned to each such Portfolio Investment as of the prior accounting period, (III) the weighted average sale price of each such Portfolio Investment sold and (IV) the variance between (II) and (III) and (D) the aggregate amount of all accrued paid-in-kind interest and all paid-in-kind interest collected, in each case, during such accounting period on Portfolio Investments included in the Borrowing Base and (ii) if during such monthly accounting period, the Borrower has declared or made any Restricted Payment pursuant to

Section 6.05(d) (other than with respect to payments and repayments under Section 6.12(c) of Special Longer Term Unsecured Indebtedness that does not constitute Excess Special Longer Term Unsecured Indebtedness), a certificate of a Financial Officer of the Borrower demonstrating compliance with Section 6.05(d)(x) immediately after giving effect to such Restricted Payment and any Concurrent Transaction;

(e)         promptly but no later than five (5) Business Days after any Financial Officer of the Borrower shall at any time have knowledge that there is a Borrowing Base Deficiency, a Borrowing Base Certificate as at the date the Borrower has knowledge of such Borrowing Base Deficiency indicating the amount of such Borrowing Base Deficiency as at the date the Borrower obtained knowledge of such deficiency and the amount of such Borrowing Base Deficiency as of the date not earlier than one (1) Business Days prior to the date the Borrowing Base Certificate is delivered pursuant to this paragraph;

(f)          promptly upon receipt thereof, copies of all significant written reports submitted to management or the board of trustees of the Borrower by the Borrower’s independent public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Borrower or any of its Significant Subsidiaries delivered by such accountants to the management or board of trustees of the Borrower (other than the periodic reports that the Borrower’s independent auditors provide, in the ordinary course, to the audit committee of the Borrower’s board of trustees);

(g)         promptly after (and only if) the same become publicly available, copies of all periodic and other reports, proxy statements and other materials sent to all stockholders or filed by any of the Obligors with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, as the case may be; and

(h)         promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance by the Borrower with the terms of this Agreement and the other Loan Documents, or for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and the Beneficial Ownership Regulation (to the extent applicable), as the Administrative Agent or any Lender (acting through the Administrative Agent) may reasonably request.

Notwithstanding anything in this Section 5.01 to the contrary, the Borrower shall be deemed to have satisfied the requirements of this Section 5.01 (other than Sections 5.01(c), (d), (e) and (h)) if the reports, documents and other information of the type otherwise so required thereby are publicly available when filed on EDGAR at the www.sec.gov website or any successor service provided by the SEC.

SECTION 5.02.          Notices of Material Events. Promptly upon a responsible officer of the Borrower obtaining actual knowledge thereof, the Borrower will furnish to the Administrative Agent for distribution to each Lender written notice of the following:

(a)         the occurrence of any Default (unless the Borrower first became aware of such Default from a notice delivered by the Administrative Agent);

(b)         the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against the Borrower or any of its Significant Subsidiaries that has a reasonable likelihood of being adversely determined and which, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;

(c)         the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect; and

(d)         any other development (excluding matters of a general economic, financial or political nature to the extent that they would not reasonably be expected to have a disproportionate effect on the Borrower) that has resulted in, or would be materially likely to result in, a Material Adverse Effect.

Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03.          Existence; Conduct of Business. The Borrower will, and will cause each of its Significant Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution not prohibited under Section 6.03.

SECTION 5.04.          Payment of Obligations. The Borrower will, and will cause each of its Significant Subsidiaries to, pay its obligations, including Tax liabilities and material contractual obligations before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Significant Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05.          Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Significant Subsidiaries to, (a) keep and maintain all property material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, in good working order and condition, ordinary wear and tear excepted, except where failure to keep or maintain would not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution not prohibited under Section 6.03, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses.

SECTION 5.06.          Books and Records; Inspection Rights. The Borrower will, and will cause each of its Significant Subsidiaries to, keep books of record and account in accordance with GAAP in all material respects. The Borrower will, and will cause each other Obligor to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice to the Borrower, to visit and inspect its properties during normal business hours, to examine and make copies of its books and records (including books and records maintained by it in its capacity as a “servicer” in respect of any Designated Subsidiary or other Excluded Assets, or in a similar capacity with respect to any other Designated Subsidiary, but only to the extent the Borrower is not prohibited from disclosing such information or providing access to such information, and any books, records and documents held by the Custodian), and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested, in each case, to the extent such inspection or requests for such information are reasonable and such information can be provided or discussed without violation of law, rule, regulation or contract; provided that the Borrower shall be entitled to have its representatives and advisors present during any inspection of its books and records and during any discussion with its independent accountants or independent auditors; provided further that the Borrower shall not be responsible for the costs and expenses of the Administrative Agent and the Lenders for more than one (1) visit and inspection in any calendar year under this Section 5.06 and Section 7.01(b) of the Guarantee and Security Agreement unless an Event of Default shall have occurred and be continuing.

SECTION 5.07.          Compliance with Laws; Anti-Corruption; Sanctions. The Borrower will, and will cause each of its Significant Subsidiaries to, comply with all laws, rules, regulations, including the Investment Company Act, any applicable rules, regulations or orders issued by the SEC thereunder (in each case, if applicable to such Person) and orders of any other Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions in all material respects.

SECTION 5.08.          Certain Obligations Respecting Subsidiaries; Further Assurances.

(a)         Subsidiary Guarantors. In the event that (1) any Obligor shall form or acquire any new Domestic Subsidiary (other than an Excluded Asset or Immaterial Subsidiary) or (2) any Excluded Asset or Immaterial Subsidiary that is a Domestic Subsidiary shall no longer constitute an “Excluded Asset” or “Immaterial Subsidiary”, as applicable, pursuant to the definition thereof (in which case such Person shall be deemed to be a “new” Domestic Subsidiary for purposes of this Section 5.08 as of such date), the Borrower will cause, within thirty (30) days (or such longer period as shall be reasonably agreed by the Administrative Agent) following such Person becoming a new Domestic Subsidiary, such new Domestic Subsidiary to become a “Subsidiary Guarantor” (and, thereby, an “Obligor”) under a Guarantee Assumption Agreement and to deliver such proof of corporate or other action, incumbency of officers, opinions of counsel (if reasonably requested by the Administrative Agent) and other documents as is consistent with those delivered by the Borrower pursuant to Section 6(a) of the Fifth Amendment upon the Fifth Amendment Effective Date or as the Administrative Agent shall have reasonably requested. For the avoidance of doubt, the Borrower may elect to cause any of its Excluded Assets, Immaterial Subsidiaries or non-Domestic Subsidiaries in jurisdictions reasonably acceptable to the Administrative Agent to become an Obligor by causing such Person to become a Subsidiary Guarantor and executing and delivering a Guarantee Assumption Agreement (and, if requested by the Administrative Agent or the Collateral Agent with respect to any non-Domestic Subsidiary, executing and delivering a guarantee and security agreement governed by the laws of the country in which such Subsidiary is located, in form and substance reasonably acceptable to the Administrative Agent and the Collateral Agent, it being understood that a guarantee and security agreement that is substantially in the form of the Guarantee and Security Agreement, other than with respect to modifications to reflect requirements under the laws of the country in which such Subsidiary is located, will be deemed reasonably acceptable) and other deliverables as required for a Subsidiary Guarantor under this Section 5.08(a) (at which point such Person shall be a Subsidiary Guarantor and shall no longer be an Excluded Asset or an Immaterial Subsidiary).

(b)         Ownership of Subsidiaries. The Borrower will, and will cause each of its Significant Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Significant Subsidiaries is a wholly owned Subsidiary (other than any Subsidiary that is an Excluded Asset); provided that the foregoing shall not prohibit any transaction permitted under Section 6.03 or 6.04, so long as immediately after giving effect to such permitted transaction each of the remaining Significant Subsidiaries is a wholly owned Subsidiary.

(c)         Further Assurances. The Borrower will, and will cause each of the Subsidiary Guarantors to, take such action from time to time (including filing appropriate Uniform Commercial Code financing statements and executing and delivering such assignments, security agreements and other instruments) as shall be reasonably requested by the Administrative Agent to effectuate the purposes and objectives of this Agreement, including:

(i)          to create, in favor of the Collateral Agent for the benefit of the Lenders (and any affiliate thereof that is a party to any Hedging Agreement entered into with such Obligor) and the holders of any Other Secured Indebtedness, perfected security interests and Liens in the Collateral; provided that any such security interest or Lien shall be subject to the relevant requirements of the Security Documents; provided further, that in the case of any Collateral consisting of voting stock of any Controlled Foreign Corporation, such security interest shall be limited to 65% of the issued and outstanding voting stock of such Controlled Foreign Corporation,

(ii)         subject to Sections 7.01 and 7.04 of the Guarantee and Security Agreement, to cause any bank or securities intermediary (within the meaning of the Uniform Commercial Code) to enter into such arrangements with the Collateral Agent as shall be appropriate in order that the Collateral Agent has “control” over each deposit account or securities account of the Obligors (other than any Excluded Account), and in that connection, the Borrower agrees to cause all cash and other proceeds of Portfolio Investments received by any Obligor to be promptly deposited into such an account (or otherwise delivered to, or registered in the name of, the Collateral Agent) and, until such deposit, delivery or registration such cash and other proceeds shall be held in trust by the Borrower for the benefit of the Collateral Agent and shall not be commingled with any other funds or property of such Obligor or of any Designated Subsidiary or other Person (including with any money or financial assets of any Obligor in its capacity as “servicer” for any such Designated Subsidiary or any of its other Excluded Assets, or any money or financial assets of any Excluded Asset); provided that, in the case of a participation interest in a Portfolio Investment held by any Designated Subsidiary or other Person, such Portfolio Investment, including any cash collection related thereto, may be held pursuant to a Custodian Agreement or any other account of any Obligor, so long as in the case of cash, it is promptly distributed to such Designated Subsidiary,

(iii)        in the case of any portfolio investment held directly by an Excluded Asset or an Immaterial Subsidiary, including any cash collection related thereto, ensure that such portfolio investment shall not be held in the account of any Obligor subject to a control agreement among such Obligor, the Collateral Agent and the Custodian delivered in connection with this Agreement or any other Loan Document,

(iv)        in the case of any Portfolio Investment consisting of a Bank Loan that does not constitute all of the credit extended to the underlying borrower under the relevant underlying loan documents and an Excluded Asset or an Immaterial Subsidiary holds any interest in the loans or other extensions of credit under such loan documents, (x) cause such Excluded Asset or such Immaterial Subsidiary to be party to such underlying loan documents as a “lender” having a direct interest (or a participation acquired from any Person including such Borrower or other Obligor) in such underlying loan documents and the extensions of credit thereunder and (y) ensure that, subject to Section 5.08(c)(v) below, all amounts owing to such Obligor or Excluded Asset or Immaterial Subsidiary by the underlying borrower or other obligated party (other than Portfolio Investments subject to a participation) are remitted by such borrower or obligated party (or the applicable administrative agents, collateral agents or equivalent Person) directly to separate accounts of such Obligor, such Excluded Asset, and such Immaterial Subsidiary, respectively,

(v)         in the event that any Obligor is acting as an agent or administrative agent (or analogous capacity) under any loan documents with respect to any Bank Loan that does not constitute all of the credit extended to the underlying borrower under the relevant underlying loan documents, ensure that all funds held by such Obligor in such capacity as agent or administrative agent are segregated from all other funds of such Obligor and are clearly identified as being held in an agency capacity and

(vi)        cause all credit or loan agreements, any notes and all assignment and assumption agreements relating to any Portfolio Investment constituting part of the Collateral to be held by (x) the Collateral Agent or (y) a Custodian pursuant to the terms of the applicable Custodian Agreement, or pursuant to an appropriate intercreditor agreement, so long as such Custodian has agreed to grant access to such loan and other documents to the Administrative Agent pursuant to an access or similar agreement between the Borrower and such Custodian in form and substance reasonably satisfactory to the Administrative Agent; provided that the Borrower’s obligation to deliver underlying documentation may be satisfied by delivery of copies of such agreements.

Notwithstanding anything to the contrary contained herein, (1) nothing contained herein shall prevent (i) an Obligor from having a Participation Interest in a portfolio investment held by an Excluded Asset or (ii) an Excluded Asset from having a Participation Interest in a portfolio investment held by an Obligor and (2) if any instrument, promissory note, agreement, document or certificate held by the Custodian is destroyed or lost not as a result of any action of such Obligor, then any original of such instrument, promissory note, agreement, document or certificate shall be deemed held by the Custodian for all purposes hereunder; provided that, when such Obligor has actual knowledge of any such destroyed or lost instrument, promissory note, agreement, document or certificate, it shall use commercially reasonable efforts to obtain from the underlying borrower, and deliver to the Custodian, a replacement instrument, promissory note, agreement, document or certificate.

SECTION 5.09. Use of Proceeds. The Borrower will use the proceeds of the Loans and the issuances of Letters of Credit on the Effective Date in part to refinance all amounts outstanding under the Existing Credit Agreement, to pay fees and expenses in connection therewith and for general corporate purposes of the Borrower and its Subsidiaries. On and after the Effective Date the Borrower will use the proceeds of the Loans and the issuances of Letters of Credit for general corporate purposes of the Borrower and its Subsidiaries, including (a) purchasing shares of its common stock in connection with the redemption (or buyback) of its shares or, in connection with a Tender Offer, (b) repaying outstanding Indebtedness not prohibited by the Loan Documents, (c) paying fees and expenses paid or payable in connection with this Agreement and the other Loan Documents, (d) making other distributions, contributions and investments and (e) acquiring and funding (either directly or through one (1) or more Subsidiaries) of leveraged loans, mezzanine loans, high-yield securities, convertible securities, preferred stock, common stock, Hedging Agreements, Credit Default Swaps, total return swaps and other Portfolio Investments; provided that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of such proceeds. No part of the proceeds of any Loan will be used in violation of Sanctions or any other applicable law or, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock in violation of Regulation U. Without limiting the foregoing, no Obligor will directly or indirectly, use the proceeds of the Loans (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 5.10.          Status of RIC and BDC. The Borrower shall at all times maintain its status as a RIC under the Code, and as a “business development company” under the Investment Company Act.

SECTION 5.11.          Investment and Valuation Policies. The Borrower shall promptly advise the Lenders and the Administrative Agent of any material change in either its Investment Policies or Valuation Policy.

SECTION 5.12.          Portfolio Valuation and Diversification, Etc.

(a)         Industry Classification Groups. For purposes of this Agreement, the Borrower, in its reasonable determination, shall assign each Portfolio Investment to an Industry Classification Group. To the extent that the Borrower reasonably determines that any Portfolio Investment is not adequately correlated with the risks of other Portfolio Investments in an Industry Classification Group, such Portfolio Investment may be assigned by the Borrower to an Industry Classification Group that is more closely correlated to such Portfolio Investment. In the absence of adequate correlation, the Borrower shall be permitted, upon notice to the Administrative Agent for distribution to each Lender, to create up to three (3) additional industry classification groups for purposes of this Agreement.

(b)         Portfolio Valuation Etc.

(i)          Settlement Date Basis. For purposes of this Agreement, all determinations of whether an investment is to be included as a Portfolio Investment shall be determined on a settlement-date basis (meaning that any investment that has been purchased will not be treated as a Portfolio Investment until such purchase has settled, and any Portfolio Investment which has been sold will not be excluded as a Portfolio Investment until such sale has settled), provided that no such investment shall be included as a Portfolio Investment to the extent it has not been paid for in full.

(ii)         Determination of Values. The Borrower will conduct reviews of the value to be assigned to each of its Portfolio Investments included in the Borrowing Base as follows:

(A)        Quoted Investments — External Review. With respect to Portfolio Investments (including Cash Equivalents) for which market quotations are readily available as determined by the Borrower (“Quoted Investments”), the Borrower shall, not less frequently than once each calendar week, determine the market value of such Quoted Investments which shall, in each case, be determined in accordance with one (1) of the following methodologies (as selected by the Borrower):

(w)        in the case of public and 144A securities, the average of the bid prices as determined by at least two (2) Approved Dealers selected by the Borrower,

(x)         in the case of bank loans, the bid price as determined by at least one (1) Approved Dealer or Approved Pricing Service selected by the Borrower,

(y)         in the case of any Quoted Investment traded on an exchange, the closing price for such Portfolio Investment most recently posted on such exchange, and

(z)         in the case of any other Quoted Investment, the fair market value thereof as determined by an Approved Pricing Service; and

(B)         Unquoted Investments — External Review. With respect to Portfolio Investments for which market quotations are not readily available as determined by the Borrower (“Unquoted Investments”), the Borrower shall value such Unquoted Investments quarterly in a manner consistent with its valuation policy, as the same may be amended, supplemented, waived, or otherwise modified from time to time consistent with industry practice for business development companies and in a manner not prohibited by this Agreement (the “Valuation Policy”), including valuation of at least 35% by value of all Unquoted Investments included in the Borrowing Base using the assistance of an Approved Third Party Appraiser. The Administrative Agent and each Lender acknowledges that it may be required to enter into a non-reliance letter, confidentiality agreement or similar agreement requested or required by a proposed appraiser to allow the Administrative Agent or such Lender to review any written valuation report. Notwithstanding anything to the contrary contained herein, there shall be no requirement to disclose any portion of any report submitted by the Approved Third Party Appraiser without such a non-reliance letter.

(C)         Internal Review. The Borrower shall conduct an internal review of the aggregate value of the Portfolio Investments included in the Borrowing Base at least once each calendar week, which shall take into account any event of which the Borrower has knowledge that materially adversely affects the aggregate value of the Portfolio Investments included in the Borrowing Base. If, based upon such weekly internal review, the Borrower determines that a Borrowing Base Deficiency exists, then the Borrower shall, within five (5) Business Days as provided in Section 5.01(e), deliver a Borrowing Base Certificate reflecting the new amount of the Borrowing Base and shall take the actions, and make the payments and prepayments on the Loans (and/or provide cover for Letters of Credit), all as more specifically set forth in Section 2.10(c).

(D)        Failure to Determine Values. If the Borrower shall fail to determine the value of any Portfolio Investment as at any date pursuant to the requirements (but subject to the exclusions) of the foregoing subclauses (A) through (C), the “Value” of such Portfolio Investment as at such date shall be deemed to be zero (0) for purposes of the Borrowing Base;

provided that, in no event shall any Portfolio Investment be valued pursuant to the foregoing requirements less frequently than annually.

(iii)        Scheduled Testing of Values.

(A)        Each April 30, July 31, October 31 and February 28 of each calendar year, commencing on July 31, 2026 (or such other dates as are agreed to by the Borrower and the Administrative Agent, but in no event less frequently than once per calendar quarter, each a “Valuation Testing Date”), the Administrative Agent through an independent valuation provider selected by the Administrative Agent and reasonably acceptable to the Borrower (the “Independent Valuation Provider”) will test the values determined pursuant to Section 5.12(b)(ii) above of those Unquoted Investments included in the Borrowing Base selected by the Administrative Agent; provided, that the aggregate fair value of such Unquoted Investments tested on any Valuation Testing Date will be approximately equal to the Tested Amount (as defined below). For the avoidance of doubt, Unquoted Investments that are part of the Collateral but not included in the Borrowing Base as of a Valuation Testing Date (the “Applicable Valuation Testing Date”) shall not be subject to testing under this Section 5.12(b)(iii).

(B)         For purposes of this Agreement, the “Tested Amount” shall be equal to the greater of: (i) an amount equal to (y) 125% of the Covered Debt Amount (as of the applicable Valuation Testing Date) minus (z) the sum of the values of all Cash and all Quoted Investments included in the Borrowing Base (as of the applicable Valuation Testing Date) and (ii) 10% of the aggregate value of all Unquoted Investments included in the Borrowing Base (as of the applicable Valuation Testing Date); provided, however, in no event shall more than 25% (or, if clause (ii) applies, 10%, or as near thereto as reasonably practicable) of the aggregate value of the Unquoted Investments included in the Borrowing Base be tested by the Independent Valuation Provider in respect of any applicable Valuation Testing Date. If the Value of the Unquoted Investments included in the Borrowing Base is less than the “Tested Amount” as calculated in the immediately preceding sentence, then the “Tested Amount” shall equal the Value of such Unquoted Investments.

(C)         With respect to any Unquoted Investment, if the value of such Unquoted Investment determined pursuant to Section 5.12(b)(ii) is not more than the lesser of (1) five (5) points more than the midpoint of the valuation range (expressed as a percentage of par) provided by the Independent Valuation Provider (provided that the value of such Unquoted Investment is customarily quoted as a percentage of par) and (2) 110% of the midpoint of the valuation range provided by the Independent Valuation Provider, then the value for such Unquoted Investment determined in accordance with Section 5.12(b)(ii) shall continue to be used as the “Value” for purposes of this Agreement. If the value of any Unquoted Investment determined pursuant to Section 5.12(b)(ii) is more than the lesser of the values set forth in clause (C)(1) and (2) (to the extent applicable), then for such Unquoted Investment, the “Value” for purposes of this Agreement shall become the least of (x) the highest value of the valuation range provided by the Independent Valuation Provider, (y) five (5) points more than the midpoint of the valuation range (expressed as a percentage of par) provided by the Independent Valuation Provider (provided that the value of such Unquoted Investment is customarily quoted as a percentage of par) and (z) 110% of the midpoint of the valuation range provided by the Independent Valuation Provider; provided that, if a Portfolio Investment (including, for the avoidance of doubt, a Participation Interest) is acquired during a fiscal quarter and until such time as the Value is obtained with respect to such Portfolio Investment pursuant to Section 5.12(b)(ii)(A), 5.12(b)(ii)(B) or 5.12(b)(iii), the “Value” of such Portfolio Investment shall be deemed equal to the lower of (x) the value of such Portfolio Investment determined pursuant to Section 5.12(b)(ii)(C) and (y) the cost of such Unquoted Investment.

(iv)        Supplemental Testing of Values.

(A)        Notwithstanding the foregoing, the Administrative Agent, individually or at the request of the Required Lenders, shall at any time have the right to request, in its reasonable discretion, any Portfolio Investment included in the Borrowing Base with a value determined pursuant to Section 5.12(b)(ii) (other than any Portfolio Investment included in the Borrowing Base tested pursuant to Section 5.12(b)(iii) as of the most recent Valuation Testing Date) to be independently tested by the Independent Valuation Provider. There shall be no limit on the number of such tests that may be requested by the Administrative Agent in its reasonable discretion. If (x) the value determined pursuant to Section 5.12(b)(ii) is less than the value determined by the Independent Valuation Provider pursuant to this clause, then the value determined pursuant to Section 5.12(b)(ii) shall continue to be used as the “Value” for purposes of this Agreement and (y) if the value determined pursuant to Section 5.12(b)(ii) is greater than the value determined by the Independent Valuation Provider pursuant to this clause and the difference between such values is: (1) less than or equal to 5% of the value determined pursuant to Section 5.12(b)(ii), then the value determined pursuant to Section 5.12(b)(ii) shall continue to be used as the “Value” of such Portfolio Investment for purposes of this Agreement; (2) greater than 5% and less than or equal to 20% of the value determined pursuant to Section 5.12(b)(ii), then the “Value” of such Portfolio Investment for purposes of this Agreement shall become the average of the value determined pursuant to Section 5.12(b)(ii) and the value determined by the Independent Valuation Provider pursuant to this clause; and (3) greater than 20% of the value determined pursuant to Section 5.12(b)(ii), then the Borrower and the Administrative Agent shall retain an additional third-party appraiser and, upon the completion of such appraisal, the “Value” of such Portfolio Investment for purposes of this Agreement shall become the average of the three (3) valuations (with the average of the value determined pursuant to Section 5.12(b)(ii) and the value determined by the Independent Valuation Provider’s value determined pursuant to this clause to be used as the “Value” of such Portfolio Investment until the third value is obtained). For the avoidance of doubt, Portfolio Investments that are part of the Collateral but not included in the Borrowing Base as of the Applicable Valuation Testing Date shall not be subject to testing under this Section 5.12(b)(iv).

(B)         Except as otherwise provided herein, the Value of any Portfolio Investment for which the Independent Valuation Provider’s value is used shall be the midpoint of the range (if any) determined by the Independent Valuation Provider. The Independent Valuation Provider shall apply a recognized valuation methodology that is commonly accepted by the business development company industry for valuing Portfolio Investments of the type being valued and held by the Obligors.

(C)         All valuations shall be on a settlement date basis. For the avoidance of doubt, the Value of any Portfolio Investment determined in accordance with this Section 5.12 shall be the Value of such Portfolio Investment for purposes of this Agreement until a new Value for such Portfolio Investment is subsequently determined in accordance with this Section 5.12.

(D)        The reasonable and documented out-of-pocket costs of any valuation reasonably incurred by the Administrative Agent under this Section 5.12 shall be at the expense of the Borrower; provided that the Borrower’s obligations to reimburse valuation costs incurred by the Administrative Agent pursuant to this Section 5.12(b)(iv) shall be limited to an aggregate annual amount equal to the greater of (x) $200,000 and (y) 0.05% of the total Commitments.

(E)         In addition, the values determined by the Independent Valuation Provider shall be deemed to be “Information” hereunder and subject to Section 9.13 hereof.

(v)         For the avoidance of doubt, any Values determined by the Independent Valuation Provider pursuant to Sections 5.12(b)(iii) and (iv) shall only be required to be used for purposes of calculating the Borrowing Base and shall not be required to be utilized for any other purpose, including, without limitation, the delivery of financial statements or valuations required under ASC 820 or the Investment Company Act.

(vi)        The Independent Valuation Provider shall be instructed to conduct its tests in a manner not disruptive in any material respect to the business of the Borrower. The Administrative Agent shall notify the Borrower of its receipt of the final results of any valuation performed by the Independent Valuation Provider promptly upon its receipt thereof and shall promptly provide a copy of such results and the related report to the Borrower.

(c)         Investment Company Diversification Requirements. The Borrower will, and will cause its Subsidiaries (other than Subsidiaries that are exempt from the Investment Company Act) at all times to comply in all material respects with the portfolio diversification and similar requirements set forth in the Investment Company Act applicable to business development companies. The Borrower will at all times, subject to applicable grace or cure periods set forth in the Code, comply with the portfolio diversification and similar requirements set forth in the Code applicable to RICs, where applicable.

(d)         Participation Interests. The Value attributable to any Participation Interest shall be the Value determined with respect to the underlying portfolio investment related to such Participation Interest in accordance with this Section 5.12, provided any participation interest that does not satisfy the definition of Participation Interest shall have a Value of zero (0) for purposes of this Agreement.

SECTION 5.13.          Calculation of Borrowing Base. For purposes of this Agreement, the “Borrowing Base” shall be determined, as at any date of determination, as the sum of the products obtained by multiplying (x) the Value of each Portfolio Investment in the Collateral Pool and (y) the applicable Advance Rate for such Portfolio Investment, provided that:

(a)         if, as of such date, the Relevant Asset Coverage Ratio is (i) greater than or equal to 2.00:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments included in the Borrowing Base of all issuers in a consolidated group of corporations or other entities in accordance with GAAP exceeding 6% of the aggregate Value of all Portfolio Investments in the Collateral Pool, shall be 50% of the otherwise applicable Advance Rate; (ii) less than 2.00:1.00 and greater than or equal to 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments included in the Borrowing Base of all issuers in a consolidated group of corporations or other entities in accordance with GAAP exceeding 5% of the aggregate Value of all Portfolio Investments in the Collateral Pool, shall be 50% of the otherwise applicable Advance Rate or (iii) less than 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments included in the Borrowing Base of all issuers in a consolidated group of corporations or other entities in accordance with GAAP exceeding 4% of the aggregate Value of all Portfolio Investments in the Collateral Pool, shall be 50% of the otherwise applicable Advance Rate;

(b)         if, as of such date, the Relevant Asset Coverage Ratio is (i) greater than or equal to 2.00:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments included in the Borrowing Base of all issuers in a consolidated group of corporations or other entities in accordance with GAAP exceeding 12% of the aggregate Value of all Portfolio Investments in the Collateral Pool shall be 0%; (ii) less than 2.00:1.00 and greater than or equal to 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments included in the Borrowing Base of all issuers in a consolidated group of corporations or other entities in accordance with GAAP exceeding 10% of the aggregate Value of all Portfolio Investments in the Collateral Pool shall be 0% or (iii) less than 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments included in the Borrowing Base of all issuers in a consolidated group of corporations or other entities in accordance with GAAP exceeding 8% of the aggregate Value of all Portfolio Investments in the Collateral Pool shall be 0%;

(c)         if, as of such date, the Relevant Asset Coverage Ratio is (i) greater than or equal to 2.00:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments included in the Borrowing Base in any single Industry Classification Group that exceeds 25% of the aggregate Value of all Portfolio Investments in the Collateral Pool shall be 0%, provided that, with respect to Portfolio Investments in a single Industry Classification Group from time to time designated by the Borrower to the Administrative Agent, such 25% figure shall be increased to 30%, (ii) less than 2.00:1.00 and greater than or equal to 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments included in the Borrowing Base in any single Industry Classification Group that exceeds 20% of the aggregate Value of all Portfolio Investments in the Collateral Pool shall be 0%, provided that, with respect to Portfolio Investments in a single Industry Classification Group from time to time designated by the Borrower to the Administrative Agent, such 20% figure shall be increased to 25%, or (iii) less than 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments included in the Borrowing Base in any single Industry Classification Group that exceeds 20% of the aggregate Value of all Portfolio Investments in the Collateral Pool shall be 0%;

(d)         if, as of such date, the Relevant Asset Coverage Ratio is (i) greater than or equal to 2.00:1.00, the Advance Rate applicable to that portion of the Borrowing Value of Non-Core Investments shall be 0% to the extent necessary so that no more than 20% of the Borrowing Base is attributable to such investments, (ii) less than 2.00:1.00 and greater than or equal to 1.75:1.00, the Advance Rate applicable to that portion of the Borrowing Value of Non-Core Investments shall be 0% to the extent necessary so that no more than 10% of the Borrowing Base is attributable to such investments or (iii) less than 1.75:1.00, the Advance Rate applicable to that portion of the Borrowing Value of Non-Core Investments shall be 0% to the extent necessary so that no more than 5% of the Borrowing Base is attributable to such investments;

(e)         if, as of such date, the Relevant Asset Coverage Ratio is (i) less than 2.00:1.00 and greater than or equal to 1.75:1.00, the Advance Rate applicable to that portion of the Borrowing Value of Junior Investments and Non-Core Investments shall be 0% to the extent necessary so that no more than 30% of the Borrowing Base is attributable to such investments; or (ii) less than 1.75:1.00, the Advance Rate applicable to the portion of the Borrowing Value of Junior Investments and Non-Core Investments shall be 0% to the extent necessary so that no more than 20% of the Borrowing Base is attributable to such investments;

(f)          no Participation Interest may be included in the Borrowing Base for more than ninety (90) days;

(g)         the Advance Rate applicable to the Borrower’s investments in any Significant Risk Transfer or Excluded Asset shall be 0%;

(h)         the Advance Rate applicable to that portion of the Borrowing Value of LTV Transactions as to which, at the time of determination, less than two-thirds (2/3rds) of the interest (including accretions and “pay-in-kind” interest) for the current monthly, quarterly, semi-annual or annual period (as applicable) is payable in cash, shall be 0% to the extent necessary so that no more than 15% of the Borrowing Base is attributable to such investments; and

(i)          if, as of such date, (i)(A) the Borrowing Base (without giving effect to any adjustment required pursuant to this paragraph (i), the “Gross Borrowing Base”) is less than 1.5 times the Senior Debt Amount and (B) the Relevant Asset Coverage Ratio is less than 2.00:1.00 and greater than or equal to 1.75:1.00, then the Borrowing Base shall be reduced to the extent necessary such that the contribution of Senior Investments to the Borrowing Base may not be less than 60% of the Covered Debt Amount, (ii)(A) the Gross Borrowing Base is less than 1.5 times the Senior Debt Amount and (B) the Relevant Asset Coverage Ratio is less than 1.75:1.00, then the Borrowing Base shall be reduced to the extent necessary such that the contribution of Senior Investments to the Borrowing Base may not be less than 75% of the Covered Debt Amount or (iii)(A) the Gross Borrowing Base is greater than or equal to 1.5 times the Senior Debt Amount and (B) the Relevant Asset Coverage Ratio is less than 1.75:1.00, then the Borrowing Base shall be reduced to the extent necessary such that the contribution of Senior Investments to the Borrowing Base may not be less than 25% of the Covered Debt Amount.

No Portfolio Investment may be included in the Borrowing Base until such time as such Portfolio Investment has been Delivered (as defined in the Guarantee and Security Agreement) to the Collateral Agent, and then only for so long as such Portfolio Investment continues to be Delivered as contemplated therein; provided that, notwithstanding the foregoing, in the case of any Portfolio Investment in which the Collateral Agent has a first-priority perfected security interest pursuant to a valid Uniform Commercial Code filing (and for which no other method of perfection with a higher priority is possible), such Portfolio Investment may be included in the Borrowing Base so long as all remaining actions to complete “Delivery” are satisfied within the longest period of (i) seven (7) days of such inclusion, (ii) as provided for herein or in the Guarantee and Security Agreement and (iii) such longer period as the Collateral Agent may agree in its reasonable discretion. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the failure to Deliver any Portfolio Investment or other Collateral shall not be a Default or Event of Default, except for any failure that would constitute an Event of Default under clause (p) of Article VII. Voting stock of any Controlled Foreign Corporation in excess of 65% of the issued and outstanding voting stock of such Controlled Foreign Corporation shall not be included as a Portfolio Investment for purposes of calculating the Borrowing Base.

The Borrower shall from time to time deliver a Borrowing Base Certificate to the Administrative Agent and each Lender as provided in Sections 4.02(c)(i), 5.01(d), 5.01(e) and 6.05(d) and Section 5(a)(vii) of the Restatement Agreement.

For the avoidance of doubt, (a) to avoid double-counting of excess concentrations, any Advance Rate reductions set forth under this Section 5.13 shall be without duplication of any other such Advance Rate reductions and (b) to the extent the Borrowing Base is required to be reduced to comply with this Section 5.13, the Borrower shall be permitted to choose the Portfolio Investments to be excluded from the Borrowing Base to effect such reduction. For purposes of the categorization of each Portfolio Investment in accordance with this Section 5.13, the amount of any “first lien debt” or EBITDA with respect to any Portfolio Investment shall be determined using the most recent quarterly valuation determined in accordance with the Valuation Policy.

As used herein, the following terms have the following meanings:

“Advance Rate” means, as to any Portfolio Investment as of any date and subject to adjustment as provided in Sections 5.13(a) through (i), as applicable, and as provided below based on the Relevant Asset Coverage Ratio as of such date, the following percentages with respect to such Portfolio Investment:

	Relevant Asset Coverage Ratio ≥ 2.00:1.00		2.00:1.00 > Relevant Asset Coverage Ratio ≥ 1.75:1.00		1.75:1.00 > Relevant Asset Coverage Ratio ≥ 1.50:1.00
Portfolio Investment(1)	Quoted	Unquoted	Quoted	Unquoted	Quoted	Unquoted
Cash, Cash Equivalents and Short-Term U.S. Government Securities	100%	n.a.	100%	n.a.	100%	n.a.
Long-Term U.S. Government Securities	95%	n.a.	95%	n.a.	95%	n.a.
Performing First Lien Bank Loans	85%	75%	85%	75%	85%	75%
Performing First Lien Unitranche Bank Loans	85%	75%	80%	70%	75%	65%
Performing First Lien Last Out Bank Loans	80%	70%	75%	65%	70%	60%
Performing Second Lien Bank Loans	75%	65%	70%	60%	65%	55%
Performing Cash Pay High Yield Securities	70%	60%	65%	55%	60%	50%
Performing Cash Pay Mezzanine Investments	65%	55%	60%	50%	55%	45%
Performing Non-Cash Pay High Yield Securities	60%	50%	55%	45%	50%	40%
Performing Non-Cash Pay Mezzanine Investments	55%	45%	50%	40%	45%	35%
Performing Principal Finance Debt Assets	55%	45%	50%	40%	45%	35%
Performing Preferred Equity	55%	45%	50%	40%	45%	35%
Performing Principal Finance Preferred Equity Assets	45%	35%	40%	30%	35%	25%
Performing DIP Loans	40%	35%	35%	30%	30%	25%
Performing Common Equity Assets	30%	20%	25%	20%	20%	20%
Performing Principal Finance Common Equity Assets	30%	20%	25%	20%	20%	20%
Non-Performing First Lien Bank Loans	45%	45%	40%	40%	35%	35%
Non-Performing First Lien Unitranche Loans	45%	45%	40%	40%	35%	35%
Non-Performing First Lien Last Out Loans	40%	35%	35%	30%	30%	25%
Non-Performing Second Lien Bank Loans	40%	30%	35%	25%	30%	20%
Non-Performing High Yield Securities	30%	30%	25%	25%	20%	20%
Non-Performing Mezzanine Investments	30%	25%	25%	20%	20%	20%
Non-Performing Preferred Equity	0%	0%	0%	0%	0%	0%
Non-Performing Common Equity	0%	0%	0%	0%	0%	0%
Non-Performing Principal Finance Assets	0%	0%	0%	0%	0%	0%

____________

(1)      For the avoidance of doubt, the above categories are intended to be indicative of the traditional investment types. All determinations of whether a particular Portfolio Investment belongs to one (1) category or another shall be made by the Borrower on a consistent basis with the definitions in Section 5.13.”Bank Loans” means debt obligations (including, without limitation, term loans, revolving loans, debtor-in-possession financings, the funded and unfunded portion of revolving credit lines and letter of credit facilities and other similar loans and investments including interim loans, bridge loans and senior subordinated loans) which are generally documented under a loan or credit facility or pursuant to any loan agreement, note purchase agreement or other similar financing arrangement facility, whether or not syndicated.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq.

“Cash” has the meaning assigned to such term in Section 1.01 of this Agreement.

“Cash Equivalents” has the meaning assigned to such term in Section 1.01 of this Agreement.

“Cash Pay Bank Loans” means First Lien Bank Loans, First Lien Unitranche Bank Loans, First Lien Last Out Bank Loans and Second Lien Bank Loans as to which, at the time of determination, not less than two-third (2/3rds) of the interest (including accretions and “pay-in-kind” interest) for the current period is payable in cash at least semi-annually.

“CDO Securities” means debt securities, equity securities or composite or combination securities (i.e. securities consisting of a combination of debt and equity securities that are issued in effect as a unit), including synthetic securities that provide synthetic credit exposure to debt securities, equity securities or composite or combination securities, that entitle the holders thereof to receive payments that (i) depend on the cash flow from a portfolio consisting primarily of ownership interests in debt securities, corporate loans or asset-backed securities or (ii) are subject to losses owing to credit events (howsoever defined) under credit derivative transactions with respect to debt securities, corporate loans or asset-backed securities.

“Equity Interests” has the meaning assigned to such term in Section 1.01 of this Agreement.

“First Lien Bank Loan” means a Bank Loan that is entitled to the benefit of a first lien and first priority perfected security interest (subject to any Permitted Prior Working Capital Lien and other customary encumbrances) on a substantial portion of the assets of the respective borrower and guarantors obligated in respect thereof, provided that any First Lien Bank Loan that is also a First Lien Unitranche Bank Loan shall be treated for purposes of determining the applicable Advance Rate as a First Lien Unitranche Bank Loan; provided, further, that any First Lien Bank Loan that is also a First Lien Last Out Bank Loan shall be treated for purposes of determining the applicable Advance Rate as a First Lien Last Out Bank Loan. For the avoidance of doubt, to the extent that, and only for so long as, any Permitted Prior Working Capital Lien exceeds the amount permitted under clause (c) of the definition thereof, an Obligor’s investment in such applicable Bank Loan shall be treated as a Second Lien Bank Loan for purposes of determining the applicable Advance Rate for such Portfolio Investment under this Agreement.

“First Lien Last Out Bank Loan” means a First Lien Bank Loan, a portion of which is, in effect, subject to debt subordination and superpriority rights of other lenders following an event of default (such portion, a “last out” portion) provided, that the aggregate principal amount of the “last out” portion of such Bank Loan is at least 50% of the aggregate principal amount of any “first out” portion of such Bank Loan, provided, further that (other than for an LTV Transaction) the underlying obligor with respect to such Bank Loan shall have a ratio of first lien debt (including the “first out” portion of such Bank Loan, but excluding the “last out” portion of such Bank Loan) to EBITDA that does not exceed 3.25:1.00 and a ratio of aggregate first lien debt (including both the “first out” portion and the “last out” portion of such Bank Loan) to EBITDA that does not exceed 5.25:1.00. An Obligor’s investment in the “last out” portion of a First Lien Last Out Bank Loan shall be treated as a First Lien Last Out Bank Loan for purposes of determining the applicable Advance Rate for such Portfolio Investment under this Agreement. For the avoidance of doubt, an Obligor’s investment in the portion of such Bank Loan that is not the last out portion (the “first out” portion) shall be treated as a First Lien Bank Loan for purposes of determining the applicable Advance Rate for such Portfolio Investment under this Agreement and whether such Portfolio Investment constitutes a “Senior Investment” under this Agreement, and an Obligor’s investment in any “last out” portion of a First Lien Bank Loan that does not meet the foregoing criteria shall be treated as a Second Lien Bank Loan for purposes of determining the applicable Advance Rate for such Portfolio Investment under this Agreement and whether such Portfolio Investment constitutes a “Senior Investment” under this Agreement.

“First Lien Unitranche Bank Loan” means a First Lien Bank Loan (other than an LTV Transaction) with a ratio of first lien debt to EBITDA that exceeds 5.25:1.00, and where the underlying borrower does not also have a Second Lien Bank Loan outstanding.

“High Yield Securities” means debt Securities (a) issued by public or private issuers, (b) issued pursuant to an effective registration statement or pursuant to Rule 144A under the Securities Act (or any successor provision thereunder) and (c) that are not Cash Equivalents, Mezzanine Investments (described under clause (i) of the definition thereof) or Bank Loans.

“Junior Investments” means any Performing Cash Pay High Yield Securities and Performing Cash Pay Mezzanine Investments.

“Long-Term U.S. Government Securities” means U.S. Government Securities maturing more than one (1) month from the applicable date of determination.

“LTV Transaction” means any transaction that (a) is either (x) structured in a way that would customarily be considered a specialized asset-backed transaction supported by receivables, inventory or other assets or (y) structured as a recurring revenue loan that is in a high-growth industry or industry that customarily has businesses with revenue derived from perpetual licenses, subscription, service, support, hosting agreements, maintenance streams or other similar and perpetual cash flow streams (as reasonably determined in good faith by the Borrower), (b) does not include and would not customarily be expected to include (at the time of origination) a financial covenant based on debt to EBITDA, debt to EBIT or a similar multiple of debt to operating cash flow and (c) is designated as an LTV Transaction by the Borrower as of the Effective Date or, if made after the Effective Date, is designated as an LTV Transaction by the Borrower in the first Borrowing Base Certificate required to be delivered hereunder after such investment is made.

“Mezzanine Investments” means (i) debt Securities (including convertible debt Securities (other than the “in-the-money” equity component thereof)) that are (a) issued by public or private issuers, (b) issued without registration under the Securities Act, (c) not issued pursuant to Rule 144A under the Securities Act (or any successor provision thereunder), (d) not Cash Equivalents and (e) contractually subordinated in right of payment to other debt of the same issuer and (ii) a Bank Loan that is not a First Lien Bank Loan, First Lien Last Out Bank Loan, First Lien Unitranche Bank Loan, Second Lien Bank Loan or a High Yield Security.

“Non-Core Investments” means, collectively, (a) Performing Common Equity, (b) Performing Preferred Equity, (c) Non-Performing Bank Loans, (d) Non-Performing High Yield Securities, (e) Non-Performing Mezzanine Investments, (f) Performing Non-Cash Pay High Yield Securities, (g) Performing Non-Cash Pay Mezzanine Investments, (h) Performing Principal Finance Assets and (i) Performing DIP Loans.

“Non-Performing Bank Loans” means, collectively, Non-Performing First Lien Bank Loans, Non-Performing First Lien Last Out Bank Loans, Non-Performing First Lien Unitranche Bank Loans and Non-Performing Second Lien Bank Loans.

“Non-Performing Common Equity” means Equity Interests (other than Preferred Equity) and warrants of an issuer having any debt outstanding that is non-Performing.

“Non-Performing First Lien Bank Loans” means First Lien Bank Loans other than Performing First Lien Bank Loans.

“Non-Performing First Lien Last Out Bank Loans” means First Lien Last Out Bank Loans other than Performing First Lien Last Out Bank Loans.

“Non-Performing First Lien Unitranche Bank Loans” means First Lien Unitranche Bank Loans other than Performing First Lien Unitranche Bank Loans.

“Non-Performing High Yield Securities” means High Yield Securities other than Performing Cash Pay High Yield Securities and Performing Non-Cash Pay High Yield Securities.

“Non-Performing Mezzanine Investments” means Mezzanine Investments other than Performing Cash Pay Mezzanine Investments and Performing Non-Cash Pay Mezzanine Investments.

“Non-Performing Preferred Equity” means Preferred Equity other than Performing Preferred Equity.

“Non-Performing Principal Finance Assets” means Principal Finance Assets other than Performing Principal Finance Assets.

“Non-Performing Second Lien Bank Loans” means Second Lien Bank Loans other than Performing Second Lien Bank Loans.

“Performing” means (a) with respect to any Portfolio Investment that is debt, the issuer of such Portfolio Investment is not then in default of any payment obligations outstanding with respect to accrued and unpaid interest or principal in respect thereof, after the expiration of any applicable grace or cure period, (b) with respect to any Portfolio

Investment that is Preferred Equity, the issuer of such Portfolio Investment has not failed to meet any scheduled redemption obligations or to pay its latest declared cash dividend, after the expiration of any applicable grace or cure period, and (c) with respect to any Portfolio Investment that is a Principal Finance Asset, (x) each tranche of such Portfolio Investment or other investment that, in each case, is senior to such Portfolio Investment, in the issuer of such Portfolio Investment satisfies (to the extent applicable) the requirements of the immediately preceding clauses (a) and (b), and (y) to the extent applicable, the holders of such Portfolio Investment have received in cash all expected distributions of interest and other payments thereon and cash flows in respect thereof are not currently subject to any deferral or diversion for the benefit of the holders of any tranche or other investments that rank senior to such Portfolio Investment pursuant to any waterfall or similar structure.

“Performing Cash Pay High Yield Securities” means High Yield Securities (a) as to which, at the time of determination, not less than two-thirds (2/3rds) of the interest (including accretions and “pay-in-kind” interest) for the current monthly, quarterly, semi-annual or annual period (as applicable) is payable in cash and (b) which are Performing.

“Performing Cash Pay Mezzanine Investments” means Mezzanine Investments (a) as to which, at the time of determination, not less than two-thirds (2/3rds) of the interest (including accretions and “pay-in-kind” interest) for the current monthly, quarterly, semi-annual or annual period (as applicable) is payable in cash, and (b) which are Performing.

“Performing Common Equity” means Equity Interests (other than Preferred Equity) and warrants of an issuer all of whose outstanding debt is Performing.

“Performing DIP Loans” means a loan made to a debtor-in-possession pursuant to Section 364 of the Bankruptcy Code having the priority allowed by either Section 364(c) or 364(d) of the Bankruptcy Code that is Performing.

“Performing First Lien Bank Loans” means First Lien Bank Loans (which are not Performing DIP Loans) which are (a) Performing and (b) except in the case of LTV Transactions, Cash Pay Bank Loans.

“Performing First Lien Last Out Bank Loans” means First Lien Last Out Bank Loans which are (a) Performing and (b) except in the case of LTV Transactions, Cash Pay Bank Loans.

“Performing First Lien Unitranche Bank Loans” means First Lien Unitranche Bank Loans which are (a) Performing and (b) except in the case of LTV Transactions, Cash Pay Bank Loans.

“Performing Non-Cash Pay High Yield Securities” means High Yield Securities other than Performing Cash Pay High Yield Securities that are Performing.

“Performing Non-Cash Pay Mezzanine Investments” means Mezzanine Investments other than Performing Cash Pay Mezzanine Investments that are Performing.

“Performing Preferred Equity” means Preferred Equity that is Performing.

“Performing Principal Finance Assets” means Principal Finance Assets which are Performing.

“Performing Principal Finance Common Equity Assets” means Performing Principal Finance Assets which are Equity Interests (other than Preferred Equity).

“Performing Principal Finance Debt Assets” means Performing Principal Finance Assets which are debt Portfolio Investments.

“Performing Principal Finance Preferred Equity Assets” means Performing Principal Finance Assets which are Preferred Equity.

“Performing Second Lien Bank Loans” means Second Lien Bank Loans (which are not Performing DIP Loans) which are (a) Performing and (b) except in the case of LTV Transactions, Cash Pay Bank Loans.

“Permitted Prior Working Capital Lien” means, with respect to any borrower under a Bank Loan, a security interest to secure a senior facility for such borrower and/or any of its parents and/or subsidiaries; provided that (i) such Bank Loan has a second priority lien on the collateral that is subject to the first priority lien of such senior facility

(or a pari passu lien on such collateral), (ii) such senior facility is not secured by any other assets (other than a pari passu lien or a second priority lien, subject to the pari passu or first priority lien of the Bank Loan) and does not benefit from any standstill rights or other agreements (other than customary rights) with respect to any other assets and (iii) the maximum outstanding principal amount of such senior capital facility is not greater than 15% of the aggregate enterprise value of such borrower (as determined at the time of closing of the transaction, and thereafter an enterprise value for such borrower determined in a manner consistent with the valuation methodology applied in the valuation for such borrower as determined by the Advisor (so long as it has the necessary delegated authority) or the Borrower’s board of trustees (or the appropriate committee thereof with the necessary delegated authority) in a commercially reasonable manner, including the use of an Approved Third Party Appraiser in the case of Unquoted Investments).

“Preferred Equity” as applied to the Equity Interests of any Person, means Equity Interests of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to any shares (or other interests) of other Equity Interests of such Person, and shall include, without limitation, cumulative preferred, non-cumulative preferred, participating preferred and convertible preferred Equity Interests.

“Principal Finance Asset” means any Portfolio Investment, the repayment of which is primarily dependent upon cash flows generated from the creation, or the liquidation, of an underlying asset or pool of assets or other investments and which are not investments in CDO Securities; provided that, notwithstanding anything to the contrary in this Agreement, traditional asset-based or cash flow loans made directly or indirectly to an operating company, including, without limitation, loans with a borrowing base consisting of receivables and/or inventory, shall not be deemed to be Principal Finance Assets. Notwithstanding anything to the contrary in this Agreement, a Principal Finance Asset shall not be treated as a Bank Loan, Mezzanine Investment, High Yield Security, Performing DIP Loan, Performing Preferred Equity or Performing Common Equity for any purpose under this Agreement.

“Second Lien Bank Loan” means a Bank Loan (other than a First Lien Bank Loan) that is entitled to the benefit of a first and/or second lien and first and/or second priority perfected security interest (subject to customary encumbrances) on a substantial portion of the assets of the respective borrower and guarantors obligated in respect thereof.

“Securities” means common and preferred stock, units and participations, member interests in limited liability companies, partnership interests in partnerships, notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, including debt instruments of public and private issuers and tax-exempt securities (including warrants, rights, put and call options and other options relating thereto, representing rights, or any combination thereof) and other property or interests commonly regarded as securities or any form of interest or participation therein, but not including Bank Loans.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Senior Debt Amount” means, as of any date, the greater of (i) the Covered Debt Amount and (ii) the Combined Debt Amount.

“Senior Investments” means Cash, Cash Equivalents, Short-Term U.S. Government Securities, Long-Term U.S. Government Securities, Performing First Lien Bank Loans, Performing First Lien Unitranche Bank Loans, and Performing First Lien Last Out Bank Loans.

“Short-Term U.S. Government Securities” means U.S. Government Securities maturing within one (1) month of the applicable date of determination.

“U.S. Government Securities” has the meaning assigned to such term in Section 1.01 of this Agreement.

“Value” means, with respect to any Portfolio Investment, the most recent value as determined pursuant to Section 5.12.

Article VI
Negative Covenants

Until the Facility Termination Date, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01.          Indebtedness. The Borrower will not, nor will it permit any other Obligor to, create, incur, assume or permit to exist any Indebtedness, except:

(a)         Indebtedness created hereunder or under any other Loan Document;

(b)         Permitted Indebtedness and Special Longer Term Unsecured Indebtedness in an aggregate principal amount that, in each case, taken together with Indebtedness permitted under clauses (a), (g) and (i) of this Section 6.01, immediately after giving effect to its incurrence and any Concurrent Transaction, (1) does not exceed the amount required to comply with the provisions of Section 6.07(b) and (2) will not result in the Covered Debt Amount exceeding the Borrowing Base, so long as no Default or Event of Default shall have occurred and be continuing immediately after giving effect to the incurrence of such Permitted Indebtedness or Special Longer Term Unsecured Indebtedness, as applicable; provided that for purposes of compliance with clause (2) hereof, only the portion of Special Longer Term Unsecured Indebtedness consisting of Excess Special Longer Term Unsecured Indebtedness shall be included in the calculation of the Covered Debt Amount in accordance with the definition thereof;

(c)         Other Permitted Indebtedness;

(d)         (i) Indebtedness of the Borrower to or from any other Obligor, (ii) Indebtedness of an Obligor to or from another Obligor or (iii) Indebtedness of the Borrower or any other Obligor to an Excluded Asset to the extent a court determines a transfer of assets from such Obligor to such Excluded Asset did not constitute a true sale, provided, that with respect to this clause (iii), the holders of such Indebtedness have recourse only to the assets purported to be transferred to such Excluded Asset and to no other assets of the Obligors in connection with such Indebtedness;

(e)         repurchase obligations arising in the ordinary course of business with respect to U.S. Government Securities, Portfolio Investments or notes of Excluded Assets (or any Investment that will become a Portfolio Investment or a note of an Excluded Asset following such repurchase);

(f)          obligations payable to clearing agencies, brokers or dealers in connection with the purchase or sale of securities in the ordinary course of business;

(g)         other Indebtedness (including the amortizing portion of any Other Secured Indebtedness or Unsecured Indebtedness in excess of 1% per annum described in the respective clause (i) of the definitions thereof), that, in each case, taken together with all then outstanding Indebtedness incurred pursuant to this clause (g) incurred after the Fifth Amendment Effective Date, immediately after giving effect to its incurrence and any Concurrent Transaction, does not exceed the Additional Debt Amount and that, taken together with Indebtedness permitted under clauses (a), (b) and (i) of this Section 6.01, immediately after giving effect to its incurrence and any Concurrent Transaction, (1) does not exceed the amount required to comply with the provisions of Section 6.07(b) and (2) will not result in the Covered Debt Amount exceeding the Borrowing Base, so long as no Default or Event of Default shall have occurred and be continuing immediately after giving effect to the incurrence of such other Indebtedness;

(h)         obligations (including Guarantees) in respect of Standard Securitization Undertakings;

(i)          at the time incurred, Shorter Term Unsecured Indebtedness in an aggregate principal amount not exceeding $1,000,000,000 at the time of the incurrence of such Shorter Term Unsecured Indebtedness that, taken together with Indebtedness permitted under clauses (a), (b) and (g) of this Section 6.01, immediately after giving effect to its incurrence and any Concurrent Transaction, (1) does not exceed the amount required to comply with the provisions of Section 6.07(b), and (2) will not result in the Covered Debt Amount exceeding the Borrowing Base, so long as no Default or Event of Default shall have occurred and be continuing immediately after giving effect to the incurrence of such Shorter Term Unsecured Indebtedness;

(j)          obligations of any Obligor under a Permitted SBIC Guarantee, any SBIC Equity Commitment and analogous commitments by such Obligor with respect to any of its SBIC Subsidiaries; and

(k)         obligations arising with respect to Hedging Agreements, Credit Default Swaps and total return swaps entered into pursuant to Section 6.04(c) or (i).

For purposes of this Section 6.01, each series of Existing Notes shall be deemed to have been incurred under the same provision of Section 6.01 that was applicable to such series of Existing Notes under this Agreement immediately prior to the occurrence of the Fifth Amendment Effective Date at the time of the initial incurrence of such series of Existing Notes.

SECTION 6.02.          Liens. The Borrower will not, nor will it permit any other Obligor to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)         any Lien on any property or asset of the Borrower or another Obligor existing on the Fifth Amendment Effective Date and set forth in Part B of Schedule II, provided that (i) no such Lien shall extend to any other property or asset of the Borrower or any Subsidiary Guarantors (other than proceeds thereof or accessions thereto) and (ii) any such Lien shall secure only those obligations which it secures on the Fifth Amendment Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, except to the extent not prohibited hereunder;

(b)         Liens created pursuant to the Security Documents;

(c)         Liens on Special Equity Interests included in the Portfolio Investments but only to the extent securing obligations in the manner provided in the definition of “Special Equity Interests” in Section 1.01;

(d)         Liens securing Indebtedness or other obligations, that, together with all then outstanding Indebtedness and other obligations secured by Liens incurred pursuant to Section 6.01(g) after the Fifth Amendment Effective Date, does not exceed the Additional Debt Amount at the time of the granting of such Lien (which may cover Portfolio Investments, but only to the extent released from the Lien in favor of the Collateral Agent in accordance with the requirements of Section 9.02(c) hereof and/or Section 10.03 of the Guarantee and Security Agreement, or, if designated by the Borrower as “Designated Indebtedness” under the Guarantee and Security Agreement, may be secured on a pari passu basis by the Lien of the Security Documents), so long as immediately after giving effect to its granting and any Concurrent Transactions, (i) the aggregate amount of Indebtedness of the Borrower does not exceed the amount required to comply with the provisions of Section 6.07(b) and (ii) the Covered Debt Amount does not exceed the Borrowing Base;

(e)         Liens on an Obligor’s direct ownership interests in Excluded Assets (“Excluded Asset Liens”) but only to the extent that at the time any such Lien is incurred, no more than 25% of the Value of all Obligors’ direct ownership interests in all Excluded Assets (calculated as of the most recently delivered financial statements) have become subject to an Excluded Asset Lien or have been transferred pursuant to Section 6.03(e);

(f)          Permitted Liens;

(g)         Liens on the direct ownership interest of any Obligor in an Excluded Asset to secure obligations owed to a creditor of such Excluded Asset;

(h)         Liens on assets not constituting Collateral securing Indebtedness permitted under Sections 6.01(e) and (f);

(i)          Liens created by posting of cash collateral in connection with Hedging Agreements permitted under Section 6.04(c) and Credit Default Swaps and total return swaps permitted under Section 6.04(i); and

(j)          Liens existing on any property or asset prior to the acquisition thereof by the Borrower or another Obligor; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets (other than proceeds thereof or accessions thereto) of the Borrower or such Obligor.

SECTION 6.03.          Fundamental Changes and Dispositions of Assets. The Borrower will not, nor will it permit any other Obligor to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Borrower will not, nor will it permit any other Obligor to, acquire any business or property from, or capital stock of, or be a party to any acquisition of, any Person, except for purchases or acquisitions of Portfolio Investments and other assets in the normal course of the day-to-day business activities of the Borrower and its Subsidiaries and not in violation of the terms and conditions of this Agreement or any other Loan Document. The Borrower will not, nor will it permit any other Obligor to, convey, sell, lease, transfer or otherwise dispose of, in one (1) transaction or a series of transactions, any part of its assets, whether now owned or hereafter acquired, but excluding (w) any transaction permitted under Section 6.05 or 6.12, (x) assets sold or disposed of in the ordinary course of business (including to make expenditures of cash in the normal course of the day-to-day business activities of the Borrower and its Subsidiaries and the use of Cash and Cash Equivalents in the ordinary course of business) (other than the transfer of Portfolio Investments to Excluded Assets), (y) subject to the provisions of clause (d) below, the transfer or sale of Portfolio Investments to Excluded Assets or Immaterial Subsidiaries and (z) subject to the provisions of clauses (c) and (e) below, any Obligor’s ownership interest in any Excluded Asset or any Immaterial Subsidiary.

Notwithstanding the foregoing provisions of this Section 6.03:

(a)         any Subsidiary Guarantor of the Borrower may be merged or consolidated with or into the Borrower or any other Subsidiary Guarantor; provided that if any such transaction shall be between a Subsidiary Guarantor and a wholly owned Subsidiary Guarantor, the wholly owned Subsidiary Guarantor shall be the continuing or surviving corporation or such other Person that is the continuing or surviving entity in such transaction becomes a Subsidiary Guarantor and expressly assumes, in writing, all the obligations of a Subsidiary Guarantor under the Loan Documents;

(b)         any Obligor may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any wholly owned Subsidiary Guarantor of the Borrower;

(c)         the capital stock of any Subsidiary of any Obligor may be sold, transferred or otherwise disposed of (including by way of consolidation or merger) (i) to the Borrower or any wholly owned Subsidiary Guarantor of the Borrower or (ii) so long as such transaction results in an Obligor receiving the proceeds of such disposition, to any other Person; provided that in the case of this clause (ii), if such Subsidiary is a Subsidiary Guarantor or holds any Portfolio Investments, immediately after giving effect to such sale, transfer or disposition and any Concurrent Transactions, either (x) the amount of any excess availability under the Borrowing Base immediately prior to such disposition is not diminished as a result of such disposition or (y) the Gross Borrowing Base immediately after giving effect to such disposition is at least 110% of the Covered Debt Amount;

(d)         the Obligors may sell, transfer or otherwise dispose of Cash, Cash Equivalents and Portfolio Investments to an Excluded Asset or Immaterial Subsidiary so long as immediately after giving effect to such sale, transfer or disposition and any Concurrent Transactions, (i) the Covered Debt Amount does not exceed the Borrowing Base and (ii) either (x) the amount of any excess availability under the Borrowing Base immediately prior to such sale, transfer or disposition is not diminished as a result of such sale, transfer, or disposition or (y) the Gross Borrowing Base is at least 110% of the Covered Debt Amount;

(e)         the Obligors may sell, transfer or otherwise dispose of direct ownership interests in any Excluded Asset to any Subsidiary that is not an Obligor, if immediately after giving effect to such sale, transfer or other disposition, no more than 25% of the Value of all Obligors’ direct ownership interests in all Excluded Assets (calculated as of the date of the most recently delivered financial statements on or prior to the date of such sale, transfer or other disposition) are subject to Excluded Asset Liens or have been sold, transferred or otherwise disposed of to a Subsidiary that is not an Obligor pursuant to this clause (e); provided that, notwithstanding that a transfer may violate such 25% limitation, such transfer shall nevertheless be permitted if it is required by law, rule, regulation or interpretive position of the SEC;

(f)          the Borrower may merge or consolidate with, or acquire all or substantially all of the assets of, any other Person so long as (i) the Borrower is the continuing or surviving entity in such transaction and (ii) immediately after giving effect thereto and any Concurrent Transaction, no Default or Event of Default shall have occurred and be continuing;

(g)         the Borrower or the other Obligors may dissolve or liquidate (i) any Immaterial Subsidiary or (ii) any other Subsidiary so long as, with respect to this clause (ii), (A) in connection with such dissolution or liquidation, any and all of the assets of such Subsidiary shall be distributed or otherwise transferred to an Obligor (or, if such Subsidiary is an Excluded Asset, to another Excluded Asset) and (B) such dissolution or liquidation is not materially adverse to the Lenders and the Borrower determines in good faith that such dissolution or liquidation is in its best interests;

(h)         the Borrower and the other Obligors may sell, lease, transfer or otherwise dispose of equipment or other property or assets that do not consist of Portfolio Investments so long as the aggregate amount of all such sales, leases, transfer and dispositions does not exceed $50,000,000 in any fiscal year;

(i)          the Obligors may (a) transfer assets that such Obligor would otherwise be permitted to own to an Excluded Asset for the sole purpose of facilitating the transfer of assets from one (1) Excluded Asset (or a Subsidiary that was an Excluded Asset immediately prior to such disposition) to another Excluded Asset, directly or indirectly through such Obligor (such assets, the “Transferred Assets”); provided that (i) no Event of Default exists and is continuing at such time or would result from any such transfer to or by such Obligor, (ii) immediately after giving effect to such transfer and any Concurrent Transaction, the Covered Debt Amount shall not exceed the Borrowing Base at such time, (iii) the Transferred Assets are transferred to such Obligor by the transferor Excluded Asset on the same Business Day that such assets are transferred by such Obligor to the transferee Excluded Asset, and (iv) following such Transfer such Obligor has no liability, actual or contingent, with respect to the Transferred Assets other than Standard Securitization Undertakings or (b) repurchase from any Designated Subsidiary any assets transferred, sold or contributed, directly or indirectly, to such Designated Subsidiary pursuant to this Section 6.03; and

(j)          the Borrower may deposit and use cash to purchase shares of common stock of the Borrower in connection with a Tender Offer;

provided that in no event shall the Borrower enter into any transaction of merger or consolidation or amalgamation, or effect any internal reorganization, if the surviving entity would be organized under any jurisdiction other than a jurisdiction of the United States.

SECTION 6.04.          Investments. The Borrower will not, nor will it permit any other Obligor to, acquire, make or enter into, or hold, any Investments except:

(a)         operating deposit accounts and securities accounts with banks;

(b)         Investments by the Borrower and the Subsidiary Guarantors in the Borrower and the Subsidiary Guarantors;

(c)         Hedging Agreements entered into in the ordinary course of any Obligor’s business for financial planning and not for speculative purposes;

(d)         Investments by the Borrower and its Subsidiaries (including investments in Excluded Assets) to the extent such Investments are permitted under the Investment Company Act and the Borrower’s Investment Policies; provided that, if such Investment is not included in the Collateral Pool (other than Investments or Excluded Assets (but excluding Cash or Cash Equivalents) exchanged for Investments made or received in connection with or as a result of a workout or restructuring), immediately after giving effect to such Investment and any Concurrent Transaction, then (i) the Covered Debt Amount does not exceed the Borrowing Base and (ii) either (x) the amount of any excess availability under the Borrowing Base immediately prior to such Investment is not diminished as a result of such Investment or (y) the Gross Borrowing Base immediately after giving effect to such Investment is at least 110% of the Covered Debt Amount; provided further that, with respect to Investments for which the Borrower and/or any of its Subsidiaries has entered into a binding commitment or is otherwise required to acquire, make or enter into, or hold, such Investment, this clause (d) shall be tested on a pro forma basis as of the date of entry into the definitive agreement for such commitment;

(e)         Investments in (or capital contribution to) Excluded Assets to the extent permitted by Section 6.03(d) or (i);

(f)          Investments described on Schedule IV hereto;

(g)         Investments in Controlled Foreign Corporations; provided that, if such Investment is not included in the Collateral Pool, immediately after giving effect to such Investment and any Concurrent Transaction, then (i) the Covered Debt Amount does not exceed the Borrowing Base and (ii) either (x) the amount of any excess availability under the Borrowing Base immediately prior to such Investment is not diminished as a result of such Investment or (y) the Gross Borrowing Base immediately after giving effect to such Investment is at least 110% of the Covered Debt Amount;

(h)         Investments in Immaterial Subsidiaries; provided that, if such Investment is not included in the Collateral Pool, immediately after giving effect to such Investment and any Concurrent Transaction, then (i) the Covered Debt Amount does not exceed the Borrowing Base and (ii) either (x) the amount of any excess availability under the Borrowing Base immediately prior to such Investment is not diminished as a result of such Investment or (y) the Gross Borrowing Base immediately after giving effect to such Investment is at least 110% of the Covered Debt Amount;

(i)          Investments constituting Credit Default Swaps and total return swaps; and

(j)          additional Investments up to but not exceeding $100,000,000 in the aggregate at any time outstanding.

For purposes of clause (e) of this Section 6.04, the aggregate amount of an Investment at any time shall be deemed to be equal to (A) the aggregate amount of cash, together with the aggregate fair market value of property, loaned, advanced, contributed, transferred or otherwise invested that gives rise to such Investment (calculated at the time such Investment is made) minus (B) the aggregate amount of dividends, distributions or other payments received in cash in respect of such Investment, provided that in no event shall the aggregate amount of such Investment be deemed to be less than zero (0); the amount of an Investment shall not in any event be reduced by reason of any write-off of such Investment nor increased by any increase in the amount of earnings retained in such Investment or as a result of any other matter (other than any cash or assets contributed by or invested in such Investment).

SECTION 6.05.          Restricted Payments. The Borrower will not, nor will it permit any other Obligor to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that the Borrower may declare and pay:

(a)         dividends with respect to the capital stock of the Borrower to the extent payable in additional shares of the Borrower’s common stock;

(b)         dividends and distributions in either case in cash or other property (excluding for this purpose the Borrower’s common stock) in or with respect to any taxable year (or any calendar year, as relevant) of the Borrower in amounts not to exceed 110% of the higher of (x) the net investment income of the Borrower for the applicable year determined in accordance with GAAP and as specified in the annual financial statements most recently delivered pursuant to Section 5.01(a) and (y) the amount that is estimated in good faith to allow the Borrower (i) to satisfy the minimum distribution requirements imposed by Section 852(a) of the Code (or any successor thereto) to maintain the Borrower’s eligibility to be taxed as a RIC for any such taxable year, (ii) to reduce to zero (0) for any such taxable year its liability for federal income taxes imposed on (A) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), and (B) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) to avoid federal excise taxes for such taxable year (or for the previous taxable year) imposed by Section 4982 of the Code (or any successor thereto);

(c)         any settlement in respect of a conversion feature in any convertible security that may be issued by the Borrower to the extent made through the delivery of common stock (except in the case of interest (which may be payable in cash));

(d)         other Restricted Payments so long as immediately after giving effect thereto and any Concurrent Transaction, (x) the Covered Debt Amount does not exceed 90% of the Gross Borrowing Base and (y) no Default or Event of Default shall have occurred and be continuing. For purposes of preparing such Borrowing Base Certificate, (A) the Value of any Quoted Investment shall be the most recent quotation available for such Portfolio Investment and (B) the Value of any Unquoted Investment shall be the Value set forth in the Borrowing Base Certificate most recently delivered by the Borrower to the Administrative Agent and the Lenders pursuant to Section 5.01(d), provided that the Borrower shall reduce the Value of any Portfolio Investment referred to in this subclause (B) to the extent necessary to take into account any events of which the Borrower has knowledge that adversely affect the value of such Portfolio Investment; and

(e)         Restricted Payments in connection with a Tender Offer, so long as immediately after giving effect thereto and any Concurrent Transaction, no Event of Default has occurred and is continuing and the Borrower is in compliance on a pro forma basis with (i) Section 6.07(a) as of the last day of the most recent fiscal quarter for which financial statements have been delivered to the Administrative Agent and (ii) Section 6.07(b).

In calculating the amount of Restricted Payments made by the Borrower during any period referred to in paragraph (b) above, any Restricted Payments made by Designated Subsidiaries or any other Excluded Asset that is a Subsidiary during such period (other than any such Restricted Payments that are made directly or indirectly to Obligors) shall be treated as Restricted Payments made by the Borrower during such period.

Nothing herein shall be deemed to prohibit the payment of Restricted Payments by any Subsidiary Guarantor of the Borrower to the Borrower or to any other Subsidiary Guarantor.

For the avoidance of doubt, the Borrower shall not declare any dividend to the extent such declaration violates the provisions of the Investment Company Act applicable to it and the determination of the amounts referred to in paragraph (b) above shall be made separately for the taxable year and the calendar year and the limitation on dividends or distributions imposed by such paragraphs shall apply separately to the amounts so determined.

SECTION 6.06.          Certain Restrictions on Significant Subsidiaries. The Borrower will not permit any of its Significant Subsidiaries (other than Excluded Assets) to enter into or suffer to exist any indenture, agreement, instrument or other arrangement (other than (a) the Loan Documents, (b) any indenture, agreement, instrument or other arrangement entered into in connection with Indebtedness permitted under Section 6.01 to the extent any such indenture, agreement, instrument or other arrangement does not prohibit or restrain, in each case in any material respect, or impose materially adverse conditions upon, the requirements applicable to the Significant Subsidiaries under the Loan Documents or (c) any agreement, instrument or other arrangement pertaining to any lease, sale or other disposition of any asset permitted by this Agreement so long as the applicable restrictions (x) only apply to such assets and (y) do not restrict prior to the consummation of such sale or disposition the creation or existence of the Liens in favor of the Collateral Agent pursuant to the Security Documents or otherwise required by this Agreement, or the incurrence or payment of Indebtedness under this Agreement or the ability of the Significant Subsidiaries to perform any other obligation under any of the Loan Documents) that prohibits or restrains, in each case in any material respect, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances, guarantees or Investments or the sale, assignment, transfer or other disposition of property.

SECTION 6.07.          Certain Financial Covenants.

(a)         Minimum Shareholders’ Equity. The Borrower will not permit Shareholders’ Equity at the last day of any fiscal quarter of the Borrower to be less than $3,300,000,000 plus 25% of the net cash proceeds of the sale of Equity Interests by the Borrower after June 30, 2026 (other than proceeds of any distribution or dividend reinvestment plan) less the aggregate amount of Equity Interests of the Borrower redeemed, bought back or purchased by the Borrower after June 30, 2026.

(b)         Asset Coverage Ratio. The Borrower will not permit the Asset Coverage Ratio to be less than 1.50 to 1 at any time.

SECTION 6.08.          Transactions with Affiliates. The Borrower will not, and will not permit any other Obligors to enter into any transactions with any of its Affiliates, even if otherwise permitted under this Agreement, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such other Obligor, as applicable, than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and any other Obligors not involving any other Affiliate, (c) transactions among the Borrower and/or its Subsidiaries pursuant to Section 6.03, Investments permitted by Section 6.04 and Restricted Payments permitted by Section 6.05, (d) the Affiliate Agreement and the transactions provided in the Affiliate Agreement (as such agreement is amended, modified or supplemented from time to time in a manner not materially adverse to the Lenders), (e) transactions described or referenced on Schedule V, (f) any Investment that results in the creation of an Affiliate, (g) transactions with one (1) or more Affiliates as permitted by any SEC exemptive order (as may be amended from time to time), exemptive rule or no action relief that a majority of the independent members of the board of trustees of the Borrower determines is reasonable and fair to the Borrower and does not involved overreaching of the Borrower on the part of the Affiliate, (h) any co-investment transaction to the extent not in violation of applicable law, (i) the payment of compensation and reimbursement of expenses and indemnification to officers and directors in the ordinary course of business, (j) transactions between or among the Obligors and any Excluded Asset (i) at prices and on terms and conditions not less favorable to the Obligors than could be obtained at the time on an arm’s-length basis from unrelated third parties or (ii) arising from, in connection with or related to Standard Securitization Undertakings or (k) transactions approved by a majority of the independent members of the board of trustees of the Borrower.

SECTION 6.09.          Lines of Business. The Borrower will not, nor will it permit any other Obligors to, engage in any business in a manner that would violate its Investment Policies in any material respect.

SECTION 6.10.          No Further Negative Pledge. The Borrower will not, and will not permit any other Obligors to, enter into any agreement, instrument, deed or lease which prohibits or limits in any material respect the ability of any Obligor to create, incur, assume or suffer to exist any Lien upon any of its properties, assets or revenues, whether now owned or hereafter acquired, or which requires the grant of any security for an obligation if security is granted for another obligation, except the following: (a) this Agreement and the other Loan Documents; (b) covenants in documents creating Liens permitted by Section 6.02 (including covenants with respect to Designated Indebtedness Obligations or Designated Indebtedness Holders under the Guarantee and Security Agreement) prohibiting further Liens on the assets encumbered thereby; (c) customary restrictions contained in leases not subject to a waiver; (d) any agreement that imposes such restrictions only on Equity Interests in Excluded Assets; (e) the underlying governing agreements of any minority Equity Interest that impose such restrictions only on such Equity Interest; and (f) any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents on any Collateral securing the Secured Obligations and does not require (other than pursuant to a grant of a Lien under the Loan Documents) the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of property of any Obligor to secure the Loans, or any Hedging Agreement.

SECTION 6.11.          Modifications of Certain Documents. The Borrower will not consent to any modification, supplement or waiver of (a) any of the provisions of any agreement, instrument or other document evidencing or relating to any Permitted Indebtedness that would result in such Permitted Indebtedness not meeting the requirements of the definition of “Permitted Indebtedness” set forth in Section 1.01 of this Agreement, unless following such amendment, modification or waiver, such Permitted Indebtedness would otherwise be permitted under Section 6.01, or (b) either of the Affiliate Agreement or the Custodian Agreement, unless such modification, supplement or waiver is not materially less favorable to the Borrower than could be obtained on an arm’s-length basis from unrelated third parties, in each case, without the prior consent of the Administrative Agent (with the approval of the Required Lenders).

Without limiting the foregoing, the Borrower may, at any time and from time to time, without the consent of the Administrative Agent or the Required Lenders, freely amend, restate, terminate, or otherwise modify any documents, instruments and agreements evidencing, securing or relating to Indebtedness permitted pursuant to Section 6.01(d), including increases in the principal amount thereof, modifications to the advance rates and/or modifications to the interest rate, fees or other pricing terms so long as following any such action such Indebtedness continues to be permitted under Section 6.01(d).

SECTION 6.12.          Payments of Other Indebtedness. The Borrower will not, nor will it permit any other Obligor to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Permitted Indebtedness or any Indebtedness that is not then included in the Covered Debt Amount (other than the refinancing of such Indebtedness with Indebtedness permitted under Section 6.01 (including, for the avoidance of doubt, as incurred by an Excluded Asset or other Subsidiary) or with the proceeds of any issuance of Equity Interests), except for:

(a)         regularly scheduled payments, prepayments or redemptions of principal and interest in respect thereof required pursuant to the instruments evidencing such Indebtedness and the payment when due of the types of fees and expenses that are customarily paid in connection with such Indebtedness (it being understood that: (w) the conversion features into Permitted Equity Interests under convertible notes; (x) the triggering of such conversion and/or settlement thereof solely with Permitted Equity Interests; (y) any cash payment on account of interest or expenses or fractional shares on such convertible notes made in respect of such triggering and/or settlement thereof and (z) any customary mandatory prepayment provisions required by the terms thereof, shall be permitted under this clause (a));

(b)         payments and prepayments thereof required to comply with requirements of Section 2.10(c); and

(c)         other payments and prepayments so long as immediately after giving effect to such payment or prepayment, as applicable, and any Concurrent Transaction, if such payment or prepayment were treated as a “Restricted Payment” for the purposes of determining compliance with Section 6.05(d), such payment or prepayment, as applicable, would be permitted to be made under Section 6.05(d);

provided that, in the case of clauses (a), (b) and (c) above, in no event shall any Obligor be permitted to prepay or settle (whether as a result of a mandatory redemption, conversion or otherwise) any such Indebtedness if immediately after giving effect thereto and to any Concurrent Transactions, the Covered Debt Amount would exceed the Borrowing Base.

Article VII
Events of Default

SECTION 7.01.          Events of Default. Until the Facility Termination Date, if any of the following events (“Events of Default”) shall occur and be continuing:

(a)         the Borrower shall (i) fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise or (ii) fail to deposit any amount into the Letter of Credit Collateral Account as required by Section 2.09(a) on the applicable Commitment Termination Date;

(b)         the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) or more Business Days;

(c)         any representation or warranty made (or deemed made pursuant to Section 4.02) by or on behalf of the Borrower or any of its Significant Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished by or on behalf of the Borrower or any of its Significant Subsidiaries pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect when made or deemed made in any material respect and such failure shall continue unremedied for a period of thirty (30) or more days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

(d)         the Borrower shall fail to observe or perform any covenant, condition or agreement contained in (i) Section 5.03 (with respect to the Borrower’s existence) or Sections 5.08(a) and (b) or in Article VI or any Obligor shall default in the performance of any of its obligations contained in Section 7 of the Guarantee and Security Agreement (other than Section 7.01 thereof) or (ii) Sections 5.01(d) and (e) or Section 5.02 and such failure shall continue unremedied for a period of five (5) or more Business Days after notice thereof by the Administrative Agent (given at the request of any Lender) to the Borrower; it being acknowledged and agreed that a failure of an Obligor to “Deliver” (as defined in the Guarantee and Security Agreement) any particular Investment to the extent required by Section 7.01 of the Guarantee and Security Agreement shall result in such Investment not being included in the Borrowing Base but shall not (in and of itself) be, or result in, a Default or an Event of Default;

(e)         a Borrowing Base Deficiency shall occur and continue unremedied for a period of five (5) or more Business Days after delivery of a Borrowing Base Certificate demonstrating such Borrowing Base Deficiency pursuant to Section 5.01(e); provided that it shall not be an Event of Default hereunder if the Borrower shall present the Administrative Agent with a reasonably feasible plan to cure such Borrowing Base Deficiency within thirty (30) Business Days (which thirty (30) Business Day period shall include the five (5) Business Days permitted for delivery of such plan), so long as such Borrowing Base Deficiency is cured within such thirty (30) Business Day period; provided further, such thirty (30) Business Day period shall be extended to a forty-five (45) Business Day period solely to the extent as provided in Section 2.10(c) in order to cure any failure to satisfy Section 5.13(i);

(f)          the Borrower or any other Obligor, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b), (d) or (e) of this Article) or any other Loan Document and such failure shall continue unremedied for a period of thirty (30) or more days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

(g)         the Borrower or any of its Subsidiaries shall fail to make any payment of principal or interest in respect of any Material Indebtedness, when and as the same shall become due and payable, taking into account (other than with respect to payments of principal) any applicable grace or cure period;

(h)         any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that shall continue unremedied for any applicable period of time sufficient to enable or permit the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (for the avoidance of doubt, other than as permitted under Section 6.12 and that is not a result of a breach, default or other violation or failure in respect of such Material Indebtedness by the Borrower or any of its Subsidiaries and, after giving effect to any applicable grace or cure period); provided that this clause (h) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(i)          an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Significant Subsidiaries (or group of Subsidiaries that if consolidated would constitute a Significant Subsidiary) or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Significant Subsidiaries (or group of Subsidiaries that if consolidated would constitute a Significant Subsidiary) or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed and unstayed for a period of sixty (60) or more days or an order or decree approving or ordering any of the foregoing shall be entered;

(j)          the Borrower or any of its Significant Subsidiaries (or group of Subsidiaries that if consolidated would constitute a Significant Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Significant Subsidiaries (or group of Subsidiaries that if consolidated would constitute a Significant Subsidiary) or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(k)         the Borrower or any of its Significant Subsidiaries (or group of Subsidiaries that if consolidated would constitute a Significant Subsidiary) shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(l)          one (1) or more judgments for the payment of money (not covered by insurance) in an aggregate amount in excess of $100,000,000 shall be rendered against the Borrower or any of its Subsidiaries or any combination thereof and (i) the same shall remain undischarged for a period of sixty (60) consecutive days following the entry of such judgment during which sixty (60) day period such judgment shall not have been vacated, stayed, discharged or bonded pending appeal, or (ii) any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any of its Subsidiaries to enforce any such judgment;

(m)        an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(n)         a Change in Control shall occur;

(o)         the Advisor shall cease to be the investment advisor for the Borrower;

(p)         the Liens created by the Security Documents shall, at any time with respect to Portfolio Investments included in the Collateral Pool having an aggregate Value in excess of 5% of the aggregate Value of all Portfolio Investments included in the Collateral Pool, not be valid and perfected (to the extent perfection by filing, registration, recordation, possession or control is required herein or therein) in favor of the Collateral Agent, free and clear of all other Liens (other than Liens permitted under Section 6.02 or under the respective Security Documents); provided that if such default is as a result of any action of the Administrative Agent or Collateral Agent or a failure of the Administrative Agent or Collateral Agent to take any action within its control, then there shall be no Default or Event of Default hereunder until such default shall continue unremedied for a period of ten (10) consecutive Business Days after the first date on which both (x) the Borrower has received written notice of such default from the Administrative Agent and (y) the Administrative Agent or Collateral Agent has taken all related action within its control;

(q)         except for expiration or termination in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect in any material respect, or the enforceability thereof shall be contested by the Borrower;

(r)          the Obligors shall at any time, without the consent of the Required Lenders, (i) modify, supplement or waive in any material respect the Investment Policies (other than any modification, supplement or waiver required by any applicable law, rule or regulation or Governmental Authority), provided that a modification, supplement or waiver shall not be deemed a modification in any material respect of the Investment Policies if the effect of such modification, supplement or waiver is that the permitted investment size of the Portfolio Investments proportionately increases as the size of the Borrower’s capital base changes; (ii) modify, supplement or waive in any material respect the Valuation Policy (other than any modification, supplement or waiver (w) required under GAAP, (x) required by any applicable law, rule or regulation or Governmental Authority, or (y) when taken as a whole is not materially adverse to the Lenders when compared to its Valuation Policy in effect as of the Fifth Amendment Effective Date), (iii) fail to comply with the Valuation Policy in any material respect, or (iv) fail to comply with the Investment Policies if such failure would reasonably be expected to result in a Material Adverse Effect, and in the case of subclauses (iii) and (iv) of this clause (r), such failure shall continue unremedied for a period of thirty (30) or more days after the earlier of notice thereof by the Administrative Agent (given at the request of any Lender) to the Borrower or knowledge thereof by a Financial Officer;

then, and in every such event (other than an event with respect to the Borrower described in clause (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (i) or (j) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

In the event that the Loans shall be declared, or shall become, due and payable pursuant to the immediately preceding paragraph then, upon notice from the Administrative Agent or Lenders with LC Exposure representing more than 50% of the total LC Exposure of a Class demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall promptly deposit into the Letter of Credit Collateral Account cash in an amount equal to 102% of the LC Exposure of such Class as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (i) or (j) of this Article.

Article VIII
The Administrative Agent

SECTION 8.01.          The Administrative Agent.

Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Collateral Agent as the collateral agent hereunder and under the other Loan Documents and authorizes the Collateral Agent to have all the rights and benefits hereunder and thereunder (including Section 9 of the Guarantee and Security Agreement), and to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Such Person and its Affiliates may (without having to account therefor to any other Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with any of the Obligors (or any Subsidiary or other Affiliate thereof) as if it were not the Administrative Agent hereunder, and such Person and its Affiliates may accept fees and other consideration from any of the Obligors or other Affiliate thereof for services in connection with this Agreement or otherwise without having to account for the same to the other Lenders.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except, in the case of the Administrative Agent, discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to such agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one (1) or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

The Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower not to be unreasonably withheld (or, if an Event of Default has occurred and is continuing in consultation with the Borrower), to appoint a successor, which is not a natural person, a Defaulting Lender or a Disqualified Lender. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent’s resignation shall nonetheless become effective (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Banks under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (2) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

Each Lender agrees that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own analysis and decisions in taking or not taking action under or based upon this Agreement and other Loan Documents to which it is a party.

Except as otherwise provided in Section 9.02(b) with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents, provided that, without the prior consent of each Lender and each Issuing Bank, the Administrative Agent shall not (except as provided herein or in the Security Documents) release all or substantially all of the Collateral or otherwise terminate all or substantially all of the Liens under any Security Document providing for collateral security, agree to additional obligations being secured by all or substantially all of such collateral security, or alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents with respect to all or substantially all of the Collateral, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to (1) release (which such release shall be automatic and require no further action from any party) any Lien covering property that is the subject of either a disposition of property not prohibited hereunder (including, without limitation, any property subject to a participation or repurchase transactions) or a disposition to which the Required Lenders have consented, (2) release from any Guarantee and Security Agreement any “Subsidiary Guarantor” (and any property of such Subsidiary Guarantor) in accordance with Section 9.02(c) and (3) spread Liens to any Designated Indebtedness or Hedging Agreement Obligations (as such terms are defined in the Guarantee and Security Agreement) in accordance with the Guarantee and Security Agreement.

SECTION 8.02.          Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one (1) of the following is and will be true:

(i)        such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one (1) or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)       the transaction exemption set forth in one (1) or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)      (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)      such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)         In addition, unless subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or a Lender has not provided another representation, warranty and covenant as provided in subclause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that none of the Administrative Agent, or any Joint Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 8.03.          Erroneous Payments.

(a)         If the Administrative Agent notifies a Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party (any such Lender, Issuing Bank, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under the immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent and such Lender, Issuing Bank or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)         Without limiting the immediately preceding clause (a), each Lender, Issuing Bank or Secured Party, or any other Payment Recipient who has received funds on behalf of a Lender, Issuing Bank or Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Bank or Secured Party, or other such Payment Recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)          (A) in the case of the immediately preceding clause (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) in the case of the immediately preceding clause (z), an error has been made, in each case, with respect to such payment, prepayment or repayment; and

(ii)         such Lender, Issuing Bank or Secured Party shall (and shall cause any Payment Recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.03(b).

(c)         Each Lender, Issuing Bank or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Bank or Secured Party from any source, against any amount due to the Administrative Agent under the immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)         In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with the immediately preceding clause (a), from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Bank at any time, (i) such Lender or Issuing Bank shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an electronic transmission system to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Bank shall deliver any promissory notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Bank shall cease to be a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Bank, and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. Subject to Section 9.04(b), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment, and, upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Bank shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Bank (and/or against any Payment Recipient that receives funds on its respective behalf). No Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Issuing Bank or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e)         The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Secured Obligations owed by the Borrower or any other Obligor; provided that this Section 8.03 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Secured Obligations of the Borrower relative to the amount (and/or timing for payment) of the Secured Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, Section 8.03(d) and this Section 8.03(e) shall not apply to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent or applicable Lender, Issuing Bank or Secured Party from the Borrower or any other Obligor for the purpose of making payment in respect of the Secured Obligations.

(f)          To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, waiver of any defense based on “discharge for value” or any similar doctrine.

(g)         Each party’s obligations, agreements and waivers under this Section 8.03 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Secured Obligations (or any portion thereof) (other than Unasserted Contingent Obligations) under any Loan Document.

Article IX
Miscellaneous

SECTION 9.01.          Notices; Electronic Communications.

(a)         Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or e-mail, as follows:

(i)          if to the Borrower, to it at c/o Blackstone Alternative Credit Advisors LP, 345 Park Ave., New York, NY 10154, Attention of Brad Marshall (E-mail [***]); with a copy, which shall not constitute notice, to it at [***], [***], [***], [***] and [***], Attention of Angelina Perkovic / Shaker Choudhury (Telephone No. [***]); with a copy, which shall not constitute notice, to Dechert LLP, 1095 Avenue of the Americas, New York, New York 10036, Attention of Jay R. Alicandri, Esq. (Telephone No. [***]; E-mail [***]);

(ii)         if to the Administrative Agent, to Citibank, N.A., One Penn’s Way, OPS II, New Castle, Delaware 19720, Attention of Agency Operations (Telephone No. [***]; Fax No. [***]; E-mail [***] with a copy to [***]);

(iii)        if to an Issuing Bank or a Swingline Lender, to it at its address (or telecopy number or e-mail address) set forth in its Administrative Questionnaire; and

(iv)        if to any Lender, to it at its address (or telecopy number or e-mail address) set forth in its Administrative Questionnaire.

Any party hereto may change its address, telecopy number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)         Electronic Communications. Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any Issuing Bank pursuant to Section 2.03 if such Lender or such Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless otherwise notified by the Administrative Agent to the Borrower, the Borrower may satisfy its obligation to deliver documents or notices to the Administrative Agent or the Lenders under Sections 5.01 and 5.12(a) by delivering an electronic copy to: [***] with a copy to [***] (or such other e-mail address as provided to the Borrower in a notice from the Administrative Agent) (and the Administrative Agent shall promptly provide notice thereof to the Lenders).

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

In no event shall the Administrative Agent or any Lender have any liability to the Borrower or any other Person for damages of any kind (whether in tort contract or otherwise) arising out of any transmission of communications through the internet, except in the case of direct damages, to the extent such damages are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, fraud, willful misconduct or gross negligence of such relevant Person.

(c)         Documents to be Delivered under Sections 5.01 and 5.12(a). For so long as an Intralinks™ or equivalent website is available to each of the Lenders hereunder, the Borrower may satisfy its obligation to deliver documents to the Administrative Agent or the Lenders under Sections 5.01 and 5.12(a) by delivering either an electronic copy to: [***] with a copy to [***] (as provided in clause (b) above) or a notice identifying the website where such information is located for posting by the Administrative Agent on Intralinks™ or such equivalent website, provided that the Administrative Agent shall have no responsibility to maintain access to Intralinks™ or an equivalent website.

SECTION 9.02.          Waivers; Amendments.

(a)         No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)         Amendments to this Agreement. Except as provided in section 2.13(b), neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall:

(i)          increase the Commitment of any Lender without the written consent of such Lender,

(ii)         reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,

(iii)        postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby,

(iv)        change Section 2.17(b), (c) or (d) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly adversely affected thereby, or

(v)         change any of the provisions of this Section 9.02 or the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

provided further that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be and (y) the consent of Lenders holding not less than two-thirds (2/3rds) of the Credit Exposure and unused Commitments will be required for (A) any waiver or adverse change (from the Lenders’ perspective) affecting the provisions of this Agreement solely relating to the calculation of the Borrowing Base (excluding changes to the provisions of Section 5.12(b)(iii) or (iv), but including changes to the provisions of Section 5.12(c) and the definitions set forth in Section 5.13) unless otherwise expressly provided herein and (B) any release of Collateral other than for fair value or as otherwise not prohibited hereunder or under the other Loan Documents.

For purposes of this Section 9.02, the “scheduled date of payment” of any amount shall refer to the date of payment of such amount specified in this Agreement, and shall not refer to a date or other event specified for the mandatory or optional prepayment of such amount. In addition, whenever a waiver, amendment or modification requires the consent of a Lender “affected” thereby, such waiver, amendment or modification shall, upon consent of such Lender, become effective as to such Lender whether or not it becomes effective as to any other Lender, so long as the Required Lenders consent to such waiver, amendment or modification as provided above.

Anything in this Agreement to the contrary notwithstanding (x) no waiver or modification of any provision of this Agreement or any other Loan Document that could reasonably be expected to adversely affect the Lenders of any Class in a manner that does not affect all Classes equally shall be effective against the Lenders of such Class unless the Required Lenders of such Class shall have concurred with such waiver, amendment or modification as provided above; provided, however, for the avoidance of doubt, in no other circumstances shall the concurrence of the Required Lenders of a particular Class be required for any waiver, amendment or modification of any provision of this Agreement or any other Loan Document; (y) the consent of the Required Revolving Lenders shall be required to waive any condition precedent to an extension of credit under the Revolving Commitments (which, for the avoidance of doubt, shall not constitute a waiver of any ongoing or resulting Default or Event of Default) (but the consent of no Term Lender shall be required) and (z) the consent of the Incremental Term Lender shall be required to waive any condition precedent to an extension of credit under the applicable Incremental Term Commitments (which, for the avoidance of doubt, shall not constitute a waiver of any ongoing or resulting Default or Event of Default) (but the consent of no Revolving Lender or other Term Lender shall be required).

(c)         Amendments to Security Documents. Except to the extent otherwise expressly set forth in the Guarantee and Security Agreement or the other Loan Documents, no Security Document nor any provision thereof may be waived, amended or modified, nor may the Liens granted under the Guarantee and Security Agreement be spread to secure any additional obligations (excluding (x) any increase in the Loans and Letters of Credit hereunder pursuant to a Commitment Increase under Section 2.08(f), (y) any increase in any Other Secured Indebtedness permitted hereunder and (z) the spreading of such Liens to any Designated Indebtedness or Hedging Agreement Obligations (as defined in the Guarantee and Security Agreement) as provided for in the Guarantee and Security Agreement), except pursuant to an agreement or agreements in writing entered into by the Borrower, and by the Collateral Agent with the consent of the Required Lenders; provided that, (i) except as otherwise expressly permitted by the Loan Documents, without the written consent of each Lender and each Issuing Bank, no such agreement shall release all or substantially all of the Obligors from their respective obligations under the Security Documents and (ii) except as otherwise expressly permitted by the Loan Documents, without the written consent of each Lender and each Issuing Bank, no such agreement shall release all or substantially all of the collateral security or otherwise terminate all or substantially all of the Liens under the Security Documents, alter the relative priorities of the obligations entitled to the Liens created under the Security Documents (except in connection with securing additional obligations equally and ratably with the Loans and other obligations hereunder) with respect to all or substantially all of the collateral security provided thereby, except that no such consent shall be required, and the Administrative Agent is hereby authorized (and so agrees with the Borrower) to direct the Collateral Agent under the Guarantee and Security Agreement to, and in addition to the rights of such parties under the Guarantee and Security Agreement, the Administrative Agent and the Collateral Agent under the Guarantee and Security Agreement may, (1) release any Lien covering property (and to release any such guarantor) that is the subject of either a disposition of property not prohibited hereunder (including, without limitation, any property subject to a participation or repurchase transaction) or a disposition to which the Required Lenders or the required number or percentage of Lenders have consented (and such Lien shall be released automatically (A) to the extent provided in Section 10.03 of the Guarantee and Security Agreement and (B) in connection with any property becoming subject to a participation or repurchase transaction), and (2) release from the Guarantee and Security Agreement any “Subsidiary Guarantor” (and any property of such Subsidiary Guarantor) that is designated as a “Designated Subsidiary” or becomes an Excluded Asset or an Immaterial Subsidiary in accordance with this Agreement or is otherwise no longer required to be a “Subsidiary Guarantor” (including, without limitation, because it ceases to be consolidated on the Borrower’s financial statements), so long as immediately after giving effect to any such release under this clause (2) and any Concurrent Transactions, (A) the Covered Debt Amount does not exceed the Borrowing Base and the Borrower delivers a certificate of a Financial Officer to such effect to the Administrative Agent, (B) either (I) the amount of any excess availability under the Borrowing Base immediately prior to such release is not diminished as a result of such release or (II) the Gross Borrowing Base immediately after giving effect to such release is at least 110% of the Covered Debt Amount and (C) no Event of Default has occurred and is continuing.

(d)         Replacement of Non-Consenting Lender. If, in connection with any proposed change, waiver, amendment, consent, discharge or termination to any of the provisions of this Agreement as contemplated by this Section 9.02, the consent of one (1) or more Lenders whose consent is required for such proposed change, waiver, amendment, consent, discharge or termination is not obtained, then (so long as no Event of Default has occurred and is continuing) the Borrower shall have the right, at its sole cost and expense, to replace each such non-consenting Lender or Lenders with one (1) or more replacement Lenders pursuant to Section 2.19(b) so long as at the time of such replacement, each such replacement Lender consents to the proposed change, waiver, discharge, termination or addition.

(e)         If the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

SECTION 9.03.          Expenses; Indemnity; Damage Waiver.

(a)         Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (with respect to legal fees, limited to the reasonable and documented out-of-pocket fees, charges and disbursements of one (1) outside counsel for the Administrative Agent and its Affiliates collectively plus, if necessary, one (1) single local counsel per appropriate jurisdiction), in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), subject to any limitation previously agreed in writing, (ii) all reasonable and documented out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender (with respect to legal fees, limited to the reasonable and documented out-of-pocket fees, charges and disbursements of one (1) outside legal counsel plus, if necessary, one (1) local counsel per appropriate jurisdiction plus, in the case of an actual conflict of interest or separate defenses available to indemnified parties that are different from those available to other indemnified parties, one (1) additional counsel per group of affected parties), in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section 9.03(a), or in connection with the Loans made or Letters of Credit issued hereunder, including all such documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit and (iv) all reasonable and documented out-of-pocket costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.

(b)         Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, the Issuing Banks, the Collateral Agent, the Lead Arrangers, each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, and related expenses (other than Taxes or Other Taxes which shall only be indemnified by the Borrower to the extent provided in Section 2.16) (with respect to legal fees, limited to the reasonable and documented out-of-pocket fees, charges and disbursements of one (1) outside legal counsel plus, if necessary, one (1) local counsel per appropriate jurisdiction plus, in the case of an actual conflict of interest or separate defenses available to indemnified parties that are different from those available to the Borrower or other indemnified parties, one (1) additional counsel per group of affected parties), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or (iv) any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the bad faith, fraud, willful misconduct or gross negligence of such Indemnitee, (y) a claim brought against such Indemnitee for material breach in bad faith of such Indemnitee’s obligations under this Agreement or the other Loan Documents, if there has been a final and nonappealable judgment against such Indemnitee on such claim as determined by a court of competent jurisdiction or (z) a claim arising as a result of a dispute between Indemnitees (other than (A) any dispute involving claims against the Administrative Agent, the applicable Issuing Bank, any Joint Lead Arranger or any Lender, in each case in their respective capacities as such, and (B) claims arising out of any act or omission by the Borrower or its Affiliates).

The Borrower shall not be liable to any Indemnitee for any special, indirect, consequential or punitive damages arising out of, in connection with, or as a result of the Transactions asserted by an Indemnitee against the Borrower or any other Obligor, provided that the foregoing limitation shall not be deemed to impair or affect the obligations of the Borrower under the preceding provisions of this subsection to the extent arising out of claims brought against such Indemnitee by a third party.

(c)         Reimbursement by Lenders. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, any Issuing Bank or any Swingline Lender under paragraph (a) or (b) of this Section 9.03, (i) each Lender severally agrees to pay to the Administrative Agent and such Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount and (ii) each Revolving Multicurrency Lender severally agrees to pay to the applicable Swingline Lender such Lender’s Applicable Revolving Multicurrency Percentage (determined as of the time that the applicable unreimbursed expense or indemnity is sought); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Issuing Bank or such Swingline Lender in its capacity as such.

(d)         Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party (or any Related Party to such party), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing in this Section 9.03(d) shall relieve the Borrower of any obligation it may have to indemnify any Indemnitee from damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity) arising out of claims brought against such Indemnitee by a third party.

(e)         Payments. All amounts due under this Section 9.03 shall be payable promptly after written demand therefor.

SECTION 9.04.          Successors and Assigns.

(a)         Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04 (and any attempted assignment or transfer by any Lender which is not in accordance with this Section 9.04 shall be treated as provided in the last sentence of Section 9.04(b)(iii)). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)         Assignments by Lenders.

(i)          Assignments Generally. Subject to the conditions set forth in clause (ii) below, any Lender may assign to one (1) or more assignees other than a Disqualified Lender all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans and LC Exposure at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)        the Borrower, provided that the Borrower shall be deemed to have consented to any such assignment (other than to a Disqualified Lender) unless it has objected thereto by written notice to the Administrative Agent within ten (10) Business Days after receiving written notice thereof; provided further that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, or, if an Event of Default has occurred and is continuing under Section 7.01(a), (b), (i), (j), or (k), any other assignee; and

(B)         the Administrative Agent and, in the case of an assignment of Revolving Commitments, the Issuing Banks.

(ii)         Certain Conditions to Assignments. Assignments shall be subject to the following additional conditions:

(A)        except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans and LC Exposure of a Class, the amount of the Commitment or Loans and LC Exposure of such Class of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than U.S. $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent;

(B)         each partial assignment of any Class of Commitments or Loans and LC Exposure shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement in respect of such Class of Commitments, Loans and LC Exposure;

(C)         the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of U.S. $3,500 (which fee shall not be payable in connection with an assignment to a Lender or to an Affiliate of a Lender) (for which no Obligor shall be obligated); and

(D)        the assignee, if it shall not already be a Lender of the applicable Class, shall deliver to the Administrative Agent an Administrative Questionnaire.

(iii)        Effectiveness of Assignments. Subject to acceptance and recording thereof pursuant to paragraph (c) of this Section 9.04, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section 9.04.

(c)         Maintenance of Registers by Administrative Agent. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one (1) of its offices in New York City a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Registers” and each individually, a “Register”). The entries in the Registers shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and

the Lenders may treat each Person whose name is recorded in the Registers pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Registers shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)         Acceptance of Assignments by Administrative Agent. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.04 and any written consent to such assignment required by paragraph (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e)         Participations. Any Lender may sell participations to one (1) or more banks or other entities other than a Disqualified Lender (which restriction to sell to Disqualified Lenders shall not apply only if the list of Disqualified Lenders has not been made available to such Lender selling participations within five (5) Business Days of written request by such Lender to the Administrative Agent and the Borrower) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans and LC Disbursements owing to it); provided that (i) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section 9.04, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04 (subject to the requirements and limitations therein, including the requirements under Sections 2.16(f), (g) and (h) (it being understood that the documentation required under these paragraphs shall be delivered to the participating Lender)). Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(d) as though it were a Lender hereunder. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Commitments or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(f)          Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.14, 2.15 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16 as though it were a Lender and the applicable Lender shall provide the Borrower with satisfactory evidence that the participation is in registered form and shall permit the Borrower to review such register as reasonably needed for the Borrower to comply with its obligations under applicable laws and regulations. Each Participant agrees to be subject to the provisions of Section 2.19 as if it were an assignee under paragraph (b) of this Section 9.04.

(g)         Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank or any other central bank having jurisdiction over such Lender, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(h)         No Assignments to Natural Persons, the Borrower or Affiliates. Anything in this Section 9.04 to the contrary notwithstanding, no Lender may (i) assign or participate any interest in any Loan or LC Exposure held by it hereunder to any natural person (or a holding company, investment vehicle or trust for, or owned by and operated for the primary benefit of, a natural person) or to the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender or (ii) assign any interest in any Commitment, Loan or LC Exposure held by it hereunder to any Person known by such Lender at the time of such assignment to be a Defaulting Lender, a Subsidiary of a Defaulting Lender or a Person who, upon consummation of such assignment, would be a Defaulting Lender.

SECTION 9.05.          Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06.          Counterparts; Integration; Effectiveness; Electronic Execution.

(a)         Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective as provided in the Restatement Agreement.

(b)         Electronic Execution. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Borrowing Requests, waivers and consents) shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.

SECTION 9.07.          Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08.          Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 9.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have; provided that in the event that any Defaulting Lender exercises any such right of setoff, (a) all amounts so set off will be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (b) the Defaulting Lender will provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrower after any such setoff and application made by such Lender; provided further, that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 9.09.          Governing Law; Jurisdiction; Etc.

(a)         Governing Law. This Agreement and any claim, controversy, dispute, or cause of action (whether in contract, tort, or otherwise and whether at law or in equity) based upon, arising out of, or relating to this Agreement and the transactions contemplated hereby shall be construed in accordance with and governed by the law of the State of New York.

(b)         Submission to Jurisdiction. Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding (whether in contract, tort, or otherwise and whether at law or in equity) arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction (whether in contract, tort or otherwise and whether at law or in equity).

(c)         Waiver of Venue. Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 9.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)         Service of Process. Each party to this Agreement (i) irrevocably consents to service of process in the manner provided for notices in Section 9.01 and (ii) agrees to the extent permitted by applicable law that service as provided in the manner provided for notices in Section 9.01 is sufficient to confer personal jurisdiction over such party in any proceeding in any court and otherwise constitutes effective and binding service in every respect. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10.          WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL SUIT, ACTION OR PROCEEDING CLAIM OR COUNTERCLAIM DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND WHETHER AT LAW OR IN EQUITY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

SECTION 9.11.          Judgment Currency. This is an international loan transaction in which the specification of Dollars or any Foreign Currency, as the case may be (the “Specified Currency”), and payment in New York City or the country of the Specified Currency, as the case may be (the “Specified Place”), is of the essence, and the Specified

Currency shall be the currency of account in all events relating to Loans denominated in the Specified Currency. The payment obligations of the Borrower under this Agreement shall not be discharged or satisfied by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the “Second Currency”), the rate of exchange that shall be applied shall be the rate at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under any other Loan Document (in this Section 9.11 called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due by the Borrower hereunder in the Second Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and the Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, the amount (if any) by which the sum originally due by the Borrower to such Entitled Person in the Specified Currency hereunder exceeds the amount of the Specified Currency so purchased and transferred.

SECTION 9.12.          Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement. None of the Joint Lead Arrangers shall have any responsibility under this Agreement.

SECTION 9.13.          Treatment of Certain Information; Confidentiality.

(a)         Treatment of Certain Information. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one (1) or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one (1) or more subsidiaries or affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section 9.13 as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

(b)         Confidentiality. Each of the Administrative Agent, the Collateral Agent, the Lenders, the Joint Lead Arrangers, the Swingline Lenders and the Issuing Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives who need to know such Information in connection with the transactions contemplated hereby (it being understood that (A) the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential to the same extent as provided in this paragraph (b) and (B) it will be responsible for its Affiliates’ compliance with this paragraph), (ii) to the extent requested by any regulatory authority with competent jurisdiction over it or its Affiliates (including any self-regulatory authority), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided that, except in the case of any examination by a regulatory, self-regulatory or governmental agency, it will use its commercially reasonable efforts to notify the Borrower of any such disclosure prior to making such disclosure to the extent permitted by applicable law, rule or regulation), (iv) to any other party hereto or to any rating agency in connection with rating the Borrower or its Subsidiaries or the Loans made to the Borrower, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 9.13, to (x) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement; provided that, (a) such Person would be permitted to be an assignee or participant pursuant to the terms hereof and such Person is not a Disqualified Lender, (y) any actual or prospective counterparty (or its advisors) to any swap, derivative transaction or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder or (z) any market data service, (vii) with the consent of the Borrower or (viii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 9.13 or (y) becomes available to the Administrative Agent, any Lender, any Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or its Affiliates and is not actually known by it to be in breach of any other Person’s confidentiality obligations to the Borrower. In addition, the Administrative Agent and each Lender may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent or any Lender in connection with the administration or servicing of this Agreement, the other Loan Documents and the Commitments. For the avoidance of doubt, nothing in this Section 9.13 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 9.13 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

For purposes of this Section 9.13, “Information” means all information provided by the Advisor, the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses or any portfolio investment (including Portfolio Investments and including the Value of such Portfolio Investments), other than any such information that is available to the Administrative Agent, the Collateral Agent, any Lender, any Swingline Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by the Advisor, the Borrower or any of its Subsidiaries and is not actually known by it to be in breach of any other Person’s confidentiality obligations to the Borrower, provided that, in the case of information received from the Advisor, the Borrower or any of its Subsidiaries after the Fifth Amendment Effective Date, such information shall be deemed to be confidential at the time of delivery unless clearly identified therein as nonconfidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.13 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.14.          Certain Notices. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and each other Obligor that, pursuant to the requirements of the USA Patriot Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrower and each other Obligor, which information includes the name and address of each Obligor and other information that will allow such Lender or the Administrative Agent to identify the Obligors in accordance with the USA Patriot Act and the Beneficial Ownership Regulation.

SECTION 9.15.          Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)         the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)         the effects of any Bail-In Action on any such liability, including, if applicable:

(i)          a reduction in full or in part or cancellation of any such liability;

(ii)         a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)        the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

SECTION 9.16.          No Fiduciary Duty. Each Lender and its Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Obligors, their respective stockholders and/or their respective affiliates. Each Obligor agrees that nothing in this Agreement or the Loan

Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Obligor, its stockholders or its affiliates, on the other. The Obligors acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Obligors, on the other, and (ii) solely in connection therewith and solely with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Obligor, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Obligor, its stockholders or its affiliates on other matters) or any other obligation to any Obligor except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting hereunder solely as principal and not as the agent or fiduciary of any Obligor, its management, stockholders, creditors or any other Person. Each Obligor acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to the transactions contemplated by the Loan Documents and the process leading thereto. Each Obligor agrees that it will not claim that any Lender has rendered advisory services hereunder of any nature or respect, or owes a fiduciary or similar duty to such Obligor, solely in connection with the transactions contemplated by the Loan Documents or the process leading thereto.

SECTION 9.17.          Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 9.18.          Termination. Promptly upon the Facility Termination Date, the Administrative Agent shall direct the Collateral Agent to, on behalf of the Administrative Agent, the Collateral Agent and the Lenders, deliver to the Borrower such termination statements and releases and other documents necessary or appropriate to evidence the release of the Borrower from this Agreement, the Loan Documents and each of the documents securing the obligations of the Borrower (and, in the case of the Facility Termination Date, with respect to each of the foregoing, the termination thereof) hereunder as the Borrower may reasonably request, all at the sale and cost and expense of the Borrower.

SECTION 9.19.          Limited Recourse. Each of the Administrative Agent, the Collateral Agent and the Lenders acknowledges and agrees that this Agreement, the Loans, the Secured Obligations, each of the other Loan Documents and the other obligations hereunder and thereunder are only recourse to the Obligors other than securitization undertakings permitted under the Loan Documents.

SECTION 9.20.          Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the obligations hereunder.

SCHEDULE I

Commitments and Loans

[Intentionally Omitted]

SCHEDULE II

Increasing Lenders

[Intentionally Omitted]

SCHEDULE III

Updated Schedules

[Intentionally Omitted]